Exhibit 10.1

SCUDDER TRUST COMPANY

PROTOTYPE DEFINED CONTRIBUTION PLAN

FULL-FLEX PLAN DOCUMENT #03

Amended for the Uruguay Rounds Agreements Act (“GATT”), the Uniform Services Employment and Reemployment Rights Act (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (“TRA '97”), the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000 (collectively referred to as “GUST”).

National Office Letter
Date:
Serial Number:

© 2001	Full-Flex Plan Document #03

SCUDDER TRUST COMPANY

PROTOTYPE DEFINED CONTRIBUTION PLAN

TABLE OF CONTENTS

Article I - General		1
1.1	Plan	1
1.2	Effective Dates	1
1.3	Funding Vehicles	1
1.4	Construction and Controlling State Law	1

Article II - Definitions		1
2.2	Active Participant	1
2.3	Adoption Agreement	1
2.4	Annuity Funding Contract	1
2.5	Basic Plan Document	1
2.6	Beneficiary	1
2.7	Benefit	1
2.8	Break in Service	1
2.9	Code	2
2.10	Collective Bargaining Employee	2
2.11	Component	2
2.12	Contribution Account	2
2.13	Controlled Group Member	2
2.14	Covered Employment	2
2.15	Custodial Account	3
2.16	Custodial Agreement	3
2.17	Custodian	3
2.18	Disabled	3
2.19	Early Retirement Age	3
2.20	Earned Income	3
2.21	Elective Deferral	3
2.22	Employee	3
2.23	Employee Contribution	3
2.24	Employee Contribution Account	3
2.25	Employer Contribution	3
2.26	Employer Contribution Account	3
2.28	ERISA	4
2.29	Forfeiture	4
2.30	Funding Agent	4
2.31	Funding Agreement	4
2.32	Funding Vehicle	4
2.33	Hardship	4
2.34	Highly Compensated Employee	4
2.35	Highly Compensated Former Employee	4
2.36	Hour of Service	4
2.37	Inactive Participant	5
2.38	Integration Level	5
2.39	Investment Manager	5
2.40	Lead Employer	5
2.41	Leased Employee	5
2.42	Match Eligible Contribution	5
2.43	Matching Contribution Period	5
2.44	Named Fiduciary	5
2.45	Net Profits	5
2.46	Non-Highly Compensated Employee	5
2.47	Normal Retirement Age	5
2.48	Owner-Employee	5
2.49	Participant	5
2.50	Participating Employer	5
2.51	Pending Allocation Account	6
2.52	Person	6
2.53	Plan	6
2.54	Plan Administrator	6
2.55	Plan Asset	6
2.56	Plan Compensation	6
2.57	Plan Compensation for the Plan Year	7
2.58	Plan Year	7
2.59	Predecessor Employer	7
2.60	Predecessor Employer Securities	7
2.61	Qualifying Employer Securities	7
2.62	Required Beginning Date	7
2.63	Self-Employed Individual	7
2.64	Service	7
2.65	Service Commencement Date	9
2.66	Sponsor of the Prototype	9
2.67	Spouse	9
2.68	Surviving Spouse	9
2.69	Taxable Wage Base	9
2.70	Termination of Service	9
2.71	Trust Agreement	9
2.72	Trust Fund	9
2.73	Trustee	9
2.74	Valuation Date	9

Article III - Plan Participation		9
3.1	Start of Participation	9
3.2	Duration of Participation	10
3.3	Break in Service Rules for Participation	10
3.4	Special Rules for Certain Components	11
3.5	Election Not to Participate	11
3.6	Participation Errors	11

Article IV - Employee Contributions		12
4.1	Pre-Tax Contributions	12
4.2	After-Tax Contributions	13
4.3	Deductible Contributions	14
4.5	Rollover Contributions	14
4.6	Controlled Group Transfers	14

Article V - Employer Matching Contributions		14
5.1	Safe-Harbor Matching Contributions	14
5.2	Regular Matching Contributions	14
5.3	Qualified Matching Contributions	16

Article VI - Employer Profit Sharing Contributions		17
6.1	Safe-Harbor Profit Sharing Contributions	17
6.2	Regular Profit Sharing Contributions	17
6.3	Qualified Profit Sharing Contributions	19
6.4	Prevailing Wage Contributions	19

Article VII - Employer Pension Contributions		20
7.1	Safe-Harbor Pension Contributions	20
7.2	Regular Pension Contributions	20
7.3	Prevailing Wage Contributions	20

Article VIII - Accounts and Investments		20
8.1	Contribution Accounts	20
8.2	Contribution Subaccounts	21
8.3	Pending Allocation Accounts (Forfeiture and Suspense Accounts)	21
8.4	Investment of Accounts	21
8.5	Mutual Funds and Pooled Investment Funds	22
8.6	Segregated Investment Portfolios	22
8.8	Valuation of Accounts	23
8.9	Permissible Accounting Practices	24
8.10	Timing of Contributions	25
8.11	Participant Statements	25

Article IX - Incidental Insurance Benefits		25
9.1	Life Insurance Policies	25
9.2	Method of Acquisition	25
9.3	Application of the Incidental Benefit Limit to the Payment of Premiums	26
9.4	Special Vesting Rules	26

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9.5	Designation of the Policy Beneficiary	26
9.6	Disposition of Life Insurance Policies	26
9.7	In-Kind Distribution of Life Insurance Policies	27
9.8	Sale to Participant or Others	27
9.9	Other Provisions Applicable to the Acquisition, Retention and Disposition of Life Insurance Policies	27
9.10	Accounting for Insurance Policies	28

Article X - Vesting		28
10.1	Contribution Accounts That Are Fully Vested	28
10.2	Contribution Accounts Subject to Vesting Schedule	28
10.3	Special Vesting Provisions Related to Life Insurance Policies	31

Article XI - Withdrawals and Loans		31
11.1	Withdrawals Prior to Termination of Service – Money Purchase Pension Plan	31
11.2	Withdrawals Prior to Termination of Service – Profit Sharing Plan	31
11.3	Participant Loan Program	32

Article XII - Distributions After Termination of Service		33
12.1	Distributions to Participants	33
12.2	Distributions to Beneficiaries	33
12.4	Cash-Out of Small Benefits	34
12.5	Consent Requirements	34
12.6	Annuity Requirements	35
12.7	Minimum Distributions	37
12.8	Direct Rollovers	40
12.9	Distributions From More Than One Contribution Account	41
12.10	Accounting Following Termination of Service	41
12.11	Reemployment	41
12.12	Source of Benefits	41
12.13	Minors and Incompetent Payees	41
12.14	Benefits May Not Be Assigned or Alienated	41
12.15	Conditions Precedent to Receipt of a Benefit	42
12.16	Transfer to Other Qualified Plan	42
12.17	Special Distribution Provisions	42

Article XIII - Designation of Beneficiary		43
13.1	Beneficiary Designation	43
13.2	Special Requirements for Married Participants	43
13.3	No Designation	43
13.4	Successor Beneficiary	43
13.5	Insurance Contract	43

Article XIV - Administration of Plan		43
14.1	Administration	43
14.2	Fiduciary Provisions	44
14.3	Compensation, Fees and Expenses	44
14.4	Records	45
14.5	Communications to Payees	45
14.6	Evidence	45
14.7	Correction of Errors	45
14.8	Claims Procedure	45
14.9	Bonding	45
14.10	Waiver of Notice	45
14.11	Agent for Legal Process	45
14.12	Actions Against the Secretary of Labor	45
14.13	Effect of Criminal Conviction	45
14.14	Funding Policy	45
14.15	Qualifying Employer Securities	45
14.16	Predecessor Employer Securities	46
14.17	Indemnification	47
14.18	Exercise of Discretionary Authority	47

Article XV - Participating Employers		47
15.1	Participating Employers and Agreement to be Bound	47
15.2	Action by Controlled Group Member	47
15.3	Contributions by Participating Employers	47
15.4	Administrative Expenses	47
15.5	Lead Employer Acts on Behalf of Participating Employers	47
15.6	Discontinuance of Joint Participation of a Participating Employer	47
15.7	Reorganizations of Participating Employers	48
15.8	Acquisition of a Controlled Group Member	48

Article XVI - Amendment, Termination and Merger		48
16.1	Amendment	48
16.2	Effect of Amendment in Event of a Prior Termination of Service	49
16.3	Nonconformity to Prototype Plan	49
16.4	Permanent Discontinuance of Contributions or Termination of Plan	49
16.5	Merger, Consolidation, or Transfer of Assets	50

Article XVII - Top-Heavy Rules		50
17.1	Minimum Contribution	50
17.2	Vesting	52
17.3	Code § 415 Adjustment for Limitation Years Beginning Before January 1, 2000	52
17.4	Defined Terms	52

Article XVIII - Limitations on Allocations		54
18.1	If Covered Only Under The Plan	54
18.2	If Also Covered Under Another Defined Contribution Plan	55
18.3	If Also Covered Under Defined Benefit Plan	56
18.4	Defined Terms	56

Article XIX – Limit on Elective Deferrals, ADP/ACP Tests		58
19.1	Return of Excess Deferrals	58
19.2	Adjustment of Contributions Required by Code § 401(k)	58
19.3	Adjustment of Contributions Required by Code § 401(m)	61
19.4	No Multiple Use of Alternative Limitations	63
19.5	Exception to Notice and Consent Requirements	63
19.6	Defined Terms	63

Article XX - Miscellaneous Provisions		66
20.1	Offset For Leased Employee Benefits	66
20.2	Coverage Failures	66
20.3	Qualified Military Service	66
20.4	No Diversion	66
20.6	Use of Employer’s Checking Account for Withholding	67
20.7	Insurance Company Not Responsible for Validity of Plan	67
20.8	Adjustment of Dollar Limits	67
20.9	No Guarantee of Employment	67
20.10	Headings	67
20.11	Capitalized Definitions	67
20.12	Gender	67
20.13	Use of Compounds of Word Here	67
20.14	Plan Construed as a Whole	67
20.15	Benefiting	67

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Index of Defined Terms

414(s) Compensation for the Plan Year: 19.6, 66
415 Compensation: 18.4, 56
415 Compensation for the Limitation Year: 18.4, 57
Account: 2.1, 1
Active Participant: 2.2, 1
Active Participant: 2.2, 1
Actual Contribution Percentage: 19.6, 63
Actual Deferral Percentage: 19.6, 64
Adoption Agreement:2.3, 1
Amendment Effective Date: 1.2, 1
Annual Additions: 18.4, 56
Annuity Funding Contract: 2.4, 1
Basic Plan Document: 2.5, 1
Beneficiary: 2.6, 1
Benefit: 2.7, 1
Benefit Starting Date: 12.6, 36
Benefiting: 20.15, 67
Break in Service: 2.8, 1
Code: 2.9, 2
Collective Bargaining Employee: 2.10, 2
Component: 2.11, 2
Contribution Account: 2.12, 2
Contribution Percentage: 19.6, 64
Contribution Percentage Amounts: 19.6, 64
Controlled Group Member: 2.13, 2
Covered Employment: 2.14, 2
Custodial Account: 2.15, 3
Custodial Agreement: 2.16, 3
Custodian: 2.17, 3
Deferral Percentage: 19.6, 65
Deferral Percentage Amounts: 19.6, 65
Defined Benefit Fraction: 18.4, 57
Defined Contribution Fraction: 18.4, 57
Determination Date: 17.4, 52
Disabled: 2.18, 3
Early Retirement Age: 2.19, 3
Earned Income: 2.20, 3
Elective Deferral: 2.21, 3
Eligible Employee: 19.6, 65
Eligible Retirement Plan: 12.8, 41
Eligible Rollover Distributee: 12.8, 41
Eligible Rollover Distrution: 12.8, 41
Employee: 2.22, 3
Employee Contribution: 2.23, 3
Employee Contribution Account: 2.24, 3
Employer Contribution: 2.25, 3
Employer Contribution Account: 2.26, 3
Entry Date: 2.27, 3
ERISA: 2.28, 4
Excess Amount: 18.4, 57
Excess Deferrals: 19.6, 66
Forfeiture: 2.29, 4
Funding Agent: 2.30, 4
Funding Agreement: 2.31, 4
Funding Vehicle: 2.32, 4
GAAP: 2.45, 5
Hardship: 2.33, 4
Highest Average Compensation: 18.4, 57
Highly Compensated Employee: 2.34, 4
Highly Compensated Former Employee: 2.35, 4
Hour of Service: 2.36, 4
Inactive Participant: 2.37, 5
Integration Level: 2.38, 5
Investment Manager: 2.39, 5
Key Employee: 17.4, 53
Lead Employer: 2.40, 5
Leased Employee: 2.41, 5
Life Annuity: 12.6, 36
Limitation Year: 18.4, 57
Master or Prototype Plan: 18.4, 57
Match Eligible Contribution: 2.42, 5
Matching Contribution Period: 2.43, 5
Maximum Permissible Amount: 18.4, 57
Mutual Fund: 8.5, 22
Named Fiduciary: 2.44, 5
Net Profits: 2.45, 5
Non-Highly Compensated Employee: 2.46, 5
Non-Key Employee: 17.4, 53
Non-Resident Alien: 2.14, 3
Normal Retirement Age: 2.47, 5
Original Effective Date: 1.2, 1
Owner-Employee: 2.48, 5
Participant: 2.49, 5
Participating Employer: 2.50, 5
Pending Allocation Account: 2.51, 6
Permissive Aggregation Group: 17.4, 53
Person: 2.52, 6
Plan: 2.53, 6
Plan Administrator: 2.54, 6
Plan Asset: 2.55, 6
Plan Compensation: 2.56, 6
Plan Compensation for the Plan Year: 2.57, 7
Plan Year: 2.58, 7
Pooled Investment Fund: 8.5, 22
Predecessor Employer: 2.59, 7
Predecessor Employer Securities: 2.60, 7
Present Value: 17.4, 53
Projected Annual Benefit: 18.4, 58
Qualified Election: 12.6, 36
Qualified Joint and Survivor Annuity: 12.6, 37
Qualified Preretirement Survivor Annuity: 12.6, 37
Qualifying Employer Securities: 2.61, 7
Required Aggregation Group: 17.4, 53
Required Beginning Date: 2.62, 7
Segregated Investment Portfolio: 8.6, 22
Self-Employed Individual: 2.63, 7
Service: 2.64, 7
Service Commencement Date: 2.65, 9
Special Effective Dates: 1.2, 1
Sponsor of the Prototype: 2.66, 9
Spouse: 2.67, 9
Surviving Spouse: 2.68, 9
Taxable Wage Base: 2.69, 9
Tender Agent: 14.15, 46
Termination of Service: 2.70, 9
Top-Heavy: 17.4, 53
Top-Heavy Compensation: 17.4, 53
Top-Heavy Compensation for the Plan Year: 17.4, 53
Top-Heavy Determination Period: 17.4, 53
Top-Heavy Eligible Participant: 17.4, 53
Top-Heavy Ratio: 17.4, 53
Trust Agreement: 2.71, 9
Trust Fund: 2.72, 9
Trustee: 2.73, 9
Valuation Date: 2.74, 9
Voting Agent: 14.15, 46

© 2001	iii	Full-Flex Plan Document #03

SCUDDER TRUST COMPANY PROTOTYPE DEFINED CONTRIBUTION PLAN FULL-FLEX PLAN DOCUMENT #03

ARTICLE I – GENERAL

1.1 Plan. The Plan will be referred to by the name specified in the Adoption Agreement.

1.2 Effective Dates.

(a) Original Effective Date. The Plan was initially adopted as of the Original Effective Date specified in the Adoption Agreement.

(b) Amendment Effective Date. The Plan, as amended by execution of a new Adoption Agreement or an amendment to an existing Adoption Agreement, is effective as of the Amendment Effective Date specified in the new Adoption Agreement or amendment to the existing Adoption Agreement.

(c) Special Effective Dates. A Special Effective Date may apply to any given provision of the Plan if specified in the Adoption Agreement or in this Basic Plan Document, which Special Effective Date will override the Original Effective Date or Amendment Effective Date. Further, any provision necessary to comply with any change in law resulting from federal legislation or the issuance of regulations or other guidance by federal agencies, or to conform to any changes in administration consistent with any such change in law will be effective as of the date required by the law, regulation or other guidance, even if earlier than the Amendment Effective Date.

1.3 Funding Vehicles. The Plan will be funded by any combination of Funding Vehicles as specified in the Adoption Agreement.

1.4 Construction and Controlling State Law. The Plan is intended to meet the requirements for qualification under Code § 401 and to comply with ERISA (unless exempt under the provisions thereof), and will be administered and construed consistent with this intent. The Plan will also be construed and administered according to the laws of the State or Commonwealth specified in the Adoption Agreement (without regard to its conflict of law principles) to the extent that such laws are not preempted by the laws of the United States of America or except as may otherwise be provided in any Funding Agreement.

ARTICLE II – DEFINITIONS

2.1 Account – means a Contribution Account or a Pending Allocation Account (including any subaccount established thereunder).

2.2 Active Participant – means an Employee who has become an Active Participant in any Component pursuant to the terms of the Plan and who remains in Covered Employment with respect to such Component.

2.3 Adoption Agreement – means the agreement appropriately adopted by the Participating Employer(s) and the Funding Agent(s) that establishes the Plan and creates the Funding Vehicle(s).

2.4 Annuity Funding Contract – means a group annuity contract issued as a Funding Vehicle for the Plan.

2.5 Basic Plan Document – means this document.

2.6 Beneficiary – means the Person or Persons designated as such pursuant to the terms of the Plan.

2.7 Benefit – means the value of the vested portion of the Participant’s Contribution Accounts, whether vested before or upon death, including the cash value, or death benefit proceeds, of any life insurance contracts that are reflected in any such Contribution Account.

2.8 Break in Service – means a period which satisfies subsection (a) or (b), depending on which method of calculating Service is specified in the Adoption Agreement.

(a) Hour Count Method. If the hour count method is specified in the Adoption Agreement, a Break in Service is the following:

(1) For purposes of determining eligibility to participate, a Break in Service is an eligibility computation period beginning on or after the Employee’s Service Commencement Date during which his/her Hours of Service do not exceed the number specified in the Adoption Agreement for determining a Break in Service for vesting purposes or, if no minimum number is specified in the Adoption Agreement for vesting purposes, then 500.

(2) For purposes of determining vesting, a Break in Service is a vesting computation period beginning on or after the Employee’s Service Commencement Date during which his/her Hours of Service do not exceed the number specified in the Adoption Agreement for determining a Break in Service.

For purposes of determining whether a Break in Service has occurred, an Employee who has an absence from active employment for maternity or paternity reasons, but who has not had a Termination of Service, will receive credit for the Hours of Service which would otherwise have been credited to him/her but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. However, no more than 501 Hours of Service will be credited under this paragraph to an Employee on account of any one period of absence. The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the following computation period.

(b) Elapsed Time Method. If the elapsed time method is specified in the Adoption Agreement, a Break in Service is a period of at least twelve-consecutive-months

© 2001	1	Full-Flex Plan Document #03

duration that starts on the earlier of the day after Termination of Service or the first anniversary of the date on which an Employee is first absent from active employment for any other reason, and ends (if ever) on the day on which the Employee again is credited with an Hour of Service. Notwithstanding the above, if an Employee is absent from active employment for maternity or paternity reasons, a Break in Service starts on the earlier of the day after Termination of Service or the second anniversary of the date on which an Employee is first absent from employment for maternity or paternity reasons.

An absence from active employment “for maternity or paternity reasons” for this purpose means an absence that began on or after the first day of the first Plan Year beginning in 1985 by reason of the pregnancy of the Employee, by reason of a birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

Notwithstanding the above, an Employee who is reemployed under Chapter 43 of Title 38 of the United States Code will be treated as not having a Break in Service by reason of his/her qualified military service (as defined in Code § 414(u)).

2.9 Code – means the Internal Revenue Code of 1986, as from time to time amended.

2.10 Collective Bargaining Employee – means an Employee who is in a unit covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between a Participating Employer and the collective bargaining representative for such unit, and if no more than 2% of the Employees who are covered by the agreement are professionals (as defined in regulations under Code § 410(b)). A “collective bargaining representative” for this purpose does not include any organization more than one-half of whose members are owners, officers or executives of a Participating Employer.

2.11 Component – means the portion of the Plan reflecting contributions of a given type (e.g., Employee Pre-Tax Contributions, Employer Regular Profit Sharing Contributions, Employer Regular Pension Contributions – each reflect a different Component).

2.12 Contribution Account – means an account established for a Participant under the Plan to reflect contributions of a given type that are made by or on behalf of the Participant, including an Employee Contribution Account or Employer Contribution Account.

2.13 Controlled Group Member – means any of the following:

(a) The Lead Employer;

(b) Any corporation that is a member of a controlled group of corporations (as defined in Code § 414(b)) that includes the Lead Employer;

(c) Any trade or business (whether or not incorporated) that is under common control (as defined in Code § 414(c)) with the Lead Employer (in the case of a non-profit, non-stock organization, control will be determined using the standard set forth in Treas. Reg. § 1.512(b)–1(L)(4)(i)(b), or such other standard as may be established for this purpose by the Internal Revenue Service);

(d) Any member of an “affiliated service group” (as defined in Code § 414(m)) that includes the Lead Employer; and

(e) Any entity required to be aggregated with the Lead Employer pursuant to Code § 414(o).

For purposes of applying the contribution and allocation limits of Code § 415 as implemented under the Plan, the Plan Administrator will determine the Controlled Group Members under subsections (b) and (c) in the manner described in Code § 415(h) – that is, by substituting a “more than 50%” ownership standard for the “at least 80%” ownership standard otherwise applicable under Code § 414(b) and (c).

2.14 Covered Employment – means, with respect to any Component, any employment with any Participating Employer (while it is a Participating Employer), subject to the following:

(a) Specified Exclusions. Covered Employment does not include employment in any excluded employment category specified in the Adoption Agreement.

(b) Collective Bargaining Employees. Covered Employment does not include employment as a Collective Bargaining Employee unless the applicable collective bargaining agreement provides for participation in the Plan (it being the express intent that the eligibility of Collective Bargaining Employees to participate in the Plan is subject to negotiations with the collective bargaining representative).

A collective bargaining agreement will, for this purpose only, be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(c) Independent Contractors. Covered Employment does not include service during any period for which an individual (other than a Leased Employee or Self-Employed Individual) is classified by his/her employer as an independent contractor or as having any status other than a common-law employee, regardless of the correct legal status of the individual. This applies to all periods of such service of an individual who is subsequently reclassified as a common-law employee, whether the reclassification is retroactive or prospective.

(d) Leaves of Absence. Covered Employment includes any period of absence from active employment during which the employer-employee relationship continues, provided the Employee was in Covered Employment immediately prior to the start of such period of absence, and until Termination of Service or the happening of any other event or circumstance that would have resulted in loss of Covered Employment status if the individual had not been absent (e.g., the individual dies, or an amendment is made to exclude his/her employment category from Covered Employment).

A leave of absence under the Family and Medical Leave Act (“FMLA”) will be treated in the same manner as any other leave of absence under the Plan.

(e) Special Rules for Certain Components. Covered Employment with respect to the Employer Safe-Harbor Matching, Qualified Matching, Safe-Harbor Profit Sharing or Qualified Profit Sharing Component will be the same as for the Employee Pre-Tax Component.

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Covered Employment with respect to the Employer Safe-Harbor Pension Component will be the same as for the Employee Pre-Tax Component under the Profit Sharing Plan specified in the Adoption Agreement.

Covered Employment with respect to the Employer Prevailing Wage Component will include employment in a job category on any prevailing wage project specified in the Adoption Agreement. However, unless otherwise specified in the Adoption Agreement, it will not include employment as a Highly Compensated Employee.

When used in the Adoption Agreement and Basic Plan Document, the term “employment” includes service as a Self-Employed Individual, Leased Employee or individual required to be treated as an employee under Code § 414(o) with respect to a Participating Employer (but does not include service as an independent contractor). When used in the Adoption Agreement and Basic Plan Document, the term “non-resident alien” means a non-resident alien within the meaning of Code § 7701(b)(1)(B).

2.15 Custodial Account – means a fund created pursuant a Custodial Agreement.

2.16 Custodial Agreement – means a custodial agreement that creates a Funding Vehicle for the Plan.

2.17 Custodian – means a custodian specified as such in the Adoption Agreement.

2.18 Disabled – means that an individual is disabled under the standard specified in the Adoption Agreement.

2.19 Early Retirement Age – means the age (if any) specified as such in the Adoption Agreement, or the date on which the Employee has satisfied the age and service requirements (if any) specified in the Adoption Agreement.

2.20 Earned Income – means net earnings from self-employment (as defined in Code § 1402(a)) which are derived from the trade or business of a Participating Employer with respect to which the personal services of the individual are a material income producing factor, and adjusted as provided in Code § 401(c)(2). Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings will be reduced by the amount of contributions to the Plan or any other employee benefit plan with respect to such earnings which are deductible by the Employee under Code § 404. Net earnings will be determined with regard to the deduction allowed by Code § 164(f).

2.21 Elective Deferral – means any contribution made by the employer at the election of the individual, to the extent not included in gross income, under a qualified cash or deferred arrangement described in Code § 401(k), salary reduction simplified employee pension described in Code § 408(k)(6), SIMPLE IRA Plan described in Code § 408(p), eligible deferred compensation plan described in Code § 457 or a plan described in Code § 501(c)(18), and any contribution made by the employer on behalf of the individual under a salary reduction agreement to purchase an annuity contract or mutual fund under Code § 403(b).

2.22 Employee – means:

(a) Any common-law employee of any Controlled Group Member;

(b) Any Self-Employed Individual with respect to any Controlled Group Member;

(c) Any Leased Employee with respect to any Controlled Group Member; and

(d) Any individual required to be treated as an employee of any Controlled Group Member under Code § 414(o).

Notwithstanding the above, a Leased Employee will not be considered an Employee if Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated workforce, and the Leased Employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Code § 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code § 132(f)(4), Code § 402(e)(3), Code § 402(h)(1)(B) or Code § 403(b)), immediate participation, and full and immediate vesting.

2.23 Employee Contribution – means any of the following types of contributions made to the Plan:

Employee Pre-Tax Contributions

Employee After-Tax Contributions

Employee Rollover Contributions

Employee Deductible Contributions

Employee Forfeiture Restoration Contributions

2.24 Employee Contribution Account – means a Contribution Account established to reflect amounts attributable to Employee Contributions.

2.25 Employer Contribution – means any of the following types of contributions made to the Plan:

Employer Safe-Harbor Matching Contributions

Employer Regular Matching Contributions

Employer Qualified Matching Contributions

Employer Safe-Harbor Profit Sharing Contributions

Employer Regular Profit Sharing Contributions

Employer Qualified Profit Sharing Contributions

Employer Safe-Harbor Pension Contributions

Employer Regular Pension Contributions

Employer Prevailing Wage Contributions

2.26 Employer Contribution Account – means a Contribution Account established to reflect amounts attributable to Employer Contributions.

2.27 Entry Date – means each date specified as such in the Adoption Agreement, subject to the special rules set forth in Secs. 3.1(d) and (f). The Entry Date with respect to a Component will not be more than six months after the date on which the Participant satisfies the maximum age and service requirement permitted under Code § 410(a)(1) with respect to such Component.

If an age and service requirement is imposed on participation in an Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or on participation in an Employer Safe-Harbor Pension Component, and no age and service requirement (or a lesser age and service requirement) is imposed on participation in the Employee Pre-Tax Component, the Entry Dates for the Employer Safe-Harbor Matching or Safe-Harbor Profit Sharing Component, or the Employer Safe-Harbor Pension Component, will be the first day of each Plan Year and the first day of the seventh month of each Plan Year.

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The Entry Date for a Prevailing Wage Component will be the date on which the Employee begins service on the project and in the job category for which contributions are made under such Component.

2.28 ERISA – means the Employee Retirement Income Security Act of 1974, as from time to time amended.

2.29 Forfeiture – means the non-vested portion of an Employer Contribution Account that is forfeited by the Participant as a result of a period of five or more consecutive one-year Breaks in Service or a distribution of his/her Benefit, or any other amount treated as a Forfeiture under the terms of the Plan.

2.30 Funding Agent – means a Trustee or Custodian, or the issuer of an Annuity Funding Contract.

2.31 Funding Agreement – means a Trust Agreement or Custodial Agreement, or the policy or contract that reflects an Annuity Funding Contract.

2.32 Funding Vehicle – means a Trust Fund, Custodial Account, or Annuity Funding Contract.

2.33 Hardship – means that an individual faces an immediate financial hardship for one of the reasons specified in the Adoption Agreement.

2.34 Highly Compensated Employee – means an Employee described as such in Code § 414(q)(1)(B); generally, any Employee who performs services for any Controlled Group Member during the Plan Year and who satisfies one of the following conditions:

(a) More Than Five Percent Owners. The Employee was a more than five percent owner (as defined in Code § 414(q)(2)) at any time during the Plan Year or the twelve-consecutive-month period preceding the Plan Year, or was the spouse, child, parent or grandparent of such an owner to whom the owner’s stock is attributed pursuant to Code § 318 (regardless of the compensation of the owner or family member); or

(b) Highly-Paid Employees. The Employee had compensation for the look-back period in excess of $80,000 (as adjusted under Code § 414(q)) for the look-back period and, if so specified in the Adoption Agreement, was in the top-paid group for the look-back period.

The “compensation” of an Employee for this purpose means his/her Plan Compensation but determined without regard to any exclusions specified in the Adoption Agreement and without regard to the limit imposed on Plan Compensation under Code § 401(a)(17).

The “look-back period” for this purpose is the twelve-consecutive-month period preceding the Plan Year or, if so specified in the Adoption Agreement, the calendar year ending within the Plan Year (this election is available only if the Plan Year is other than the calendar year).

The “top-paid group” for this purpose is the top 20% of Employees who performed services for any Controlled Group Member during the look-back period, when ranked on the basis of compensation for the look-back period. In determining the number of Employees who performed services for any Controlled Group Member, the following Employees will be disregarded: (i) Employees who have completed less than six months of service by the end of the look-back period (including service completed prior to the look-back period), (ii) Employees who normally work less than 17½ hours per week, (iii) Employees who normally work less than six months during any year, (iv) Employees who have not attained age 21 by the end of the look-back period, (v) Employees who are non-resident aliens and who receive no earned income (within the meaning of section 911(d)(2)) from any Controlled Group Member that constitutes income from sources within the United States (within the meaning of Code § 861(a)(3)), and (vi) Collective Bargaining Employees if 90% or more of Employees are Collective Bargaining Employees and the Plan covers only Employees who are not Collective Bargaining Employees. The Plan Administrator may elect to modify the exclusions set forth above by substituting a shorter period of service in (i), (ii) or (iii), or a lower age in (iv), and/or may elect not to apply the exclusion in (vi), for purposes of determining the top-paid group provided that such election is applied on a uniform and consistent basis.

This definition of Highly Compensated Employee will apply with respect to any Plan Year beginning on or after January 1, 1997. However, in determining whether an Employee is a Highly Compensated Employee for the first Plan Year beginning on or after January 1, 1997, this definition will be deemed to have been in effect for prior Plan Years.

2.35 Highly Compensated Former Employee – means a former Employee who is defined as such in accordance with Temp. Treas. Reg. § 1.414(q)-1T (A-4), Notice 97-45 and subsequent guidance issued by the Internal Revenue Service.

2.36 Hour of Service – means:

(a) Hours for Work Periods. Each hour for which the Employee is paid, or entitled to payment, for the performance of services for any Controlled Group Member.

(b) Hours for Non-Work Periods. Each hour for which the Employee is paid, or entitled to payment, by any Controlled Group Member on account of a period of time during which no services are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, including the hours for which pay is provided in lieu of notice of termination. However, no more than 501 Hours of Service will be credited on account of any single continuous period during which the Employee performs no services, whether or not such period occurs in a single computation period. Hours of Service will not be credited under this subsection with respect to payments made under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws or made solely to reimburse the Employee for medical or medically related expenses incurred by the Employee.

(c) Back Pay Awards. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by any Controlled Group Member. Such hours will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. However, no more than 501 Hours of Service will be credited for payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time during which the Employee did not or would not have performed services for any Controlled Group Member.

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(d) Leased Employees. Each hour that must be recognized under Code § 414(n) for services prior to becoming a Leased Employee or services that must be recognized under Code § 414(o).

In lieu of counting the actual number of Hours of Service with respect to a computation period, Hours of Service will be determined using any equivalencies specified in the Adoption Agreement.

Hours for which credit is received under this subsection will be counted and credited pursuant to DOL Reg. § 2530.200b-2. The Plan Administrator may round up the number of Hours of Service at the end of each computation period (or more frequently) to the next highest 10 or 100 as long as a uniform practice is followed with respect to all Employees.

2.37 Inactive Participant – means an Employee or former Employee who is not an Active Participant but who has a Benefit remaining under the Plan.

2.38 Integration Level – means the amount specified as such in the Adoption Agreement (if an integrated formula is specified in the Adoption Agreement).

In the case of an Employer Regular Profit Sharing Contribution, or an Employer Regular Pension Contribution, made for a short Plan Year, the Integration Level used for purposes of determining or allocating such contribution will equal the otherwise applicable Integration Level multiplied by a fraction, the numerator of which is the number of months (full or partial) in the Plan Year and the denominator of which is 12.

2.39 Investment Manager – means any Person defined as such under ERISA § 3(38); generally, any fiduciary (other than a Funding Agent ):

(a) Who has the power to manage, acquire, or dispose of any Plan Asset;

(b) Who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the State in which it maintains its principal office and place of business, and, at the time the fiduciary last filed the registration form with such State in order to maintain the fiduciary’s registration under the laws of such State, also filed a copy of such form with the Secretary of Labor; (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in paragraph (1) under the laws of more than one State; and

(c) Who has acknowledged being a Named Fiduciary with respect to the Plan.

2.40 Lead Employer – means the entity specified as such in the Adoption Agreement.

2.41 Leased Employee – means an individual identified as such in Code § 414(n); generally, any individual who is not otherwise an Employee and who pursuant to an agreement between the recipient and a leasing organization (which may be the individual acting on his/her own behalf) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code § 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient.

This definition of Leased Employee will apply with respect to any Plan Year beginning on or after January 1, 1997.

2.42 Match Eligible Contribution – means an Employee Pre-Tax and/or After-Tax Contribution, as specified in the Adoption Agreement as being eligible for Employer Safe-Harbor Matching or Regular Matching Contributions.

2.43 Matching Contribution Period – means the period specified as such in the Adoption Agreement. However, if the Plan provides for variable Employer Regular Matching Contributions (to be determined on a discretionary basis or by reference to Net Profits), or if the Plan provides for fixed Employer Regular Matching Contributions based on years of credited service or fixed Employer Matching Contributions contingent on Net Profits, then the Matching Contribution Period for any such Employer Regular Matching Contribution is the Plan Year.

2.44 Named Fiduciary – means:

(a) The Lead Employer;

(b) Any Investment Manager;

(c) Any Participant or Beneficiary to the extent he/she has the power over voting or buy/sell decisions with respect to Qualifying Employer Securities and/or Predecessor Employer Securities, or to the extent he/she has investment control with respect to his/her Contribution Accounts and he/she is not relieved of fiduciary status under ERISA § 404(c) (and the regulations thereunder); and

(d) Any Person designated as such by the Lead Employer.

A Named Fiduciary is such only with respect to, and to the extent of, the discretionary authority delegated to the Named Fiduciary.

2.45 Net Profits – means the earnings and profits of the Participating Employers determined according to generally accepted accounting principles (“GAAP”) or such other method as may be specified in the Adoption Agreement, but before any contributions to the Plan (or any other qualified plan) and, in the case of a corporation, before any deduction for income taxes (Federal or State). If a Participating Employer is a nonprofit or not-for-profit organization, “Net Profits” means excess revenues (excess of receipts over expenditures).

2.46 Non-Highly Compensated Employee – means an Employee who is not a Highly Compensated Employee.

2.47 Normal Retirement Age – means the age specified as such in the Adoption Agreement, or the date on which the Employee has satisfied the age and participation requirements specified in the Adoption Agreement. However, if any Participating Employer enforces a mandatory retirement age, the Normal Retirement Age will not be later than the mandatory retirement age of any Participating Employer.

2.48 Owner-Employee – means a sole proprietor or any partner who owns more than 10% of either the capital interest or the profits interest in a Controlled Group Member.

2.49 Participant – means an Active Participant or an Inactive Participant.

2.50 Participating Employer – means any Controlled Group Member (including the Lead Employer)

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specified as such in the Adoption Agreement, and which has adopted the Adoption Agreement.

2.51 Pending Allocation Account – means an account established under the Plan, but not attributable to any Participant.

2.52 Person – means an individual, committee of individuals, partnership, limited liability partnership, joint venture, corporation, limited liability corporation, mutual company, joint-stock company, non-profit or not-for-profit organization, trust, estate, unincorporated organization, association or employee organization, or other legally recognized entity.

2.53 Plan – means the defined contribution plan set forth herein (including the Adoption Agreement and Funding Agreements) as adopted by the Participating Employers and as amended from time to time.

2.54 Plan Administrator – means the Person specified as such in the Adoption Agreement.

2.55 Plan Asset – means any asset held under any Funding Vehicle. “Plan Assets” means the sum total of all assets held under all Funding Vehicles.

2.56 Plan Compensation – means the following:

(a) Common-Law Employees. In the case of a common-law employee, compensation determined under whichever of the following definitions is specified in the Adoption Agreement:

(1) 415(c)(3) Compensation – means earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers to the extent that the amounts are includible in gross income (including, but not limited to, overtime pay, commission paid sales persons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. § 1.62-2(c)), and excludes the following:

(A) Any employer contributions to a non-qualified plan of deferred compensation which are not includible in gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any contributions to or distributions from a plan of deferred compensation. Amounts received by a Participant pursuant to an unfunded plan of deferred compensation will not be included in Plan Compensation.

(B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(D) Any other amounts which receive special tax benefits, or contributions made by a Participating Employer (other than contributions under a salary reduction agreement) towards the purchase of an annuity contract described in Code § 403(b) (whether or not the contributions are actually excludable from the gross income of the Participant).

(2) Withholding Wages – means wages within the meaning of Code § 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(a)(2)).

(3) Form W-2 Wages – means wages within the meaning of Code § 3401(a) and all other payments of compensation to a Participant by a Participating Employer in the course of the trade or business of the Participating Employer for which the Participating Employer is required to furnish the Participant a written statement under Code §§ 6041(d) and 6051(a)(3). This compensation must be determined without regard to any rules under Code § 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(a)(2)).

Plan Compensation under each of the above definitions includes Elective Deferrals, elective contributions under a cafeteria plan described in Code § 125, and employee contributions (under a governmental plan) described in Code § 414(h)(2) that are picked up by the employing unit and thus treated as employer contributions and effective for Plan Years beginning on or after January 1, 2000, amounts that are excluded from income as a qualified transportation fringe under Code § 132(f)(4).

(b) Self-Employed Individuals. In the case of a Self-Employed Individual, Earned Income.

(c) Leased Employee. In the case of a Leased Employee, an amount equal to the amount paid by the leasing organization for services rendered by the Leased Employee to the Participating Employers.

(d) Specific Exclusions and Inclusions. Plan Compensation does not include any amounts that are specifically excluded under the Adoption Agreement, even if such amounts would otherwise be included under subsections (a), (b) or (c).

(e) Imputed Pay During Periods of Disability. If so specified in the Adoption Agreement, Plan Compensation will be imputed to a Participant during periods of total disability (as defined in Code § 22(e)(3)) for the purposes of determining or allocating Employer Regular Profit Sharing Contributions or Employer Regular Pension Contributions. The rate at which Plan Compensation will be imputed is the rate of base pay of the Participant immediately prior to the total disability. To the extent that Plan Compensation is imputed to Highly Compensated Employees under this

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subsection, the contributions must be imputed for a fixed and determinable period as required under Code § 415(c)(3)(C).

(f) 401(a)(17) Limit. Plan Compensation does not include any amounts in excess of the annual compensation limit in effect under Code § 401(a)(17); except that, this limit does not apply to Plan Compensation against which a pay reduction or withholding agreement applies for purposes of determining Employee Pre-Tax or After-Tax Contributions. The annual compensation limit that will apply with respect to a determination period is the annual compensation limit in effect for the calendar year in which such determination period begins. If a determination period consists of fewer than 12 months, the annual compensation limit that would otherwise apply will be multiplied by a fraction, the numerator of which is the number of months (full or partial) in the determination period and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1997, or such later date as may be specified in the Adoption Agreement, the annual compensation limit will be applied without regard to the family aggregation rules that previously applied under Code § 401(a)(17) whereby certain family members (i.e., a spouse and lineal descendents who have not attained age 19) were aggregated with certain Highly Compensated Employees and treated as one individual for purposes of applying the annual compensation limit for the Plan Year.

2.57 Plan Compensation for the Plan Year – means the following:

(a) Employer Regular Matching, Regular Profit Sharing or Pension Component. For purposes of the Employer Regular Matching and/or Regular Profit Sharing Component, or the Employer Regular Pension Component, the Plan Compensation actually paid during, and the Earned Income for, either the determination period with respect to the Plan Year or that portion of the determination period on and after the Participant’s initial Entry Date for the Component, as specified in the Adoption Agreement.

The “determination period” for this purposes is the period specified as such in the Adoption Agreement.

(b) Other Components. For purposes of any other Component, the Plan Compensation actually paid during, and the Earned Income for, that portion of the Plan Year on and after the Participant’s initial Entry Date for the Component.

2.58 Plan Year – means the period specified as such in the Adoption Agreement.

2.59 Predecessor Employer – means any entity for which prior service is required to be recognized under Code § 414(a), or any other entity (including a sole proprietorship) from which an individual became an Employee in connection with an asset or stock acquisition by a Controlled Group Member, or otherwise.

2.60 Predecessor Employer Securities – means any stock that is issued by a Predecessor Employer, that met the requirements of Code § 409(l) and ERISA § 407(d)(5) with respect to the Predecessor Employer and that has been transferred to the Plan from a qualified plan maintained by the Predecessor Employer in connection with a merger or account transfer involving the Plan (e.g., if a location was purchased and account balances of affected employees were spun-off from a plan of the Predecessor Employer and accepted into the Plan).

2.61 Qualifying Employer Securities – means any stock that is issued by any Controlled Group Member and that meets the requirements of Code § 409(l) and ERISA § 407(d)(5).

2.62 Required Beginning Date – means one of the following as specified in the Adoption Agreement:

(a) The April 1 of the calendar year after the calendar year in which the Participant attains age 70½; or

(b) The April 1 of the calendar year after the later of:

(1) The calendar year in which the Participant attains age 70½, or

(2) The calendar year in which the Participant has a Termination of Service.

However, paragraph (2) does not apply to any Participant who is more than a five-percent owner (as defined in Code § 416) with respect to the Plan Year ending in the calendar year in which he/she attains age 70½.

The definition of Required Beginning Date specified in the Adoption Agreement will apply effective January 1, 1997, or such later date as may be specified in the Adoption Agreement. However, notwithstanding the definition of Required Beginning Date specified in the Adoption Agreement, or the effective date of such definition, for purposes of determining whether a distribution is an Eligible Rollover Distribution (and for such other purposes as may be specified by the Internal Revenue Service), the Required Beginning Date will be the date specified in paragraph (1) or (2) of subsection (b), as applicable (taking into account that paragraph (2) does not apply to more than five-percent owners), effective January 1, 1997.

2.63 Self-Employed Individual – means a sole proprietor or any partner who has Earned Income with respect to any Controlled Group Member; also, a sole proprietor or any partner who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

2.64 Service – means eligibility and/or vesting service as determined according to subsection (a) or (b) as specified in the Adoption Agreement:

(a) Hour Count Method. If the hour count method is specified in the Adoption Agreement, an Employee will be credited with a year of Service for each computation period in which he/she completes the number of Hours of Service (not exceeding 1,000) specified in the Adoption Agreement.

(1) For purposes of determining eligibility to participate, the first eligibility computation period is the twelve-consecutive-month period starting on the Employee’s Service Commencement Date. Subsequent eligibility computation periods are each twelve-consecutive-month period specified as such in the Adoption Agreement starting after the Employee’s Service Commencement Date. The service credit will occur on either the last day of each computation period, or the date during the computation period on which the required number of Hours of Service have been completed, as specified in the Adoption Agreement.

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If it is specified in the Adoption Agreement that the eligibility computation period is the Plan Year, the eligibility computation periods are each twelve-consecutive-month period that ends on the date specified in the Adoption Agreement as being the last day of the Plan Year—that is, the eligibility computation period will be determined without regard to any short Plan Year. If the Plan Year is amended, the eligibility computation periods before the amendment will be each twelve-consecutive-month period that ends on the last day of the pre-amendment Plan Year, the twelve-consecutive month period that ends on the last day of the short Plan Year resulting from the amendment will be a special eligibility computation period, and the eligibility computation periods after the amendment will be each twelve-consecutive-month period that ends on the last day of the post-amendment Plan Year.

(2) For purposes of determining vesting, the vesting computation periods are each twelve-consecutive-month period specified as such in the Adoption Agreement. If it is specified in the Adoption Agreement that the vesting computation period is the Plan Year, the vesting computation periods are each twelve-consecutive-month period that ends on the date specified in the Adoption Agreement as being the last day of the Plan Year – that is, the vesting computation period will be determined without regard to any short Plan Year. If the Plan Year is amended, the vesting computation periods before the amendment will be each twelve-consecutive-month period that ends on the last day of the pre-amendment Plan Year, the twelve-consecutive month period that ends on the last day of the short Plan Year resulting from the amendment will be a special vesting computation period, and the vesting computation periods after the amendment will be each twelve-consecutive-month period that ends on the last day of the post-amendment Plan Year.

In determining Service for vesting purposes, an Employee’s non-successive periods of Service and less than whole-year periods of Service (whether or not consecutive) must be aggregated on the basis that 12 months of Service or 365 days of Service equals a whole year of Service.

(b) Elapsed Time Method. If the elapsed time method is specified in the Adoption Agreement, an Employee’s Service is equal to the aggregate time elapsed between his/her Service Commencement Date and his/her most recent Termination of Service (or any other date as of which a determination is made), reduced by the period of any Break in Service, further reduced by any period that would have been included in a Break in Service but for the special rule that applies to maternity or paternity absences in Sec. 2.8, and further reduced by any period that would have been included in a Break in Service but for the special rule that applies to qualified military service in Sec. 2.8, except to the extent that service credit is required for such qualified military service under subsection (d). Service under the elapsed time method will be measured in days. To convert days into years:

(1) For purposes of determining eligibility to participate, 30 completed days equals one month, 91 completed days equals three months, 182 completed days equals six months, and 365 completed days equals one year.

(2) For purposes of determining vesting, either 365 completed days equals one year, or 12 completed months equals one year, as specified in the Adoption Agreement.

(c) Service with Predecessor Employer. Employment with a Predecessor Employer that maintained the Plan (or a predecessor plan) will be treated as Service to the extent so required by Code 414(a). Employment with a Predecessor Employer that did not maintain the Plan (or a predecessor plan) will be treated as Service as specified in the Adoption Agreement (provided that all affected Employees will be treated uniformly and the use of employment with the Predecessor Employer may not discriminate in favor of Highly Compensated Employees). If an hour count method is used under the Plan and if actual hours with the Predecessor Employer are not available for an Employee, the equivalency method specified in the Adoption Agreement will be used, or if an equivalency is not specified in the Adoption Agreement, the Employee will be credited with 190 Hours of Service for each month in which he/she was paid for at least one hour of service with the Predecessor Employer. The service will be calculated from the most recent date of hire with the Predecessor Employer, or from such other date as may be specified in the Adoption Agreement.

(d) Military Service. Service credit with respect to qualified military service will be provided in accordance with Code § 414(u).

This service credit provision will apply beginning on December 12, 1994.

(e) Transition From Hour Count to Elapsed Time Method. If an Employee transfers his/her employment category from one in which the hour count method is used to one in which the elapsed time method is used to determine Service, or if the method of determining Service is changed from an hour count method to an elapsed time method by an amendment to the Plan, Service as of the last day of the computation period of the transfer or amendment will be the sum of:

(1) The Service credited to the Employee under the hour count method as of the last day of the computation period prior to the computation period of the transfer or amendment; plus

(2) The greater of (i) the Service credited to the Employee under the elapsed time method during the computation period of the transfer or amendment, or (ii) the Service credited to the Employee under the hour count method for the computation period through the date of the transfer or amendment.

The date of an amendment for this purpose is the later of the effective date or adoption date of the amendment.

A change from the hour count method to the elapsed time method of measuring Service for purposes of vesting will be subject to Sec. 10.2(k).

(f) Transition from Elapsed Time to Hour Count Method. If an Employee transfers his/her employment category from one in which the elapsed time method is used to one in which the hour count method is used, or if the

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method of determining Service is changed from an elapsed time method to an hour count method by an amendment to the Plan, Service as of the last day of the computation period of the transfer or amendment will be the sum of:

(1) The Service credited to the Employee under the elapsed time method as of the date of the transfer or amendment (disregarding any fractional year of Service); plus

(2) The Service credited to the Employee under the hour count method for the computation period of the transfer or amendment. For this purpose, Hours of Service for the period from the first day of the computation period through the date of the transfer or amendment will be determined using the equivalency method specified in the Adoption Agreement (even if such equivalency method does not otherwise apply to such Employee), or if an equivalency is not specified in the Adoption Agreement, using an equivalency of 190 Hours of Service for each month in which he/she has one Hour of Service.

The date of an amendment for this purpose is the later of the effective date or adoption date of the amendment.

A change from the elapsed time method to the hour count method of measuring Service for purposes of vesting will be subject to Sec. 10.2(k).

2.65 Service Commencement Date – means the date on which an individual is first credited with an Hour of Service as an Employee or, if earlier, the date on which an Hour of Service is first recognized under Code § 414(n) for service prior to becoming a Leased Employee, or first required to be recognized under Code § 414(o).

If Sec. 3.3 provides that an individual is treated as a new hire following a Break in Service, his/her new Service Commencement Date is the date on which he/she is first credited with an Hour of Service after the Break in Service.

2.66 Sponsor of the Prototype – means the organization identified as such in the Adoption Agreement.

2.67 Spouse – means the legal spouse of the Participant, except that a former spouse will be treated as the Spouse to the extent provided under a qualified domestic relations order (as defined in Code § 414(p)).

2.68 Surviving Spouse – means a Spouse who survives after the death of the Participant.

2.69 Taxable Wage Base – means the maximum amount of earnings which may be considered wages under Section 230 of the Social Security Act in effect on the first day of the Plan Year (or other determination period under Sec. 2.57(a)).

2.70 Termination of Service – means the following:

(a) In the case of a common-law employee, resignation, discharge, retirement, death, failure to return to work at the end of an authorized leave of absence, or the happening of any other event or circumstance which, under the policy of the employer as in effect from time to time, results in the termination of the employer-employee relationship with respect to all Controlled Group Members, provided that the individual’s status as an Employee does not otherwise continue under Sec. 2.22.

(b) In the case of a Self-Employed Individual, Leased Employee or individual required to be treated as an employee under Code § 414(o), the end of such status with respect to all Controlled Group Members, provided that the individual’s status as an Employee does not otherwise continue under Sec. 2.22.

Notwithstanding the above, if the Plan is a profit sharing plan that includes (or previously included) an Employee Pre-Tax Component, then solely for purposes of determining whether a Participant who has a balance in an Employee Pre-Tax Contribution Account is entitled to a distribution of his/her Benefit, a Termination of Service will not have occurred unless he/she has had a “separation from service” (within the meaning of Code § 401(k)(2)(B)) as determined by the Plan Administrator, except as provided in Sec. 12.17.

2.71 Trust Agreement – means a trust agreement that creates a Funding Vehicle for the Plan.

2.72 Trust Fund – means a fund created pursuant a Trust Agreement.

2.73 Trustee – means a trustee specified as such in the Adoption Agreement either as a:

(a) Discretionary Trustee – that is, a trustee that has discretion with respect to the management or investment of Plan Assets.

(b) Directed Trustee – that is, a trustee that is directed as to the management and investment of Plan Assets by a Named Fiduciary or Investment Manager.

2.74 Valuation Date – means each date on which any Plan Asset (including any Mutual Fund, Pooled Investment Fund or Segregated Investment Portfolio) is valued for purposes of the Plan.

ARTICLE III – PLAN PARTICIPATION

3.1 Start of Participation.

(a) Age and Service Requirements and Entry Dates. An Employee will be eligible to become an Active Participant in a Component if:

(1) The Employee is in Covered Employment with respect to such Component;

(2) The Employee has completed the Service specified in the Adoption Agreement for such Component; and

(3) The Employee has attained the age specified in the Adoption Agreement for such Component.

An Employee will actually become an Active Participant in a Component on the Entry Date specified in the Adoption Agreement once he/she has satisfied the age and service requirements for the Component, provided that he/she is in Covered Employment on such Entry Date and, if the Entry Date is retroactive to a date prior to the date on which he/she satisfies the age and service requirements for the Component, further provided that he/she is in Covered Employment on the date he/she satisfies the age and service requirements for the Component.

(b) Change in Employment Status. If an Employee who is not in Covered Employment enters Covered

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Employment with respect to a Component (by reason of a change in employment classification, an amendment to the definition of Covered Employment, or otherwise), he/she will become an Active Participant in such Component on the date he/she enters Covered Employment provided he/she satisfies the age and/or service requirements for such Component on the immediately preceding Entry Date. Otherwise, on the Entry Date under subsection (a).

(c) Reemployment. If an Employee has a Termination of Service and subsequently is reemployed in Covered Employment with respect to a Component:

(1) If he/she was an Active Participant in such Component prior to the earlier Termination of Service, he/she will again become an Active Participant in such Component on the date he/she is reemployed in Covered Employment, provided he/she satisfies the age and service requirements on such date after taking into account the Break in Service rules under Sec. 3.3.

(2) If he/she was not an Active Participant in such Component prior to the earlier Termination of Service, he/she will become an Active Participant in such Component on the date he/she is reemployed in Covered Employment, provided he/she satisfies the age and service requirements both on such date and on the immediately preceding Entry Date after taking into account the Break in Service rules under Sec. 3.3.

(3) If he/she does not become an Active Participant on the date he/she is reemployed in Covered Employment under paragraph (1) or (2), he/she will become an Active Participant in accordance with subsection (a).

For purposes of determining whether an Employee satisfies the service requirement on and after reemployment, his/her Service, and his/her Service Commencement Date, will be determined after taking into account the Break in Service rules under Sec. 3.3.

(d) Transfer from Predecessor Employer. The Lead Employer may establish a special Entry Date for purposes of determining participation in one or more Components by Employees who are employed with a Controlled Group Member when it becomes a Participating Employer or by those individuals who become Employees of a Participating Employer from a Predecessor Employer.

(e) Amendment or Restatement. If the Plan is amended and the age and/or service requirements are changed, an Active Participant in a Component immediately prior to the date of the amendment will be deemed to have satisfied the age and service requirements in effect after the amendment for such Component — that is, a change in the age and/or service requirements will not result in loss of status as an Active Participant.

If the Plan is amended and the Entry Date is changed (including any change in the Entry Date resulting from a change in the Plan Year), an Active Participant in a Component immediately prior to the date of the amendment will be deemed to have reached the Entry Date for such Component — that is, a change in the Entry Date will not result in loss of status as an Active Participant. Further, if a change in the Entry Date would otherwise result in the delay of the initial entry of any Employee to a date beyond the latest entry permitted under Code § 410(a)(1), the change in the Entry Date will not apply to such Employee.

The date of an amendment for this purpose is the later of the effective date or adoption date of the amendment.

(f) Waiver of Age or Service Requirements and Special Entry Dates for New or Amended Plans. If so specified in the Adoption Agreement, an Employee who is in Covered Employment with respect to a Component on the Original Effective Date, or on the Special Effective Date for such Component, or on such other date as is specified in the Adoption Agreement, will become an Active Participant in such Component as of such date even if he/she has not satisfied the age and/or service requirements as of such date, as specified in the Adoption Agreement. Such date will be an Entry Date with respect to such Component.

If the first Plan Year is a short Plan Year, then the Original Effective Date will be an Entry Date with respect to each Component. Further, if it is specified in the Adoption Agreement that the Entry Dates for any Component are determined by reference to the Plan Year (e.g., the first day, and the first day of the seventh month, of the Plan Year), then the subsequent Entry Dates for the first Plan Year will be the dates that would have been Entry Dates had the first Plan Year not been a short Plan Year, but instead had been the twelve-consecutive-month period ending on the last day of the short Plan Year.

3.2 Duration of Participation. An Active Participant in a Component will continue as such for so long as he/she remains in Covered Employment with respect to such Component. When a Participant ceases to be an Active Participant in all Components, he/she will become an Inactive Participant, and will continue as such until he/she dies, receives full payment of his/her Benefit or again becomes an Active Participant in any Component.

3.3 Break in Service Rules for Participation. The following rules will apply for purposes of determining the Service of an Employee following a Break in Service:

(a) Service Requirement Greater Than One Year. If more than one year (or twelve months) of Service is required to become an Active Participant in the Employer Regular Matching or Regular Profit Sharing Component, or in the Employer Regular Pension Component, an Employee who incurs a Break in Service before he/she has completed the Service required to become an Active Participant in such Component will be treated as a new hire (with a new Service Commencement Date) on the date he/she again performs an Hour of Service after the Break in Service. In such case, Service prior to the Break in Service will be disregarded for purposes of determining eligibility to participate in such Component.

(b) Breaks in Service of Five or More Years – Non-Vested Participants. If so specified in the Adoption Agreement, in the case of a Participant who had no vested interest in his/her Account prior to a period of five or more consecutive one-year Breaks in Service (other than a vested interest in an Employee After-Tax, Deductible, Forfeiture Restoration or Rollover Contribution Account), Service prior to such a period of Breaks in Service will be disregarded for eligibility and vesting purposes after a subsequent return to active employment with any Controlled Group Member. If Service prior to the period of Breaks in Service is disregarded, the Employee will be treated as a new hire (with a new Service Commencement Date) on the date he/she

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again performs an Hour of Service after the period of Breaks in Service.

(c) Suspension of Service Credit. If so specified in the Adoption Agreement, all years of Service prior to a Break in Service will be disregarded for purposes of determining whether an Employee is eligible to participate in the Employer Regular Matching or Regular Profit Sharing Component, or in the Employer Regular Pension Component, until the Participant completes one year of Service following such Break in Service. Except as provided in subsection (b), once an Employee has completed a year of Service following a Break in Service, Service prior to the Break in Service will be retroactively restored to the Employee for purposes of determining eligibility to participate in such Component.

3.4 Special Rules for Certain Components.

(a) Employee After-Tax Component. If the Plan is a profit sharing plan, an Employee will become an Active Participant in an Employee After-Tax Component on the date he/she becomes an Active Participant in either the Employee Pre-Tax Component, or the Employer Regular Matching or Regular Profit Sharing Component, as specified in the Adoption Agreement. However, if the Entry Date for such Component is retroactive to a date prior to the date on which the age and service requirements are satisfied, an Employee will become an Active Participant in the Employee After-Tax Component on the date he/she satisfies the age and service requirements.

If the Plan is a money purchase pension plan, an Employee will become an Active Participant in an Employee After-Tax Component on the date he/she becomes an Active Participant in the Employer Regular Pension Component, or in the Employer Safe-Harbor Pension Component if the Plan does not include an Employer Regular Pension Component. However, if the Entry Date for an Employer Regular Pension Component is retroactive to a date prior to the date on which the age and service requirements are satisfied, an Employee will become an Active Participant in the Employee After-Tax Component on the date he/she satisfies the age and service requirements.

(b) Employer Safe-Harbor Matching and Safe-Harbor Profit Sharing Component, or Employer Safe-Harbor Pension Component. An Employee will become an Active Participant in an Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or an Employer Safe-Harbor Pension Component, on the date he/she becomes an Active Participant in the Employee Pre-Tax Component. However, if so specified in the Adoption Agreement, an age and service requirement may be imposed on participation in the Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or the Employer Safe-Harbor Pension Component, and no age or service requirement (or a lesser age or service requirement) may be imposed on participation in the Employee Pre-Tax Component. In such case, an Employee will become an Active Participant in the Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or the Employer Safe-Harbor Pension Component, on the Entry Date after he/she has satisfied the age and service requirements for such Component.

(c) Employer Qualified Matching and Qualified Profit Sharing Components. An Employee will become an Active Participant in an Employer Qualified Matching and/or Qualified Profit Sharing Component on the date he/she becomes an Active Participant in either the Employee Pre-Tax Component or Employer Regular Matching Component.

(d) Employer Prevailing Wage Component. An Employee in Covered Employment with respect to the Prevailing Wage Component will be an Active Participant in such Component — that is, there are no age and service requirements imposed on participation in the Employer Prevailing Wage Component.

3.5 Election Not to Participate. If so specified in the Adoption Agreement, an Employee may elect not to participate in the Plan, subject to such rules as may be specified in the Adoption Agreement. If an Employee is a Self-Employed Individual, his/her election (except as permitted by Treasury regulations without creating a Code § 401(k) arrangement with respect to that Self-Employed Individual) must be effective no later than the date he/she first would become an Active Participant in the Plan and the election is irrevocable.

An election not to participate does not entitle a Participant to a distribution from the Plan.

If the Plan is amended to remove an option previously provided whereby a Participant could elect not to participate in the Plan, any election made prior to the removal of such option will continue in effect in accordance with its terms — that is, if such an election was irrevocable, it will remain irrevocable after the amendment, or if the election could be revoked after a stated period, it may be revoked after such period. However, once revoked, an election not to participate cannot be reinstated.

3.6 Participation Errors. Errors may occur whereby an Employee is erroneously allowed to participate in a Component or is erroneously excluded from participation in a Component.

If an Employee is erroneously allowed to participate in a Component, any contributions made by or on behalf of such Employee will be deemed to have been made under a mistake of fact as provided in Sec. 20.4. If such error is discovered and corrected more than one year after the contribution is made (or if discovered and corrected within one year, but a refund is not directed by the Lead Employer), such contributions (and gains thereon) will not be returned to the Participating Employers, but will be treated as a Forfeiture under the Plan and will be applied in the manner directed by the Plan Administrator.

If an Employee is erroneously excluded from participation in a Component, the Lead Employer may correct for such error using any of the correction methods authorized under the Employee Plans Compliance Resolution System (EPCRS), or successor procedures issued by the Internal Revenue Service, as appropriate for the applicable Component. Compliance with the EPCRS will satisfy all rights of the affected Employee under the Plan.

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ARTICLE IV – EMPLOYEE CONTRIBUTIONS

SEC. 4.1 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

4.1 Pre-Tax Contributions. If so specified in the Adoption Agreement, Employee Pre-Tax Contributions will be allowed as follows:

(a) Pay Reduction Contributions. An Active Participant in the Employee Pre-Tax Component may elect to have his/her Plan Compensation reduced by such amount as he/she may designate, subject to such minimum and maximum as may be specified in the Adoption Agreement, with such amount to be contributed to the Plan as an Employee Pre-Tax Contribution.

An election hereunder is subject to the following:

(1) An election (or amendment of an election) may only be made pursuant to a pay reduction agreement. The agreement will be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator).

(2) An election (or amendment of an election) may not be made retroactively; it will apply only to Plan Compensation which becomes payable after the election (or amendment) is made by the Participant.

(3) An election may be effective as soon as administratively practicable after the date on which an Employee becomes or again becomes an Active Participant in the Employee Pre-Tax Component or as soon as administratively practicable after any subsequent date specified in the Adoption Agreement. An election must be made by such deadline in advance of the effective date as will be prescribed by the Plan Administrator. Regardless of the elections in the Adoption Agreement, the Plan Administrator in its sole discretion may designate a period following the date on which an Employee becomes or again becomes an Active Participant in the Employee Pre-Tax Component during which the Participant may make an election to be effective as soon as administratively practicable following the date on which it is made.

(4) An election will remain in effect until the Participant files a subsequent election modifying or discontinuing his/her pay reductions, subject to the exception for withdrawals for Hardship under Sec. 11.2(b). An election may be amended to increase or decrease the pay reduction rate or to discontinue pay reductions effective as soon as administratively practicable after any date specified in the Adoption Agreement.

In the event of a withdrawal for Hardship under Sec. 11.2(b), the rules set forth in that section will apply to determine the timing of election reinstatements.

(5) With respect to a Self-Employed Individual, an election may be applied to a distribution of Earned Income, or to a draw against Earned Income, or to any other amount or in any other manner that the Plan Administrator deems to be appropriate and consistent with the Code.

(6) With respect to a Leased Employee, an election may be applied against any payment made by a Participating Employer to the leasing organization, or to any other amount or in any other manner that the Plan Administrator deems to be appropriate and consistent with the Code.

Any minimums or maximums imposed on pay reductions will generally be applied to Plan Compensation payable for each payroll period within the Plan Year. However, if so specified in the Adoption Agreement, and subject to the limits specified therein, an Active Participant will be permitted to amend an election, to be effective as soon as administratively practicable after the election is made, to increase the pay reduction rate above the maximum otherwise imposed for a payroll period to account for pay reductions at less than the maximum for prior payroll periods during the Plan Year. In such case, pay reductions for the Plan Year will not exceed the maximum otherwise specified in the Adoption Agreement when applied to Plan Compensation for the Plan Year. An election hereunder may be limited to the final month or quarter of the Plan Year, if so specified in the Adoption Agreement.

(b) Automatic Enrollment. If so specified in the Adoption Agreement, a Participant will be deemed to have made an election under subsection (a) upon his/her initial entry into the Employee Pre-Tax Component provided that the Plan Administrator has given the Participant a notice that explains the automatic enrollment and his/her right to have a different rate of pay reduction (or no pay reduction), including an explanation of the procedure for exercising that right and the timing for implementation of any such election, and further provided that the Participant is given a reasonable period thereafter to elect to have a different rate of pay reduction (or no pay reduction). If so specified in the Adoption Agreement, each Active Participant in the Employee Pre-Tax Component as of the date specified in the Adoption Agreement will similarly be deemed to have made an election hereunder as of the date so specified, subject to the notice and election provisions above, and such limitations as may be imposed in the Adoption Agreement.

(c) Cash or Deferred Contributions. If so specified in the Adoption Agreement, an Active Participant in the Employee Pre-Tax Component may elect to have all or a portion of a designated payment either paid to him/her in cash or contributed as an Employee Pre-Tax Contribution, subject to such maximum as may be specified in the Adoption Agreement.

A “designated payment” for this purpose is any cash amount which is specified in the Adoption Agreement as being subject to this cash or deferred option.

An election hereunder is subject to the following rules:

(1) An election may only be made pursuant to a cash or deferred agreement. The agreement will be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator). An election must be made by such deadline in advance of the payment date for the designated payment as will be prescribed by the Plan Administrator, and will be irrevocable after such filing deadline. If the designated payments are recurring, the Plan Administrator may, by written action filed with the records of the Plan, provide that an election will continue to apply to all future designated payments until modified or revoked by the Participant.

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(2) A pay reduction agreement under subsection (a), will not apply to a designated payment which is subject to a cash or deferred option (whether or not the Participant elects to defer any portion of the designated payment into the Plan).

(3) The Employee Pre-Tax Contributions resulting from designated payments being deferred into the Plan will be eligible for any Employer Safe-Harbor Matching Contribution, but will be included as Match Eligible Contributions for purposes of any Employer Regular Matching Contribution only if so specified in the Adoption Agreement.

(d) Discontinuance Upon Hardship or Loss of Active Participant Status. Employee Pre-Tax Contributions being made on behalf of a Participant will cease (and his/her pay reduction agreement or cash or deferred agreement will be deemed to have been revoked) on or as soon as administratively practicable after a withdrawal for Hardship under Sec. 11.2(b) or the loss of status as an Active Participant in the Employee Pre-Tax Component.

(e) Tax Law Limit. Employee Pre-Tax Contributions made on behalf of a Participant for any taxable year of the Participant, together with his/her Elective Deferrals under all other plans maintained by any Controlled Group Member, may not exceed the limit in effect at the beginning of such taxable year under Code § 402(g), and the Plan Administrator will cause the Employee Pre-Tax Contribution to cease at the point that limit is reached during such taxable year.

(f) Deposit of Contributions. Employee Pre-Tax Contributions made on behalf of a Participant will be paid into a Funding Vehicle by the earlier of:

(1) The earliest date such contributions can reasonably be segregated from the employer’s general assets; or

(2) The 15th business day of the month following the month such amounts would have been paid in cash to the Participant.

(g) Integration Not Permitted. Employee Pre-Tax Contributions may not be integrated with Social Security.

(h) Special Effective Date. A Special Effective Date will apply to the Employee Pre-Tax Component if the Adoption Agreement that adds the Employee Pre-Tax Component is adopted after the Original Effective Date or Amendment Effective Date of such Adoption Agreement. Such Special Effective Date will be the later of:

(1) The date on which the Adoption Agreement is adopted; or

(2) The Special Effective Date (if any) specified for this purpose in the Adoption Agreement.

An election under subsection (a) or (b), and any limits applicable to such an election, will apply solely to Plan Compensation or designated payments payable after such Special Effective Date.

Regardless of the elections made in the Adoption Agreement, the Plan Administrator in its sole discretion may limit the amount of Employee Pre-Tax Contributions that any Active Participant may make during a Plan Year if the Plan Administrator determines that the making of Employee Pre-Tax Contributions has reduced (or may possibly reduce) the amount of other types of contributions that can be allocated to the Participant for such Plan Year as a result of the limits imposed under Code § 415, or as a result of the Actual Deferral Percentage Test under Code § 401(k), or that such contributions themselves would exceed such limits.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employee Pre-Tax Contribution Account.

4.2 After-Tax Contributions. If so specified in the Adoption Agreement, Employee After-Tax Contributions will be either allowed or required as follows:

(a) Voluntary Payroll Withholding. If so specified in the Adoption Agreement, an Active Participant in the Employee After-Tax Component may elect to have amounts withheld from his/her Plan Compensation and contributed to the Plan as an Employee After-Tax Contribution, subject to such minimum and maximum as may be specified in the Adoption Agreement.

An election must be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator). If Employee Pre-Tax Contributions are allowed by pay reduction, an election to make Employee After-Tax Contributions by means of payroll withholding will be subject to the same procedural rules as apply to pay reduction agreements under Sec. 4.1(a).

(b) Mandatory Payroll Withholding – Thrift Plan Option. If so specified in the Adoption Agreement, an Active Participant in the Employee After-Tax Component will be required to have amounts withheld from his/her Plan Compensation and contributed to the Plan as an Employee After-Tax Contribution.

(c) Voluntary Direct Contributions. If so specified in the Adoption Agreement, an Active Participant in the Employee After-Tax Component may make Employee After-Tax Contributions by means other than payroll withholding in such other manner as may be permitted by the Lead Employer (including by means of personal check or electronic funds transfer under circumstances authorized by the Lead Employer), subject to such maximum as may be specified in the Adoption Agreement.

(d) Discontinuance Upon Hardship or Loss of Active Participant Status. Employee After-Tax Contributions being made by a Participant will cease as soon as administratively practicable after a withdrawal for Hardship under Sec. 11.2(b) or the loss of status as an Active Participant in the Employee After-Tax Component.

(e) Deposit of Contributions. Employee After-Tax Contributions being made by a Participant and collected by a Participating Employer will be paid into a Funding Vehicle by the earlier of:

(1) The earliest date such contributions can reasonably be segregated from the employer’s general assets; or

(2) The 15th business day of the month following the month such amounts would have been paid in cash to the Participant (if contributions are collected by pay withholding) or after such amounts

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are received from the Participant by the Participating Employer (if contributions are collected by check or other payment from the Participant).

Regardless of the elections made in the Adoption Agreement, the Plan Administrator in its sole discretion may limit the amount of Employee After-Tax Contributions that any Active Participant may make during a Plan Year if the Plan Administrator determines that the making of Employee After-Tax Contributions has reduced (or may possibly reduce) the amount of other types of contributions that can be allocated to the Participant for such Plan Year as a result of the limits imposed under Code § 415, or as a result of the Actual Contribution Percentage Test under Code § 401(m), or that such contributions themselves would exceed such limits.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employee After-Tax Contribution Account.

4.3 Deductible Contributions. Employee Deductible Contributions may not be made after April 15, 1986.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employee Deductible Contribution Account. Such Account will share in gains and losses pursuant to the terms of Article VIII.

4.4 Forfeiture Restoration Contributions. If it is specified in the Adoption Agreement that repayment of a prior distribution is required as a condition to the reinstatement of the nonvested portion of a Contribution Account that became a Forfeiture upon or after a prior Termination of Service, then a Participant will be allowed to make such Employee Forfeiture Restoration Contribution upon his/her subsequent return to employment in accordance with Sec. 10.2(h). Any such repayment made from a “conduit” individual retirement account that reflects the amount of the prior distribution will be on a “pre-tax” basis, will be credited to the reinstated Contribution Account and will be allowed regardless of whether the Plan otherwise includes an Employee Rollover Component. Otherwise, any such repayment will be on an “after-tax” basis, will be credited to an Employee Forfeiture Restoration Contribution Account, and will be allowed regardless of whether the Plan otherwise includes an Employee After-Tax Component.

A Participant will at all times have a fully vested and non-forfeitable interest in his/her Employee Forfeiture Restoration Contribution Account.

4.5 Rollover Contributions. If so specified in the Adoption Agreement, an Employee will be permitted to make an Employee Rollover Contribution. Employee Rollover Contributions will be allowed only in such form as is specified in the Adoption Agreement, and must be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of check or electronic funds transfer under circumstances authorized by the Plan Administrator). An Employee will not become an Active Participant in any Component merely as a result of an Employee Rollover Contribution.

An “Employee Rollover Contribution” means a rollover contribution or rollover amount from another qualified plan or “conduit” individual retirement account described in Code § 401(a)(31), 402(c), 403(a)(4) or 408(d)(3), or an elective transfer described in Treas. Reg. § 1.411(d)-4(Q&A-3), or any other amount described in any other provision added to the Code which authorizes rollover contributions to the Plan.

An Employee will at all times have a fully vested and nonforfeitable interest in his/her Employee Rollover Contribution Account.

4.6 Controlled Group Transfers. An Active Participant will be permitted to make a Controlled Group Transfer if such transfers are permitted on a uniform and nondiscriminatory basis by the Lead Employer. Further, the Lead Employer in its sole discretion may direct a Controlled Group Transfer on behalf of any Employee who is in Covered Employment with respect to any Component. Controlled Group Transfers will be allowed only in such form, in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of check or electronic funds transfer under circumstances authorized by the Plan Administrator). An Employee will not become an Active Participant in any Component merely as a result of a Controlled Group Transfer.

A “Controlled Group Transfer” means a transfer of account balances and assets from another qualified plan maintained by a Controlled Group Member to the Plan, that is not an Employee Rollover Contribution.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Transfer Accounts.

ARTICLE V – EMPLOYER MATCHING CONTRIBUTIONS

ARTICLE V APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN. SEC. 5.1 APPLIES ONLY IF THE PLAN IS DESIGNATED AS A SAFE-HARBOR PLAN IN THE ADOPTION AGREEMENT.

5.1 Safe-Harbor Matching Contributions. If so specified in the Adoption Agreement, Employer Safe-Harbor Matching Contributions will be made on behalf of each Active Participant in the Employer Safe-Harbor Matching Component during the Plan Year in accordance with the schedule specified in the Adoption Agreement. However, Employer Safe-Harbor Matching Contributions will not be made with respect to refunded contributions described in Sec. 5.2(e) (and the provisions of Sec. 5.2(e) will apply to Employer Safe Harbor Matching Contributions in the same manner as such provisions apply or would apply to Employer Regular Matching Contributions).

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Safe-Harbor Matching Contribution Account.

The Plan Administrator will provide the notice specified in Sec. 19.2(a)(3).

5.2 Regular Matching Contributions. If so specified in the Adoption Agreement, Employer Regular Matching Contributions will be made as follows:

(a) Variable Contribution Formula. If a variable contribution formula is specified in the Adoption Agreement (to be determined on a discretionary basis or by reference to Net Profits), an Employer Regular Matching Contribution made to the Plan for a Plan Year will be allocated among the Active Participants in the Employer Regular Matching Component who have satisfied the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Matching Contribution for a Plan Year, then in the event of a short Plan Year, the Hours of Service requirement shall be

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applied to the twelve consecutive months immediately preceding the last day of the short Plan Year.

The Employer Regular Matching Contribution will be allocated in the following manner:

(1) If the Employer Regular Matching Contribution is a discretionary amount determined by written action taken prior to the start of the Plan Year, the Employer Regular Matching Contribution for such Plan Year will be allocated in such manner as is prescribed by the Lead Employer in the written action authorizing the contribution. The Lead Employer will determine in its sole discretion whether an Employer Regular Matching Contribution will be made for each Plan Year and, if made, the written action authorizing the contribution will specify:

(A) The manner in which the Employer Regular Matching Contribution is to be calculated from among the options allowed for fixed contributions under the Adoption Agreement.

(B) The limits that apply on the amount of the Employer Regular Matching Contributions that will be made on behalf of each Participant.

(C) The periods for determining the Plan Compensation and the amount of the Match Eligible Contributions on which the Employer Regular Matching Contributions will be based, and, if based on periods shorter than the Plan Year, whether true-up contributions will be made in the manner described in subsection (c).

(D) The length of the commitment period to continue such contributions under the terms specified (and in the absence of a specific duration, the commitment period will extend for the Plan Year, but not beyond).

The Lead Employer may discontinue or modify its obligation by written action taken during the Plan Year; provided that, the discontinuance or modification may apply prospectively only, and may not apply to shorten the commitment period specified in a prior written action or otherwise applicable under subparagraph (D).

(2) If the Employer Regular Matching Contribution is a discretionary amount determined by written action taken after the start of the Plan Year, or by means other than written action, the Employer Regular Matching Contribution for such Plan Year will be allocated among the eligible Participants in the manner specified in the Adoption Agreement. The Lead Employer will determine in its sole discretion whether an Employer Regular Matching Contribution will be made for each Plan Year and, if so, the amount to be contributed for such Plan Year for allocation as an Employer Regular Matching Contribution. Match Eligible Contributions made by a Participant in excess of the maximum specified in the Adoption Agreement, and Match Eligible Contributions described in subsection (e) will be disregarded for purposes of allocating discretionary Employer Regular Matching Contributions.

(b) Fixed Contribution Formula. If a fixed contribution formula is specified in the Adoption Agreement, an Employer Regular Matching Contribution will be made on behalf of each Active Participant in the Employer Regular Matching Component who has satisfied the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Matching Contribution for a Plan Year, then in the event of a short Plan Year, the Hours of Service requirement shall be applied to the twelve consecutive months immediately preceding the last day of the short Plan Year.

The amount of the Employer Regular Matching Contribution will be determined according to the schedule specified in the Adoption Agreement. If so specified in the Adoption Agreement, the Lead Employer may also elect to make an additional Employer Regular Matching Contribution for a Plan Year, to be allocated in the manner specified in the Adoption Agreement.

If Employer Regular Matching Contributions are contingent on Net Profits, and if Net Profits for a Plan Year are not sufficient to allow for the Employer Regular Matching Contributions called for under the schedule specified in the Adoption Agreement, the Employer Regular Matching Contribution made on behalf of each eligible Participant for the Plan Year will equal the total Employer Regular Matching Contributions actually made to the Plan (if any) multiplied by a fraction, the numerator of which is the Employer Regular Matching Contribution that otherwise would have been made on behalf of the eligible Participant under the schedule specified in the Adoption Agreement, and the denominator of which is the total Employer Regular Matching Contributions that would have been made on behalf of all eligible Participants under the schedule specified in the Adoption Agreement.

If Employer Regular Matching Contributions under a fixed contribution formula are made prior to all events having occurred which entitle the Participants to such contribution, such contribution will be held in a Pending Allocation Account until all events have occurred that entitle the Participants to such contribution. The amount then allocated to each eligible Participant will equal the balance of the Pending Allocation Account multiplied by a fraction, the numerator of which is the Employer Regular Matching Contribution called for under the fixed contribution formula on behalf of such Participant, and the denominator of which is the total Employer Regular Matching Contributions called for under the fixed contribution formula on behalf of all eligible Participants. If the Pending Allocation Account has suffered a investment loss, additional Employer Regular Matching Contributions will be made as necessary to insure that no eligible Participant receives less than the amount called for under the fixed contribution formula.

(c) Matching Contribution Periods other than Plan Year and True-Up Contributions. If the Matching Contribution Period is shorter than a Plan Year and if so specified in the Adoption Agreement, Employer Regular Matching Contributions will be recalculated by reference to the Match Eligible Contributions and Plan Compensation for the Plan Year and additional Employer Regular Matching Contributions will be made on this basis with respect to eligible Participants specified in the Adoption Agreement. Such additional “true-up” contributions may be made on a

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payroll period, monthly, quarterly, semi-annual or annual basis as deemed appropriate by the Lead Employer.

(d) Minimum/Maximum Contributions. Employer Regular Matching Contributions for each Participant for each Plan Year will not be less than the minimum amount (if any) or more than the maximum amount (if any) specified in the Adoption Agreement.

(e) Disregard of Certain Employee Pre-Tax and After-Tax Contributions. Employer Regular Matching Contributions will not be made or allocated based on:

(1) Employee Pre-Tax Contributions refunded as Excess Deferrals to comply with Code § 402(g);

(2) Employee Pre-Tax Contributions refunded or recharacterized to comply with the Actual Deferral Percentage Test of Code § 401(k) (or the multiple use test);

(3) Employee After-Tax Contributions refunded to comply with the Actual Contribution Percentage Test of Code § 401(m) (or the multiple use test); or

(4) Employee Pre-Tax or After-Tax Contributions refunded to comply with the Annual Addition limit of Code § 415.

For purposes of determining the Employer Regular Matching Contribution, the Employee Pre-Tax or After-Tax Contributions refunded will be deemed to consist first of those contributions for the Plan Year that were not Match Eligible Contributions. Thereafter, the ordering in which any contributions are refunded will be determined at the direction of the Plan Administrator either on a “last-in, first-out” basis, on a “first-in, first-out” basis, on an averaging basis or on any other basis that is deemed appropriate by the Plan Administrator.

If Employee Pre-Tax Contributions are recharacterized as Employee After-Tax Contributions to comply with the Actual Deferral Percentage Test of Code § 401(k), the Employee Pre-Tax Contributions so recharacterized will be deemed to consist first of those contributions for the Plan Year that were not Match Eligible Contributions. Thereafter, the ordering in which contributions are recharacterized will be determined at the direction of the Plan Administrator either on a “last-in, first-recharacterized” basis, on a “first-in, first-recharacterized” basis, on an averaging basis or on any other basis that is deemed appropriate by the Plan Administrator. The Employer Regular Matching Contribution (if any) with respect to such recharacterized amounts then will be determined based upon the matching schedule for Employee After-Tax Contributions.

Employer Regular Matching Contributions that are made before the amount of the above refund or recharacterization is determined will be treated as a Forfeiture in the Plan Year in which the refund or recharacterization is made and will be applied in the same manner as Forfeitures that occur with respect to Employer Regular Matching Contribution Accounts. However, if Employer Regular Matching Contribution Accounts are fully vested at all times and Forfeitures therefore do not otherwise occur with respect to such Accounts, then any Forfeiture hereunder will be applied in the manner directed by the Plan Administrator. In the absence of direction from the Plan Administrator, such amounts will be applied in the first manner of the following that applies: applied in the same manner as Forfeitures that occur with respect to Employer Regular Profit Sharing Contribution Accounts in the Plan Year of the Forfeiture; applied as a credit against any fixed Employer Contribution made after the Forfeiture; allocated as part of (or in the same manner as) any variable Employer Contribution for the Plan Year of the Forfeiture (first as a variable Employer Regular Matching Contribution, then as a variable Employer Regular Profit Sharing Contribution).

(f) Status as Employer Qualified Matching Contributions. If so specified in the Adoption Agreement, Employer Regular Matching Contributions may be treated as Employer Qualified Matching Contributions for purposes of applying the Actual Deferral Percentage Test of Code § 401(k) for a Plan Year if Employer Regular Matching Contribution Accounts are fully vested and nonforfeitable at all times and distributions (including distributions for Hardship) are not available from such Contribution Accounts prior to attainment of age 59½, Termination of Service or such other circumstances as may be permitted under Code § 401(k).

(g) Treatment of Forfeitures. A Pending Allocation Account that reflects Forfeitures (if any) from Employer Regular Matching Contribution Accounts may be applied to pay administrative expenses of the Plan if so specified in the Adoption Agreement, and may be applied to restore prior Forfeitures of reemployed Participants pursuant to Sec. 10.2(h). Any amounts remaining after such use will be applied in the manner specified in the Adoption Agreement. If such Pending Allocation Account is to be credited against a fixed contribution of a particular type (e.g., fixed Employer Safe-Harbor or Regular Matching Contributions, or fixed Employer Safe-Harbor or Regular Profit Sharing Contributions), such Account will be applied to reduce the fixed contribution of that type that would otherwise have been made and will be treated as part of such contribution for purposes of the Plan. If the amount available for credit against a fixed contribution of a particular type exceeds the amount of the fixed contribution of that type, the excess will be carried over and credited against future fixed contributions of that type due in subsequent Plan Years.

5.3 Qualified Matching Contributions. If so specified in the Adoption Agreement, Employer Qualified Matching Contributions may be made to the Plan to be allocated among the eligible Participants specified in the Adoption Agreement in accordance with the method specified in the Adoption Agreement. However, Employer Qualified Matching Contributions will not be made with respect to refunded contributions described in Sec. 5.2(e) (and the provisions of Sec. 5.2(e) will apply to Employer Qualified Matching Contributions in the same manner as such provisions apply or would apply to Employer Regular Matching Contributions).

The Lead Employer will designate at the time of contribution whether an Employer Qualified Matching Contribution is for the current Plan Year or prior Plan Year. However, an Employer Qualified Matching Contribution made for a Plan Year must be actually paid into the Funding Vehicle within twelve months following the close of the applicable Plan Year.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Qualified Matching Contribution Account.

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ARTICLE VI – EMPLOYER PROFIT SHARING CONTRIBUTIONS

ARTICLE VI APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN. SEC. 6.1 APPLIES ONLY IF THE PLAN IS DESIGNATED AS A SAFE-HARBOR PLAN IN THE ADOPTION AGREEMENT.

6.1 Safe-Harbor Profit Sharing Contributions. If so specified in the Adoption Agreement, an Employer Safe-Harbor Profit Sharing Contribution will be made to the Plan on behalf of each Active Participant in the Employer Safe-Harbor Profit Sharing Component during the Plan Year in such percentage (not less than 3%) of Plan Compensation for the Plan Year as is specified in the Adoption Agreement.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Safe-Harbor Profit Sharing Contribution Account.

The Plan Administrator will provide the notice specified in Sec. 19.2(a)(3).

6.2 Regular Profit Sharing Contributions. If so specified in the Adoption Agreement, Employer Regular Profit Sharing Contributions will be made as follows:

(a) Variable or Uniform Points Contribution Formula. If a variable contribution formula is specified in the Adoption Agreement (to be determined on a discretionary basis or by reference to Net Profits), or if a uniform points contribution formula is specified in the Adoption Agreement, an Employer Regular Profit Sharing Contribution made for a Plan Year will be allocated among the Active Participants in the Employer Regular Profit Sharing Component at any time during the Plan Year who have satisfied the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Profit Sharing Contribution for a Plan Year, then in the event of a short Plan Year, the Hours of Service requirement shall be applied to the twelve consecutive months immediately preceding the last day of the short Plan Year.

The Employer Regular Profit Sharing Contribution will be allocated in the following manner:

(1) Nonintegrated Allocation Formula. If a non-integrated allocation formula is specified in the Adoption Agreement, the allocation will be made among the eligible Participants either as an equal dollar amount to all eligible Participants (subject to the limits under Code § 415 as implemented under the Plan) or in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants, as specified in the Adoption Agreement.

(2) Integrated Allocation Formula. If an integrated allocation formula is specified in the Adoption Agreement, the allocation will be made among the eligible Participants using either the two-step, three step, or four-step allocation formula as specified in the Adoption Agreement as follows:

(A) Two-Step Allocation Formula:

(i) Step One: Allocations will first be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year plus Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amounts for all eligible Participants. However, allocations under this step one will cease when the total amount allocated to each eligible Participant equals the sum of (A) the maximum percentage (specified in the table below) multiplied by his/her Plan Compensation for the Plan Year, plus (B) the maximum percentage multiplied by his/her Plan Compensation for the Plan Year in excess of the Integration Level.

(ii) Step Two: Any amount remaining to be allocated will then be allocated among all eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants.

(B) Three-Step Allocation Formula:

(i) Step One: Allocations will first be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants. However, allocations under this step one will cease when the total amount allocated to each eligible Participant equals the maximum percentage (specified in the table below) multiplied by his/her Plan Compensation for the Plan Year.

(ii) Step Two: Allocations will then be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amount for all eligible Participants. However, allocations under this step two will cease when the total amount allocated to each eligible Participant equals the maximum percentage (specified in the table below) multiplied by his/her Plan Compensation for the Plan Year in excess of the Integration Level.

(iii) Step Three: Any amount remaining to be allocated will then be allocated to all eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants.

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(C) Four-Step Allocation Formula:

(i) Step One: Allocations will first be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants. However, the allocations under this step one will cease when the total amount allocated to each eligible Participant equals 3% multiplied by his/her Plan Compensation for the Plan Year.

(ii) Step Two: Allocations will then be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amounts for all eligible Participants. However, the allocations under this step two will cease when the total amount allocated to each eligible Participant equals 3% multiplied by his/her Plan Compensation for the Plan Year in excess of the Integration Level.

(iii) Step Three: Allocations will then be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year plus Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amounts for all eligible Participants. However, allocations under this step three will cease when the total amount allocated to each eligible Participant equals the sum of (A) the maximum percentage (specified in the table below) minus 3% multiplied by his/her Plan Compensation for the Plan Year, plus (B) the maximum percentage minus 3% multiplied by his/her Plan Compensation for the Plan Year in excess of the Integration Level.

(iv) Step Four: Any amount remaining to be allocated will then be allocated to all eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants.

The maximum percentage is:

If the Integration Level is:	The maximum percentage is:
The Taxable Wage Base for the current year (“TWB”)	5.7%
More than 80% of the TWB but less than 100% of the TWB	5.4%
More than the greater of 20% of the TWB or $10,000 but not more than 80% of the TWB	4.3%
Less than or equal to the greater of $10,000 or 20% of the TWB	5.7%

(3) Uniform Points Contribution Formula. If a uniform points contribution formula is specified in the Adoption Agreement, the allocation will be among the eligible Participants in the proportion that the points of each eligible Participant bears to the total points of all eligible Participants. The amount of the Employer Regular Profit Sharing Contribution will be a discretionary amount determined by the Lead Employer (not contingent on Net Profits).

If the Employer Regular Profit Sharing Contribution is determined on a discretionary basis, the Lead Employer will determine whether a contribution is to be made for each Plan Year. If it is determined that such a contribution is to be made, the Lead Employer will also determine the amount of the contribution (or the formula by which the amount of the contribution will be calculated). It is intended that recurring contributions will be made over the Plan Years; but, regardless of the elections made in the Adoption Agreement, the Lead Employer may in its sole discretion determine that an Employer Regular Profit Sharing Contribution will not be made for a particular Plan Year.

(b) Fixed Contribution Formula. If a fixed contribution formula is specified in the Adoption Agreement, an Employer Regular Profit Sharing Contribution will be made for each Plan Year on behalf of each Active Participant in the Employer Regular Profit Sharing Component at any time during the Plan Year who satisfies the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Profit Sharing Contribution for a Plan Year, then in the event of a short Plan Year, the Hours of Service requirement shall be applied to the twelve consecutive months immediately preceding the last day of the short Plan Year.

The amount of the Employer Regular Profit Sharing Contributions will be determined according to the formula specified in the Adoption Agreement.

If Employer Regular Profit Sharing Contributions are contingent on Net Profits, and Net Profits for a Plan Year are not sufficient to allow for the contributions called for under the formula specified in the Adoption Agreement, the contributions made on behalf of each eligible Participant for the Plan Year will be reduced as follows:

(1) Nonintegrated Fixed Contribution Formula. If a nonintegrated fixed formula is specified in the Adoption Agreement, the Employer Regular Profit Sharing Contribution made on behalf of each eligible Participant will equal the total Employer Regular Profit Sharing Contribution actually made to the Plan (if any) multiplied by a fraction, the numerator of which is the Employer Regular Profit Sharing Contribution that otherwise would have been made on behalf of the eligible Participant under the formula specified in the Adoption Agreement, and the denominator of which is the total Employer Regular Profit Sharing Contributions that would have been

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made on behalf of all eligible Participants under the formula specified in the Adoption Agreement.

(2) Integrated Fixed Contribution Formula. If an integrated fixed formula is specified in the Adoption Agreement, the total Employer Regular Profit Sharing Contribution actually made to the Plan will be allocated among the eligible Participants in accordance with the two-step allocation formula described in (a)(2)(A) (or in accordance with the four-step allocation formula described in (a)(2)(C) under the circumstances described in Sec. 17.1(b).

If so specified in the Adoption Agreement, the Lead Employer may at its discretion make an additional Employer Regular Profit Sharing Contribution for a Plan Year, to be allocated in the manner and among the eligible Participants specified in the Adoption Agreement.

If Employer Regular Profit Sharing Contributions under a fixed contribution formula are made prior to all events having occurred which entitle the Participants to such contribution, such contribution will be held in a Pending Allocation Account until all events have occurred that entitle the Participants to such contribution. The amount then allocated to each eligible Participant will equal the balance of the Pending Allocation Account multiplied by a fraction, the numerator of which is the Employer Regular Profit Sharing Contribution called for under the fixed contribution formula on behalf of such Participant, and the denominator of which is the total Employer Regular Profit Sharing Contributions called for under the fixed contribution formula on behalf of all eligible Participants. If the Pending Allocation Account has suffered a investment loss, additional Employer Regular Profit Sharing Contributions will be made as necessary to insure that no eligible Participant receives less than the amount called for under the fixed contribution formula.

(c) Status as Employer Qualified Nonelective Contributions. If so specified in the Adoption Agreement, Employer Regular Profit Sharing Contributions may be treated as Employer Qualified Profit Sharing Contributions for purposes of applying the Actual Deferral Percentage Test of Code § 401(k), or the Actual Contribution Percentage Test of Code § 401(m), for a Plan Year if Employer Regular Profit Sharing Contribution Accounts are fully vested and nonforfeitable at all times and distributions (including distributions for Hardship) are not available from such Contribution Accounts prior to attainment of age 59½, Termination of Service or such other circumstances as may be permitted under Code § 401(k).

(d) Treatment of Forfeitures. A Pending Allocation Account that reflects Forfeitures (if any) from Employer Regular Profit Sharing Contribution Accounts may be applied to pay administrative expenses of the Plan if so specified in the Adoption Agreement, and may be applied to restore prior Forfeitures of reemployed Participants pursuant to Sec. 10.2(h). Any amounts remaining after such use will be applied in the manner specified in the Adoption Agreement. If such Pending Allocation Account is to be credited against a fixed contribution of a particular type (e.g., fixed Employer Safe-Harbor or Regular Profit Sharing Contributions, or fixed Employer Safe-Harbor or Regular Matching Contributions), such Account will be applied to reduce the fixed contribution of that type that would otherwise have been made and will treated as part of such contribution for purposes of the Plan. If the amount available for credit against a fixed contribution of a particular type exceeds the amount of the fixed contribution of that type, the excess will be carried over and credited against future fixed contributions of that type due in subsequent Plan Years.

(e) Special Rules for Integrated Formulas. An integrated allocation formula may not be specified in the Adoption Agreement if any Controlled Group Member maintains any other plan that uses permitted disparity under Code § 401(l) (or that imputes disparity pursuant to the regulations issued under Code § 401(a)(4)) and that benefits any of the same Participants. Further, if the Plan is a paired plan, only one of the paired plans may provide for permitted disparity under Code § 401(l).

If an integrated allocation formula is specified in the Adoption Agreement, Plan Compensation will be determined without regard to any exclusions that would otherwise apply under Sec. 2.56(d) with respect to the Employer Regular Profit Sharing Component. Plan Compensation for the Plan Year will be determined by reference to the determination period in effect under Sec. 2.57(a) with respect to the Employer Regular Profit Sharing Component and, if so specified in the Adoption Agreement, will include only Plan Compensation for that portion of the determination period after the Entry Date for the Employer Regular Profit Sharing Component.

6.3 Qualified Profit Sharing Contributions. If so specified in the Adoption Agreement, Employer Qualified Profit Sharing Contributions may be made to the Plan, to be allocated among the eligible Participants specified in the Adoption Agreement in accordance with the method specified in the Adoption Agreement.

The Lead Employer will designate at the time of contribution whether an Employer Qualified Profit Sharing Contribution is for the current Plan Year or the prior Plan Year. However, an Employer Qualified Profit Sharing Contribution made for a Plan Year must be actually paid into the Funding Vehicle within twelve months following the close of the applicable Plan Year.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Qualified Profit Sharing Contribution Account.

6.4 Prevailing Wage Contributions. If so specified in the Adoption Agreement, Employer Prevailing Wage Contributions will be made on behalf of each Active Participant in the Employer Prevailing Wage Component. The amount of such contributions will be determined in accordance with the schedule set forth in the Adoption Agreement.

If so specified in the Adoption Agreement, the Employer Regular Profit Sharing Contribution made on behalf of an Active Participant for a Plan Year will be offset by the Employer Prevailing Wage Contributions made on behalf of such Participant for such Plan Year.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Prevailing Wage Contribution Account.

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ARTICLE VII – EMPLOYER PENSION CONTRIBUTIONS

ARTICLE VII APPLIES ONLY IF THE PLAN IS A MONEY PURCHASE PENSION PLAN. SEC. 7.1 APPLIES ONLY IF THE LEAD EMPLOYER MAINTAINS A SAFE-HARBOR 401(K) PLAN THAT DESIGNATES THE PLAN TO RECEIVE SAFE-HARBOR CONTRIBUTIONS.

7.1 Safe-Harbor Pension Contributions. If so specified in the Adoption Agreement, an Employer Safe-Harbor Pension Contribution will be made to the Plan on behalf of each Active Participant in the Employee Safe-Harbor Pension Component during the Plan Year in such percentage (not less than 3%) of Plan Compensation for the Plan Year as is specified in the Adoption Agreement.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Safe-Harbor Pension Contribution Account.

The Plan Administrator will provide the notice specified in Sec. 19.2(a)(3).

7.2 Regular Pension Contributions. If so specified in the Adoption Agreement, An Employer Regular Pension Contribution will be made for each Plan Year on behalf of each Active Participant in the Employer Regular Pension Component at any time during the Plan Year who satisfies the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Pension Contribution for a Plan Year, then in the event of a short Plan Year, the Hours of Service requirement shall be applied to the twelve consecutive months immediately preceding the last day of the short Plan Year.

The amount of the Employer Regular Pension Contribution will be determined according to the formula specified in the Adoption Agreement.

A Pending Allocation Account that reflects Forfeitures (if any) from Employer Regular Pension Contribution Accounts may be applied to pay administrative expenses of the Plan if so specified in the Adoption Agreement, and may be applied to restore prior Forfeitures of reemployed Participants pursuant to Sec. 10.2(h). Any amounts remaining after such use will be applied in the manner specified in the Adoption Agreement. If such Pending Allocation Account is to be credited against the Employer Regular Pension Contribution for a Plan Year, it will be applied to reduce the Employer Regular Pension Contribution that would otherwise have been made for the Plan Year and will be allocated as part of the such contribution for such Plan Year.

If the Plan is a paired plan, only one of the paired plans may provide for contributions using permitted disparity under Code § 401(l).

7.3 Prevailing Wage Contributions. If so specified in the Adoption Agreement, Employer Prevailing Wage Contributions will be made on behalf of each Active Participant in the Employer Prevailing Wage Component. The amount of such contributions will be determined in accordance with the schedule set forth in the Adoption Agreement.

If so specified in the Adoption Agreement, the Employer Regular Pension Contribution made on behalf of an Active Participant for a Plan Year will be offset by the Employer Prevailing Wage Contributions made on behalf of such Participant for such Plan Year.

A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Prevailing Wage Contribution Account.

ARTICLE VIII – ACCOUNTS AND INVESTMENTS

8.1 Contribution Accounts. The Plan Administrator may direct that one or more of the following Contribution Accounts be established for each Participant to reflect each type of contribution made to the Plan by or for the Participant:

(a) Employee Contribution Accounts:

(1) An Employee Pre-Tax Contribution Account to reflect amounts attributable to Employee Pre-Tax Contributions.

(2) An Employee After-Tax Contribution Account to reflect amounts attributable to Employee After-Tax Contributions.

(3) An Employee Deductible Contribution Account to reflect amounts attributable to Employee Deductible Contributions made before April 15, 1986.

(4) An Employee Rollover Contribution Account to reflect amounts attributable to Employee Rollover Contributions.

(5) An Employee Forfeiture Restoration Contribution Account to reflect amounts attributable to Employee Forfeiture Restoration Contributions that were made on an after-tax basis pursuant to Sec. 4.4.

(b) Employer Contribution Accounts:

(1) An Employer Safe-Harbor Matching Contribution Account to reflect amounts attributable to Employer Safe-Harbor Matching Contributions.

(2) An Employer Regular Matching Contribution Account to reflect amounts attributable to Employer Regular Matching Contributions.

(3) An Employer Qualified Matching Contribution Account to reflect amounts attributable to Employer Qualified Matching Contributions (or, alternatively, such amounts may be credited to an Employee Pre-Tax Contribution Account).

(4) An Employer Safe-Harbor Profit Sharing Contribution Account to reflect amounts attributable to Employer Safe-Harbor Profit Sharing Contributions.

(5) An Employer Regular Profit Sharing Contribution Account to reflect amounts attributable to Employer Regular Profit Sharing Contributions.

(6) An Employer Qualified Profit Sharing Contribution Account to reflect amounts attributable to Employer Qualified Profit Sharing Contributions (or, alternatively, such amounts may be credited to an Employee Pre-Tax Contribution Account).

(7) An Employer Safe-Harbor Pension Contribution Account to reflect amounts attributable to Employer Safe-Harbor Pension Contributions.

(8) An Employer Regular Pension Contribution Account to reflect amounts attributable to Employer Regular Pension Contributions.

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(9) An Employer Prevailing Wage Contribution Account to reflect amounts attributable to Employer Prevailing Wage Contributions.

(c) Transfer Accounts. A Transfer Account to reflect amounts attributable to each type of contribution described in subsection (a) or (b) made under the transferor plan of the Controlled Group Member (with each Transfer Account to retain the character of the corresponding account under the transferor plan).

8.2 Contribution Subaccounts. Subaccounts may be established with respect to any Contribution Account whenever the Plan Administrator considers the establishment of subaccounts to be necessary or convenient in the administration of the Plan including, but not limited to, the following:

(a) Subaccounts to Reflect Non-Discrimination Testing Methods.

(1) Subaccounts may be established to reflect amounts attributable to that portion of an Employee Pre-Tax Contribution that is treated as a Contribution Percentage Amount and included in the Actual Contribution Percentage Test of Code § 401(m) and that portion that is not so treated.

(2) Subaccounts may be established to reflect amounts attributable to that portion of an Employer Qualified Matching Contribution (or Employer Regular Matching Contribution to the extent it satisfies the requirements to be an Employer Qualified Matching Contribution) that is treated as a Deferral Percentage Amount and included in the Actual Deferral Percentage Test of Code § 401(k) and that portion that is not so treated.

(3) Subaccounts may be established to reflect that portion of an Employer Safe-Harbor or Qualified Profit Sharing Contribution (or Employer Regular Profit Sharing Contribution to the extent it satisfies the requirements to be an Employer Qualified Profit Sharing Contribution) that is treated as a Deferral Percentage Amount and included in the Actual Deferral Percentage Test of Code § 401(k), that portion that is treated as a Contribution Percentage Amount and included in the Actual Contribution Percentage Test of Code § 401(m) and that portion that is not so treated.

(b) Subaccounts to Reflect Pre-1987 Employee After-Tax Contributions. If Employee After-Tax Contributions were allowed both before and after January 1, 1987, separate subaccounts may be established to reflect amounts attributable to Employee After-Tax Contributions made before January 1, 1987, and Employee After-Tax Contributions made on or after January 1, 1987.

(c) Subaccounts to Reflect Differences in Investments. If a portion of a Contribution Account is to be invested differently than the remaining portion of the Contribution Account, either at the direction of a Participant or Beneficiary, or other Named Fiduciary, separate subaccounts may be established to administer the investment of such portions of the Contribution Account.

(d) Subaccounts to Reflect Differences in Withdrawal or Distribution Rights. If withdrawal rights or distribution rights differ with respect to contributions of a similar type made at different times, separate subaccounts may be established to administer such differences in rights.

(e) Subaccounts to Reflect Differences in Vesting. If the vesting schedules or rules differ with respect to contributions of a similar type made at different times, separate subaccounts may be established to administer such vesting schedules or rules. Further, if a special vesting election has been made pursuant to Sec. 10.3 with respect to life insurance policies, separate subaccounts may be established to administer such vesting provisions.

(f) Subaccounts to Reflect Transfers or Mergers. If account balances and assets are transferred to the Plan from another plan maintained by a Controlled Group Member or a Predecessor Employer, or if another plan maintained by Controlled Group Member or a Predecessor Employer is merged into the Plan, and the withdrawal or distribution options, vesting rules or other rights and features with respect to such balances are different than the rights and features that apply to a Contribution Account of a similar type under the Plan, separate subaccounts may be established under such Contribution Account to administer the separate rights and features.

8.3 Pending Allocation Accounts (Forfeiture and Suspense Accounts). The Plan Administrator may direct that one or more of the following Pending Allocation Accounts be established for the Plan to reflect Plan Assets that are not allocable to Participant Contribution Accounts as of a Valuation Date, including, but not limited to, the following:

(a) Pending Allocation Account for 415 Excess Amounts (415 Suspense Account). A Pending Allocation Account may be established to administer the provisions of Code § 415 as implemented under the Plan.

(b) Forfeitures (Forfeiture Account). A Pending Allocation Account may be established to reflect the amount of any Forfeitures that have not been applied as of the Valuation Date to pay administrative expenses, to restore prior Forfeitures of reemployed Participants and/or allocated to Participant Contribution Accounts.

(c) Pending Allocations of Contributions. A Pending Allocation Account may be established to reflect the amount of any contribution which is made prior to the time that the conditions have been satisfied that entitle the Participant to an allocation, or that is made prior to the time it is administratively practicable for any other reason to allocate it to Participant Contribution Accounts.

(d) Pending Allocation Account to Reflect Gains on Returned Contributions. A Pending Allocation Account may be established to reflect any investment gains on any contribution that is returned to the Participating Employers pursuant to Sec. 20.4.

One or more subaccounts of any type of a Pending Allocation Account may be established whenever the Plan Administrator considers the establishment of subaccounts to be necessary or convenient in the administration of the Plan.

8.4 Investment of Accounts.

(a) Investment of Contribution Accounts. The Lead Employer may direct that Participants and Beneficiaries be entitled to direct the investment of all or specific portions of their Contribution Accounts among one or more Mutual Funds, one or more Pooled Investment Funds, or as a

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Segregated Investment Portfolio. A Contribution Account (or portion thereof) with respect to which a Participant or Beneficiary is not entitled to direct the investment will be invested at the direction of the Lead Employer, or a Named Fiduciary designated by the Lead Employer if so permitted under the Funding Agreement and otherwise agreed to by the Funding Agent.

All investment directions of a Participant or Beneficiary will be made in such manner and in accordance with such rules as are established for this purpose by the Lead Employer (including by means of voice response or other electronic media under circumstances so authorized by the Lead Employer) subject to, but not limited to, the following:

(1) No Participating Employer, no fiduciary or no service provider will have any obligation whatsoever to evaluate the suitability of an investment direction; the sole duty of a Participating Employer, fiduciary, or service provider is to follow all proper directions of the Participant which are made in accordance with the Plan and in accordance with the practices and procedures established for such investment direction, which are not contrary to ERISA.

(2) If a Participant or Beneficiary fails to provide directions as to the investment of any cash held for a Contribution Account over which the Participant has a right to direct investment, that cash will be invested as directed by the Lead Employer or a Named Fiduciary designated by the Lead Employer.

(b) Investment of Pending Allocation Accounts. If so required or permitted under the Funding Agreement, the Lead Employer or a Named Fiduciary designated by the Lead Employer, will direct the investment of a Pending Allocation Account. Otherwise, the Funding Agent will direct the investment of a Pending Allocation Account pursuant to the terms of the applicable Funding Agreement.

(c) Use of Investment Gain on Pending Allocation Account. The Plan Administrator may direct that any gains on a Pending Allocation Account be applied in any nondiscriminatory manner deemed appropriate by the Plan Administrator, including (but not limited to):

(1) Applied to pay administrative expenses of the Plan;

(2) Applied to reduce an Employer Contribution otherwise due under the Plan, or allocated in the same manner as an Employer Regular Profit Sharing Contribution, or Employer Regular Pension Contribution, under the Plan;

(3) Allocated among all Contribution Accounts in proportion to the respective values of each Contribution Account.

In the absence of any direction by the Plan Administrator, the investment gains on a Pending Allocation Account will be applied in the same manner as, and as part of, the principal balance of the Account as otherwise specified in the Plan.

8.5 Mutual Funds and Pooled Investment Funds. If so permitted under the Funding Agreement, the Lead Employer, or a Named Fiduciary designated by the Lead Employer, may direct that one or more Mutual Funds and/or one or more Pooled Investment Funds be made available as permissible investment options under the Plan for a Participant or Beneficiary.

A “Mutual Fund” is a registered investment company under the Investment Company Act of 1940. The value of an Account (or portion thereof) invested in a Mutual Fund as of any Valuation Date is the value of a share or unit in such Mutual Fund determined using the methodology set forth in the prospectus for such Mutual Fund, and as of a date established by the Plan Administrator for purposes of the Plan, multiplied by the number of shares or units credited to the Account.

A “Pooled Investment Fund” is a fund invested on a commingled basis solely for Accounts under the Plan (and other qualified plans as permitted under the Code and ERISA) and under which the Accounts so invested have a proportionate interest in each asset held in the Pooled Investment Fund, including any common trust fund or collective investment fund maintained by any Funding Agent, any custodian of Plan Assets, any Named Fiduciary, the Plan Administrator or any affiliate of any such Person. The method used to adjust the Accounts (or portions thereof) invested in a Pooled Investment Fund will reflect a pro rata sharing of the investment experience and expenses charged to the Pooled Investment Fund based on the balances of the Accounts (or portions thereof) invested in such Pooled Investment Funds, as directed by the Plan Administrator.

8.6 Segregated Investment Portfolios. If so permitted under the Funding Agreement, the Lead Employer, or a Named Fiduciary designated by the Lead Employer, may direct that one or more types of Segregated Investment Portfolios be established for the Plan.

A “Segregated Investment Portfolio” is an asset or an aggregation of assets held solely for one or more of the Contribution Accounts of a particular Participant or Beneficiary or solely for one or more Pending Allocation Accounts, and includes a brokerage account. A “Segregated Investment Portfolio” does not include Mutual Funds and Pooled Investment Funds, except to the extent that such funds are held in a brokerage account.

Segregated Investment Portfolios are subject to all of the following:

(a) Collectibles. No investments may be directed in any “collectible” as defined in Code § 408(m).

(b) Custody of Plan Assets. A Trustee or Custodian will at all times retain custody of Plan Assets held in a Segregated Investment Portfolio subject to the following:

(1) If so permitted by the Funding Agent, a Segregated Investment Portfolio may be established as a brokerage account with a broker-dealer in the name of the Trustee or Custodian for the benefit of the Contribution Account of the Participant or Beneficiary or for the benefit of the Pending Allocation Account. The securities purchased through the brokerage account may be held in the street name of the broker-dealer. If such a brokerage account has been established with a broker-dealer for the investment of a Contribution Account (or a portion thereof), the Participant may be permitted to give investment directions directly to such broker-dealer; subject to such rules as may be established for administrative purposes by the Plan Administrator.

(2) The Plan Administrator may authorize the purchase of non-certificated shares of a registered

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investment company provided such shares are held in an account established at the transfer agent for such registered investment company in the name of the Trustee or Custodian for the benefit of the Contribution Account of the Participant or Beneficiary or for the benefit of the Pending Allocation Account. If such an account has been established with a transfer agent for the investment of a Contribution Account (or a portion thereof), the Participant may be permitted to give investment directions to the transfer agent to invest in various segments of the investment company or in shares of other investment companies for which the transfer agent also acts as transfer agent; subject to such rules as may be established for administrative purposes.

(c) Gains and Losses. All gains and losses on the investments held in a Segregated Investment Portfolio will be credited directly to the Account(s) invested in that portfolio, and such Account(s) will be charged with all expenses attributable to such investments.

(d) Valuation Date. The portion of each Account invested in a Segregated Investment Portfolio will be valued at fair market value as of each Valuation Date that has been established for the Segregated Investment Portfolio and at such other times as may be necessary for the proper administration of the Plan.

8.7 Processing Transactions.

(a) Processing Investment Transactions. The following will apply with respect to the processing of investment transactions involving Plan Assets:

(1) Administrative Practices. Any transaction that is to be processed at the direction of a Participant or Beneficiary, or at the direction of the Lead Employer, or a Named Fiduciary designated by the Lead Employer, will be processed as soon as administratively practicable after the direction is provided or the scheduled date of processing has arrived. However, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, to correct for its errors or omissions or the errors or omissions of any service provider). With respect to any investment transaction, the processing date of the transaction will be considered to be the Valuation Date for the Plan Assets and Accounts involved in the transaction and will be binding for all purposes of the Plan.

(2) Duty With Respect to Processing Transactions. The Plan Administrator, and all fiduciaries and/or service providers involved in processing any investment transaction with respect to the Plan will have a duty to use reasonable efforts to process the transaction on any scheduled processing date in accordance with practices or procedures established for the Plan by the Plan Administrator. The preceding duty will not override any specific duty undertaken by a fiduciary or service provider to the Plan in an agreement with the Lead Employer or with a Trustee, Custodian or issuer of an Annuity Funding Contract. Neither the Plan Administrator nor any fiduciary or service provider is a guarantor of timely processing with respect to the Plan or any Participant or Beneficiary.

(b) Processing Withdrawals and Distributions. The Plan Administrator, on a uniform and nondiscriminatory basis, may defer the date as of which any withdrawal or the distribution would normally be made for up to 90 days and may further delay a distribution for any business reason specified in subsection (a).

8.8 Valuation of Accounts. As of each Valuation Date established for a Plan Asset, the value of each Account (or portion thereof) invested in such Plan Asset will be adjusted to reflect investment gains or losses with respect to the Plan Asset, and the contributions and all other transactions involving such Plan Asset with respect to such Account (or portion thereof) since the preceding Valuation Date. With respect to a Pooled Investment Fund, the result of the valuation procedures will be such that the adjusted value of all Accounts (or portions thereof) invested in the Pooled Investment Fund on the Valuation Date will equal the fair market value of the assets held for the Pooled Investment Fund as of the Valuation Date.

The following will apply with respect to valuations under the Plan:

(a) Daily/Balance Forward Accounting. To the extent daily accounting is used under the Plan, the balance or value of any Account will equal the balance or value determined as of such date based upon the fair market value of each Plan Asset as of such date.

To the extent balance forward accounting is used under the Plan, the balance or value of an Account attributable to any Plan Asset as of any date will be determined as follows:

(1) If the date is not a Valuation Date for such Plan Asset, the balance or value of the Account attributable to such Plan Asset will be determined based upon the fair market value of such Plan Asset as of the next preceding Valuation Date for such Plan Asset, reduced to reflect any distribution that has been made since the next preceding Valuation Date from such Account and drawn from such Plan Asset.

(2) If the date of determination is a Valuation Date for such Plan Asset, the balance or value of the Account attributable to such Plan Asset will be determined based upon the fair market value of such Plan Asset as of such Valuation Date, and will be adjusted as described below.

Positive Adjustments: The balance or value of the Account will be increased to reflect any of the following:

(A) Any contribution made since the next preceding Valuation Date and invested in such Plan Asset. For purposes of allocating investment gain or loss, such contribution will be reflected in accordance with Sec. 8.9(a).

(B) Any investment transfer into such Plan Asset from another Plan Asset (including any repayment of a participant loan).

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(C) Any other transaction, as appropriate, with respect to such Plan Asset and involving such Account.

Negative Adjustments: The balance or value of the Account will be decreased to reflect any of the following:

(A) Any distribution that has been made since the next preceding Valuation Date from such Account and drawn from such Plan Asset.

(B) Any investment transfer out of such Plan Asset and into another Plan Asset (including any participant loan, or payment of a life-insurance premium), or any other investment transactions with respect to such Plan Asset and involving such Account.

(C) Any Forfeiture from such Account.

(D) Any expenses charged against such Account.

(E) Any other transaction, as appropriate, with respect to such Plan Asset and involving such Account.

(b) Plan Asset Valuation Dates. There will be at least one Valuation Date each Plan Year with respect to each Plan Asset.

(c) Determining Fair Market Value. The fair market value of assets held in a Pooled Investment Fund or a Segregated Investment Portfolio will be determined by the Funding Agent in accordance with the Funding Agreement. If fair market value of an asset is not readily available to the Funding Agent, it will be deemed to be fair value as determined in good faith by the Plan Administrator or other Named Fiduciary assigned such function, or if such asset is held in Trust with a Discretionary Trustee and the Trust Agreement so provides, as determined in good faith by the Trustee. Notwithstanding anything else to the contrary in this subsection, the fair market value of a “receivable” will be determined in good faith by the Plan Administrator.

(d) Expenses. An Account will be charged with the expenses that have been assigned to any Pooled Investment Fund or Segregated Investment Portfolio. An Account will also be charged with such portion of the general expenses of the Plan as is determined to be reasonable by the Plan Administrator.

(e) Treatment of Recoveries. Notwithstanding anything herein to the contrary, if the Plan receives a recovery on an investment (including, but not limited to, a recovery from the Federal Deposit Insurance Corporation, a state insurance guaranty association or the Securities Industry Protection Corporation, or a recovery under federal or state securities laws) and the recovery is identifiable as attributable to one or more specific Participants or Beneficiaries, the amount recovered will be allocated only to the Contribution Account(s) of such Participants or Beneficiaries. If the recovery is not identifiable as attributable to a specific Participant or Beneficiary, the amount recovered will be applied as provided in (f).

(f) Gain Generated but Not Attributable to Specific Accounts. Any investment gain or loss of the Plan that is not directly attributable to the investment of an Account (including, for example, any “float” earned on a disbursement account established for the Plan and not treated as part of the compensation of the Funding Agent or paying agent, any fees paid to the Plan, or any other type of payment received by the Plan or by the Lead Employer for the Plan) will, at the direction of the Plan Administrator, be applied to pay administrative expenses of the Plan, or will be allocated among the Accounts or Contribution Accounts in such manner as is directed by the Plan Administrator.

(g) Selection of the Valuation Dates. The Plan Administrator will determine the Valuation Dates with respect to each Plan Asset, and may at any time change the Valuation Dates, subject to such limits as may be imposed under the Funding Agreement. If the Plan Administrator establishes periodic Valuation Dates (e.g., monthly, quarterly) for any Plan Asset, the Plan Administrator may nonetheless direct that a special Valuation Date be established at any time to determine the fair market value of such Plan Asset and update Accounts accordingly if the Plan Administrator deems it appropriate to equitably reflect any change in the fair market value of the Plan Asset among the Accounts (e.g., to accommodate contributions and/or distributions).

8.9 Permissible Accounting Practices. The Plan Administrator may from time-to-time establish accounting practices for recording items to an Account including, but not limited to, the following:

(a) Reflecting Contributions. The Plan Administrator may direct that contributions be reflected in a Contribution Account as follows:

(1) Cash Basis Method. The contributions may be reflected in the appropriate Contribution Account on or as soon as administratively practicable after the date the contribution is received by the Funding Agent and all information is available to determine the portion of the contribution that is attributable to each Contribution Account. If a contribution is received by the Funding Agent prior to the time that the conditions have been satisfied that entitle the Participant to an allocation, or if it is received prior to the time that it is administratively practicable for other reasons to allocate it to a Contribution Account, the contribution will be reflected in a Pending Allocation Account until it can be allocated to a Contribution Account.

(2) Accrual Basis Method. The contributions may be reflected in the appropriate Contribution Account on the date as of which the contribution is considered to be a “receivable” under general principles applied under the accrual method of accounting. In this case, the fair market value of the receivable will be determined by the Plan Administrator, and when making such determination the Plan Administrator may use either of the following valuation methods:

(A) The Plan Administrator may direct that the fair market value of the receivable be reported as the amount of the contribution; that is, without discounting the contribution yet to be made to reflect the fact that the contribution is not yet payable.

(B) The Plan Administrator may direct that the fair market value of the receivable be

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reported as the amount of the contribution discounted to reflect that the contribution yet to be made is not yet payable, using an interest rate determined by the Plan Administrator.

(b) Reflecting Investment Gains and Losses. The Plan Administrator may direct that investment experience be reflected in an Account using daily or balance forward accounting or on any other basis that reasonably reflects the investment experience of the Account.

To the extent gains or losses are being reflected on a daily or balance forward basis, the Plan Administrator may direct that amounts due the Plan with respect to any Plan Asset be reflected in Accounts as a “receivable” (e.g., dividends payable on Mutual Funds may be reflected as a receivable as of the record date for such dividends, even if not yet paid into the Funding Vehicle).

To the extent gains or losses are being reflected on a balance forward basis, then the Plan Administrator may direct that contributions are to affect the allocation of gains or losses in one of the following ways:

(1) The contributions may be deemed to have been invested on the Valuation Date that immediately precedes the Valuation Date as of which the Accounts are being valued (even though some or all of the contributions had not been so invested on such prior Valuation Date).

(2) The contributions may be deemed to have been invested on the Valuation Date as of which the Accounts are being valued (even though some or all of the contributions may have been so invested prior to the Valuation Date).

(3) Half of the contributions may be deemed to have been invested on the date referred to in (1) and half may be deemed to have been invested on the date referred to in (2) (even though the contributions may not have been so invested on that basis).

(4) The contributions may share in gain or loss based on a weighting that, in turn, is based on the number of days such contributions have been held by the Pooled Investment Fund.

8.10 Timing of Contributions. A contribution will be deemed to be “for” a Plan Year if it is designated as being for such Plan Year by the Lead Employer. For purposes of applying the nondiscrimination tests under Code §§ 401(a)(4), 401(k) and 401(m), for purposes of determining the maximum allocations under Code § 415, for purposes of calculating the deductions under Code § 404, and for any other qualification provision of the Code, a contribution will be treated as having been made for the Plan Year designated by the Lead Employer provided that the contribution is paid to the Funding Agent by such deadline as may be prescribed for the applicable provision of the Code.

For purposes of applying the provisions of the Code that are based upon when a contribution is allocated, if a contribution is designated as being for a Plan Year but it is actually received by the Funding Agent and credited to a Contribution Account after the end of such Plan Year, the contribution is deemed to be allocated “as of” the last day of that Plan Year.

8.11 Participant Statements. The Plan Administrator may cause benefit statements to be issued from time to time informing Participants of the status of their Accounts, but it is not required to issue benefit statements (except at the request of a Participant or Beneficiary pursuant to ERISA) and the issuance of benefits statements (and any errors that may be reflected on benefit statements) will not in any way alter or affect the rights of Participants with respect to the Plan.

A Participant or Beneficiary is obligated to review his/her benefit statement and inform the Plan Administrator of any error on such benefit statement.

ARTICLE IX – INCIDENTAL INSURANCE BENEFITS

9.1 Life Insurance Policies. If life insurance is authorized by the Plan Administrator, a Participant can direct that his/her Contribution Accounts (except an Employee Deductible Contribution Account) be used to acquire one or more life insurance policies that will be held for the benefit of his/her Contribution Accounts subject to all of this Article IX, including the following:

(a) Insured Lives. If the Plan is a profit sharing plan, a life insurance policy may provide death (and related disability) benefits on the life of the Participant and/or on the life of any other individual in whom the Participant has an insurable interest. If the Plan is a money purchase plan, a life insurance policy may provide benefits only on the life of the Participant.

(b) Types of Insurance Policies. A life insurance policy may be evidenced by group policy certificates (whether or not the group policy is issued to the Trustee or Custodian) or individual policies and can be term life policies or cash value policies.

(c) No Discrimination in Favor of Highly Compensated Employees. The Plan Administrator will not discriminate in favor of Highly Compensated Employees in authorizing and directing the acquisition of life insurance policies. The Plan Administrator will not be considered to have discriminated in favor of a Highly Compensated Employees by reason of any of the following facts:

(1) A Highly Compensated Employee has a higher value in his/her Contribution Accounts and, therefore, has the ability to direct a larger amount of funds for the acquisition of, or for the payment of premiums on life insurance policies.

(2) A Highly Compensated Employee is insurable and a Non-Highly Compensated Employee is not insurable.

(3) A Highly Compensated Employee is insurable at standard rates and a Non-Highly Compensated Employee is insurable at substandard rates.

(d) Other Life Insurance Policies. Nothing in this Article will prevent a life insurance policy on the life of an individual from being acquired as an investment in a Pooled Investment Fund.

9.2 Method of Acquisition. A life insurance policy may be acquired by original issue — that is, by the insurance company issuing the policy directly to the Trust or Custodial Account. If so directed by the Plan Administrator, a life insurance policy also may be acquired by directing that the Trustee or Custodian purchase a policy from the Participant, provided that such purchases must comply with PTE-92-5, as amended.

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9.3 Application of the Incidental Benefit Limit to the Payment of Premiums. No premium paid to the insurance company after the Plan acquires the policy can, on a cumulative basis, exceed the “incidental benefit limit” subject to the following:

(a) “Incidental Benefit Limit”. The aggregate amount of premiums paid from the Participant’s Contribution Accounts (except an Employee After-Tax Contribution Account) with respect to all ordinary life insurance policies plus two times the total aggregate amount of premiums paid therefrom on life insurance policies which are not ordinary life insurance policies (including any term or universal life insurance policies) may never equal or exceed one-half of the aggregate amount of the Contributions and Forfeitures theretofore allocated under the Plan to such Contribution Accounts. For purposes of this paragraph, ordinary life insurance policies are policies with both nondecreasing death benefits and nonincreasing premiums.

If a Participant’s Contribution Account is not sufficient under the foregoing limit to continue to pay such premiums from a particular Contribution Account from which the Participant has directed the payment of premiums, the Trustee or Custodian (at the direction of the Plan Administrator) will pay such premiums out of any of the Participant’s other Contribution Accounts from which the Participant could have directed the payment of premiums, subject to the applicable requirements of this subsection (a). If the Plan Administrator does not provide the Trustee or Custodian with such direction, the Trustee or Custodian will cause such policy to be put on a paid-up basis if it has cash surrender value or cancelled if the policy does not have cash surrender value.

(b) Application to a Profit Sharing Plan. If the Plan is a profit sharing plan, the incidental benefit limit will not apply with respect to contributions that have been allocated to a Participant’s Contribution Account for at least two years.

(c) Application to the Amount of Unearned Premiums Upon Purchase of an Existing Policy. The unearned premiums at the time a policy is acquired by purchase (if it is acquired by purchase) will be deemed to be a premium for purposes of applying the incidental benefit limit.

(d) Application to Dividends Applied to Reduce Premiums. The amount of a dividend applied to reduce a premium will not be deemed to be a payment of a premium to which the incidental benefit limit is applied.

(e) Application to Premiums Paid From an Employee After-Tax Contribution Account. Employee After-Tax Contribution Accounts can be used to acquire life insurance policies without regard to the incidental benefit limit.

9.4 Special Vesting Rules. The following special vesting rules may apply:

(a) Special Full Vesting. The Lead Employer may specify a special vesting rule in the Adoption Agreement which provides that, as an overriding provision, otherwise non-vested funds that are used to acquire life insurance policies are fully vested. Such special vesting applies to the life insurance policy while such policies are held, to the death benefit proceeds, and to funds attributable to cash value proceeds or attributable to refunded unearned premiums that are retained by the Trustee or Custodian after surrendering the policy.

(b) Limiting Acquisition Costs to the Vested Portion of a Participant’s Contribution Account. The Lead Employer may specify that the amounts used to acquire life insurance policies (including the payment of all premiums thereon) consist only of amounts that are fully vested.

(c) Treatments of Certain Amounts as Withdrawals for Calculation of Vested Portion of a Contribution Account. If so specified in the Adoption Agreement, the following amounts will be treated as withdrawals for the purpose of applying Sec. 10.2(c).

(1) All premiums paid on term insurance less refunded unearned premiums, if any, that are returned to the Trustee or Custodian.

(2) In the case of cash value life insurance, either:

(A) The excess of the premiums paid over the cash surrender value; or

(B) The PS-58 cost charged to the Participant as a result of the holding of the life insurance policy.

9.5 Designation of the Policy Beneficiary. The designation of the beneficiary under the policy can be handled in either of two ways at the discretion of the Plan Administrator:

(a) The Trustee or Custodian can be the named beneficiary under the policy. In the case of death, the Trustee or Custodian is to distribute the policy proceeds as soon as administratively practical to the Participant or Beneficiary under the Plan, but the distribution to a Beneficiary is subject to the spousal consent rules of the Plan if the Participant has a Spouse.

(b) The life insurance policy beneficiary does not have to be the Trustee or Custodian but can be an individual or another entity. The naming of an individual or an other entity as the insurance policy beneficiary requires spousal consent pursuant to the spousal consent rules of the Plan if the Participant has a Spouse.

9.6 Disposition of Life Insurance Policies. A life insurance policy acquired pursuant to this Article will be disposed of in accordance with the following as directed by the Plan Administrator:

(a) With the First Distribution Following a Termination of Service. No policy will continue to be held or acquired after the first distribution from the Plan to the Participant following his/her Termination of Service.

(b) After Any Termination of Service. The Plan Administrator may provide that such a policy will be disposed of immediately following Termination of Service.

(c) After the Death of an Insured Joint Life. A joint life policy insuring the life of the Participant and another individual may not be maintained after the death of such other individual.

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9.7 In-Kind Distribution of Life Insurance Policies. A life insurance policy may be distributed in-kind to a Participant, even if no other in-kind distributions are permitted under the Plan, subject to the following:

(a) If the Participant does not agree to be taxed for federal income tax purposes at the time of the distribution on the fair market value of the policy, the policy must be endorsed by the Participant to prevent him/her from electing an annuity option which requires the survival of the Participant or Beneficiary as a condition for receiving benefits unless such an annuity is permitted under Sec. 12.6.

(b) If the Participant agrees to be taxed for federal income tax purposes at the time of the distribution on the fair market value of the policy, the policy does not have to be endorsed as provided in subsection (a). The Plan Administrator will cause an information return to be filed with the Internal Revenue Service reporting such amount as taxable for federal income tax purposes.

9.8 Sale to Participant or Others. A life insurance policy may be sold to the Participant, a relative of the Participant, a Participating Employer, or another plan of a Participating Employer if so authorized by the Plan Administrator in a writing filed with the records of the Plan, provided the sale complies with PTE-92-6, and/or subsequent guidance issued by the Department of Labor.

9.9 Other Provisions Applicable to the Acquisition, Retention and Disposition of Life Insurance Policies. The following will apply with respect to the insurance company:

(a) The Insurance Company is Not Responsible for the Provisions of the Plan. An insurance company (solely by reason of having its policy held by the Trustee or Custodian) is not deemed to have assumed any obligations under the Plan. Without limiting the foregoing, the following will apply:

(1) The insurance company will not be a party to the Plan or any Funding Agreement.

(2) The insurance company will not be responsible for the validity of the Plan or any Funding Agreement.

(3) The insurance company will not be obligated to examine the terms of the Plan or the terms of any Funding Agreement.

(4) The insurance company will not be responsible for any actions taken by the Trustee or Custodian with respect to the policy it has issued to the Trustee or Custodian (or a policy that it recognized as being owned by the Trustee or Custodian) including, but not limited to, the power of the Trustee or Custodian to acquire or hold the life insurance policy.

(5) The insurance company will not be obligated to see to it that the Trustee properly applies any moneys paid to the Trustee or Custodian by the life insurance company or that the Trustee or Custodian has properly directed the insurance company to pay funds to any other party.

(6) If an individual or an entity other than the Trustee or Custodian is the beneficiary of the life insurance policy, the insurance company may pay death benefit proceeds to such individual or entity without regard to whether such payment violates any provisions of the Plan.

(b) The Plan Administrator is to Direct the Trustee or Custodian with Respect to Life Insurance Policies. All determinations as to the form of such policy, the issuing insurance company, and the amount of coverage will be made by the Plan Administrator, and all directions by the Plan Administrator or Participant to the Trustee or Custodian to purchase or dispose of a policy or take any action with respect to the insurance policy will be complete with respect to the terms thereof. Without limiting the foregoing, the following will apply:

(1) The Plan Administrator may specify which insurance companies are acceptable issuers, which policy forms are acceptable policy forms and which insurance agents are acceptable agents to service a policy held in the Trust Fund or Custodial Account.

(2) The Trustee or Custodian will not take any action with respect to such matters until furnished appropriate written instructions by the Plan Administrator, it being intended that the Trustee or Custodian will have no discretion with respect thereto.

(3) The Plan Administrator will be responsible for directing the Trustee or Custodian to exercise all rights, options, and privileges available under such policies and for the ultimate disposition of such policies and policy proceeds in a manner consistent with the standard practices of the life insurance industry and state regulations governing the administration of life insurance policies.

(4) With the consent of the Trustee or Custodian, the Plan Administrator may authorize Participants to direct the Trustee or Custodian with respect to individual matters related to the acquisition, holding or disposition of a life insurance policy.

(c) Ownership of the Policy. The application for a policy acquired by original issue will be in the name of a Trustee or Custodian and the legal ownership of the policy (whether acquired by original issue or by purchase) will be vested in the Trustee or Custodian for the benefit of the Participant’s Contribution Accounts from which the premium for the policy has been paid and (vis-à-vis the insurance company) the Trustee or Custodian is the entity that exercises all ownership rights.

(d) Application of Dividends. The Plan Administrator will direct the Trustee or Custodian with respect to all action to be taken with respect to policy dividends. Without limiting the foregoing, the Plan Administrator may direct the Trustee or Custodian to take any of the following actions with respect to dividends:

(1) Apply dividends to reduce future premiums.

(2) Apply dividends to purchase any additional insurance benefit available under the policy.

(3) Pay dividends to the Trustee or Custodian, in which case the Trustee or Custodian will hold the payment for the benefit of the Participant’s Contribution Accounts as directed by the Plan Administrator.

(e) Conflict Between Plan and Policy. In the event of any conflict between the terms of the Plan and the terms of any life insurance policy purchased hereunder, the Plan provisions shall control.

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9.10 Accounting for Insurance Policies.

(a) Subaccounts may be Established. If required or convenient for the proper administration of the Plan, the Trustee or Custodian will establish a subaccount (within the meaning of Sec. 8.2) for each of the Participant’s Contribution Accounts which have been the source for the acquisition of life insurance policies (including for the payment of premiums).

(b) One or More Segregated Investment Portfolios will be Established. The insurance policies acquired for the benefit of a Participant’s Contribution Accounts will be held in one or more Segregated Investment Portfolios. For the purpose of applying Sec. 8.8, the fair market value of an insurance policy will be determined by the Plan Administrator as of each Valuation Date established for such a Segregated Investment Portfolio as follows:

(1) In the case of a term life insurance policy, the fair market value of a policy will be the unearned premium determined as of the Valuation Date (or, if the Participant has died prior to the Valuation Date, the amount of any death benefit proceeds that are payable to the Trustee or Custodian by the insurance company but which have not yet been paid to the Trustee or Custodian as of the Valuation Date).

(2) In the case of a cash value life insurance policy, the fair market value will be the cash surrender value determined as of the Valuation Date (or, if the Participant has died prior to the Valuation Date, the amount of any death benefit proceeds, including the cash surrender value, that are payable to the Trustee or Custodian by the insurance company but which have not yet been paid to the Trustee or Custodian as of the Valuation Date).

ARTICLE X – VESTING

10.1 Contribution Accounts That Are Fully Vested. A Participant will at all times have a fully vested and non-forfeitable interest in the balance of the following Contribution Accounts:

Employee Contribution Accounts

Employer Safe-Harbor Matching Contribution Account

Employer Qualified Matching Contribution Account

Employer Safe-Harbor Profit Sharing Contribution Account

Employer Qualified Profit Sharing Contribution Account

Employer Safe-Harbor Pension Contribution Account

Employer Prevailing Wage Contribution Account

Transfer Account

10.2 Contribution Accounts Subject to Vesting Schedule.

(a) Vesting at Retirement Age. A Participant will have a fully vested and non-forfeitable interest in the balance of the following Contribution Accounts upon reaching Normal Retirement Age while employed with a Controlled Group Member (while it is such):

Employer Regular Matching Contribution Account

Employer Regular Profit Sharing Contribution Account

Employer Regular Pension Contribution Account

(b) Vesting in Event of Death, Disability or Designated Age.

(1) Death. If so specified in the Adoption Agreement, a Participant will have a fully vested and non-forfeitable interest in his/her Employer Regular Matching and Regular Profit Sharing Contribution Accounts, or Employer Regular Pension Contribution Account, upon Termination of Service as a result of death.

(2) Disability. If so specified in the Adoption Agreement, a Participant will have a fully vested and non-forfeitable interest in his/her Employer Regular Matching and Regular Profit Sharing Contribution Accounts, or Employer Regular Pension Contribution Account, upon Termination of Service as a result of being Disabled.

(3) Early Retirement or Other Designated Age Prior to Normal Retirement Age. If so specified in the Adoption Agreement, a Participant will have a fully vested and non-forfeitable interest in his/her Employer Regular Matching and Regular Profit Sharing Contribution Accounts, or Employer Regular Pension Contribution Account, upon reaching Early Retirement Age or other age specified in the Adoption Agreement while employed with a Controlled Group Member (while it is such).

(c) Vesting Based on Service. As of any date prior to an event specified in subsection (a) or (b), the vested portion of an Employer Regular Matching or Regular Profit Sharing Contribution Account, or Employer Regular Pension Contribution Account, will equal the balance of the Contribution Account as of such date multiplied by the vested percentage. However, if a withdrawal or distribution is made to a Participant who is less than fully vested in a Contribution Account, as of any date after such withdrawal or distribution, the vested portion of the Contribution Account will be determined under one of the following formulas as specified in the Adoption Agreement:

P(AB + D) – D

P[AB + (R x D)] – (R x D)

where “P” equals the current vested percentage; “AB” equals the current balance of the Contribution Account; “D” equals the amount of all withdrawals or distributions made prior to the date of determination; and “R” equals the ratio of AB to the balance of the Contribution Account immediately after the prior withdrawal or distribution. If a Participant has received a distribution of the full vested portion of a Contribution Account following Termination of Service, but Forfeiture of the non-vested portion is delayed to a date after distribution of the vested portion, the above formula will not apply and the Participant will be deemed to have no vested interest pending the Forfeiture of the non-vested portion of the Contribution Account.

An assignment made to an alternate payee under a qualified domestic relations order (as defined in Code § 414(p) will be treated as a withdrawal or distribution for purposes of applying the above formula with respect to the Contribution Accounts of the Participant.

(d) The Balance in a Contribution Account. For the purpose of determining the vested portion of a Contribution Account, the balance of such Contribution Account will be

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the amount determined pursuant to Article VIII as of the date the determination is being made for purposes of the Plan.

(e) Vested Percentage. The vested percentage will be determined as follows:

(1) As of any date prior to Termination of Service, the vested percentage will be determined in accordance with the vesting schedule specified in the Adoption Agreement with respect to the applicable Component applied by reference to completed years of Service (disregarding any fractional year) as of such date. If the hour count method is used to determine Service for vesting purposes, a year of Service will have been completed as of the last day of a vesting computation period.

(2) As of any date at or after Termination of Service, the vested percentage will be determined in accordance with the vesting schedule specified in the Adoption Agreement with respect to the applicable Component applied by reference to completed years of Service (disregarding any fractional year) as of Termination of Service, or completed and fractional years of Service as of Termination of Service, as specified in the Adoption Agreement.

(f) Disregard of Certain Service for Vesting Purposes. For the purpose of determining the vested percentage, the Participant’s Service will be adjusted as follows:

(1) If so specified in the Adoption Agreement, the following Service will be disregarded:

(A) Service prior to the date on which the Participant attained age 18. However, if the Participant had no Hours of Service on or after the first day of the first Plan Year beginning after December 31, 1984, there will be disregarded any Service prior to the date on which the Participant attained the age specified for this purpose by the Plan in effect at that time.

(B) Service prior to the earliest date on which any Controlled Group Member (while it is such) first maintained the Plan (or a predecessor plan). However, if an employer maintained the Plan (or a predecessor plan) prior to becoming a Controlled Group Member, Service with such employer prior to becoming a Controlled Group Member will not be disregarded pursuant to this provision.

(2) If the Plan was initially effective as of a date prior to the date the Plan first became subject to ERISA, Service before the date the Plan first became subject to ERISA will be disregarded if such Service would have been disregarded under the provisions of the Plan regarding breaks in service in effect from time to time prior to such date, whether or not those provisions were expressly designated as relating to “breaks in service,” provided the Participant incurred a loss or forfeiture of prior vesting or benefit accruals or was denied eligibility to participate by reason of separation from service or failure to complete a required period of service within a specified period of time.

(g) Forfeiture of Non-Vested Portion. The nonvested portion of a Contribution Account will become a Forfeiture on the earliest of the following dates:

(1) The date specified in the Adoption Agreement on or after the date the vested portion of the Contribution Account has been distributed to the Participant in full following Termination of Service (or immediately upon Termination of Service if the Participant is not vested in any portion of such Contribution Account). In no event, however, will any portion of a contribution be recognized as a Forfeiture prior to the date the contribution is paid into the Funding Vehicle.

(2) The date the Participant incurs a period of five or more consecutive one-year Breaks in Service.

(3) The date the Participant dies, if the Participant dies after Termination of Service or if death prior to Termination of Service does not result in full vesting in such Contribution Account.

If so specified in the Adoption Agreement, if a Participant who is partially vested in a Contribution Account receives a distribution of less than the full vested portion of the Contribution Account following Termination of Service, a part of the non-vested portion of the Contribution Account will become a Forfeiture as of the date of the distribution. The amount of the Forfeiture will equal the non-vested portion of the Contribution Account multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the vested balance of the Contribution Account immediately prior to the distribution. The vested portion of the Contribution Account as of any date after such Forfeiture will equal the balance of the Contribution Account as of such date multiplied by the vested percentage (without regard to the formulas specified in subsection (c) above). Alternatively, if so specified in the Adoption Agreement, the applicable formula specified in subsection (c) will apply to determine the vested portion of a Contribution Account following a distribution of less than the full vested portion of such Contribution Account.

An assignment made to an alternate payee under a qualified domestic relations order (as defined in Code § 414(p)) will be treated as a distribution for purposes of the above paragraph.

A Participant will lose all claim to the forfeited nonvested portion of a Contribution Account when the Forfeiture occurs. The amount of the Forfeiture will then be transferred to a Pending Allocation Account and will be applied as specified in the Adoption Agreement.

(h) Reinstatement Upon Return to Service. If a Participant resumes employment with any Controlled Group Member after a Forfeiture but before he/she has a period of five or more consecutive one-year Breaks in Service:

(1) If the Participant was not vested in any portion of a Contribution Account when the Forfeiture occurred, an amount will be restored to the Contribution Account equal to the value of the Contribution Account as of the date of the Forfeiture. The restoration will occur at such time as may be deemed appropriate by the Lead Employer, but not later than the end of the Plan Year following the Plan Year in which the Participant returns to employment.

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(2) If the Participant received a distribution of all or any portion of a Contribution Account, and if repayment of such a distribution is specified in the Adoption Agreement as being a required condition to the restoration of the nonvested portion of the Contribution Account, the Participant may repay to the Plan the full amount of the distribution previously made from the Contribution Account at any time prior to the earlier of the date he/she has a period of five or more consecutive one-year Breaks in Service or the fifth anniversary of the date on which he/she resumes employment. If such a repayment is required and made, an amount will be restored to the Contribution Account equal to the amount of the prior Forfeiture from such Contribution Account. The restoration will occur at such time as may be deemed appropriate by the Lead Employer, but not later than the end of the Plan Year following the Plan Year in which the repayment is made by the Participant.

If the repayment is made by the Participant on a pre-tax basis from a “conduit” individual retirement account, such repayment will be credited to the Contribution Account to which the restoration will occur under the Plan. Otherwise, if the payment is made by the Participant on an after-tax basis, such repayment will be credited to an Employee Forfeiture Restoration Account established for the Participant, and the Participant will be credited with a tax basis (or an additional tax basis) in the Plan equal to the Employee Forfeiture Restoration Contribution.

(3) If the Participant received a distribution of all or any portion of a Contribution Account and repayment of such distribution is not specified in the Adoption Agreement as being a condition to the restoration of the nonvested portion of the Contribution Account, an amount will be restored to the Contribution Account equal to the amount of the prior Forfeiture from the Contribution Account. The restoration will occur at such time as may be deemed appropriate by the Lead Employer, but not later than the end of the Plan Year following the Plan Year in which the Participant resumes employment.

(4) At the direction of the Lead Employer, amounts to be restored pursuant to the above may be obtained from amounts, if any, credited to any Pending Allocation Account that reflects Forfeitures. If such Pending Allocation Account is not sufficient or if the Lead Employer does not direct its use for this purpose, the restoration amount (or the remaining portion thereof) will be obtained as follows:

(A) If the Plan is a profit sharing plan, the amount may be obtained from any Employer Regular Profit Sharing Contributions made under a variable formula for the Plan Year before any allocations are made under such formula to Participants. If the Plan does not then provide for such contributions or if such contributions would otherwise not be sufficient, an additional contribution will be made equal to the amount remaining to be restored without regard to the limitations of Code § 415.

(B) If the Plan is a money purchase pension plan, an additional contribution will be made equal to the amount to be restored without regard to the limitations of Code § 415.

(i) Disregard of Certain Post-Break Service for Pre-Break Vesting. If the Participant has a period of five or more consecutive one-year Breaks in Service (or had a Break in Service of one year or more prior to the first day of the first Plan Year beginning in 1985), for purposes of determining the vested portion of an Employer Regular Matching or Regular Profit Sharing Contribution Account, or Employer Regular Pension Contribution Account, which accrued before such break, Service after the Breaks in Service will not be taken into account.

(j) Segregated Account Upon Return to Employment.

(1) If an Employee who is less than fully vested in a Contribution Account resumes employment with any Controlled Group Member before distribution of the vested portion of such Contribution Account but after the Forfeiture of the non-vested portion of such Contribution Account, and if at the time of the return such Contribution Account would otherwise be subject to a vesting schedule, such Contribution Account will be retained as a separate Contribution Account which will be fully vested and to which no additional contributions may be allocated.

(2) If a Participant has an amount restored to a Contribution Account under subsection (h)(3), or if a Participant received a distribution of the full vested portion of a Contribution Account and resumes employment with any Controlled Group Member before the Forfeiture of the non-vested portion of such Contribution Account and does not repay the distribution, such Contribution Account will be retained as a separate Contribution Account to which no additional contributions may be allocated, and the vested portion of such Contribution Account will be determined using the formula in effect under subsection (c).

(k) Amendment to Vesting Schedule. If the Plan is amended in a way that directly or indirectly changes the vesting schedule or affects the computation of the vested percentage, or if the vesting schedule is automatically changed because the Plan ceases to be Top-Heavy, each Participant who has at least three years of Service as of the date of the amendment will be permitted to elect within the election period to have his/her vested percentage computed without regard to such amendment or change. Each such election will be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances permitted by the Plan Administrator).

The date of the amendment for this purpose is the later of the effective date or adoption date of the amendment.

The “election period” for this purpose will be a reasonable period determined by the Plan Administrator commencing not later than the date on which the amendment is adopted and ending no earlier than 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment becomes effective, or the date on which the Participant is issued notice of the amendment. Notwithstanding the foregoing, an election opportunity need

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not be provided to any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to the amendment.

(l) Forfeiture in Event of Missing Participant or Beneficiary. If a Participant or Beneficiary cannot be found after reasonable effort, the Benefit (or remaining portion thereof) of such Participant or Beneficiary will be treated as a Forfeiture at such time as is deemed appropriate by the Plan Administrator. Otherwise, the Benefit will remain in the Plan until termination of the Plan, at which time it will be treated as a Forfeiture. In the event of any Forfeiture, if the individual is subsequently located, the Contribution Accounts will be restored pursuant to subsection (h)(4) either under the Plan (prior to its termination) or under another qualified defined contribution plan then maintained by a Controlled Group Member. If no plan is then being maintained by any Controlled Group Member, restoration will be made by means of a distribution from business assets of the Controlled Group Members or other method deemed appropriate by the Plan Administrator.

(m) Break in Service Rules for Vesting. The Break in Service rules for participation in Sec. 3.3 will apply in the same manner for vesting purposes.

10.3 Special Vesting Provisions Related to Life Insurance Policies. Special vesting provisions may apply with respect to life insurance policies held within a Contribution Account as provided in Article IX.

ARTICLE XI – WITHDRAWALS AND LOANS

SEC 11.1 APPLIES ONLY IF THE PLAN IS A MONEY PURCHASE PENSION PLAN.

11.1 Withdrawals Prior to Termination of Service – Money Purchase Pension Plan. A Participant may make a withdrawal from his/her Contribution Accounts prior to Termination of Service, as specified in the Adoption Agreement; provided that, a withdrawal will not be allowed from an Employer Safe-Harbor or Regular Pension Contribution Account prior to Normal Retirement Age, or such later age as may be specified in the Adoption Agreement.

Any withdrawal will be subject to the annuity requirements of Sec. 12.6.

SEC 11.2 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

11.2 Withdrawals Prior to Termination of Service – Profit Sharing Plan. A Participant may make a withdrawal from his/her Contribution Accounts prior to Termination of Service as specified in the Adoption Agreement; provided that:

(a) Withdrawals from Employer Regular Matching and Regular Profit Sharing Contribution Accounts. If withdrawals are allowed from an Employer Regular Matching or Regular Profit Sharing Contribution Account without regard to whether the Participant has attained a specified age or completed a specific number of years of service or participation, then a withdrawal from such Contribution Account will be limited so that immediately after such withdrawal the value of the Contribution Account is not less than the greater of:

(1) The value of such Contribution Account immediately prior to the withdrawal, minus the value of such Contribution Account 24 months prior to the date of the withdrawal.

(2) The aggregate amount of Employer Regular Matching or Regular Profit Sharing Contributions allocated to such Contribution Account during the 24 months prior to the date of the withdrawal.

If so specified in the Adoption Agreement this limit will cease to apply after the Participant has been an Active Participant in the applicable Component for five years, and will not apply to any withdrawal for Hardship.

(b) Hardship Withdrawals. If withdrawals are allowed from Contribution Account(s) on account of Hardship, the following rules will apply with respect to such a withdrawal:

(1) A withdrawal will not be allowed from any of the following Contribution Accounts prior to age 59½: Employer Safe-Harbor or Qualified Matching Contribution Account; Employer Regular Matching Contribution Account (or the subaccount thereunder) that reflects Employer Regular Matching Contributions that were treated as Deferral Percentage Amounts and included in the Actual Deferral Percentage Test of Code § 401(k); Employer Safe-Harbor or Qualified Profit Sharing Contribution Account; Employer Regular Profit Sharing Contribution Account (or the subaccount thereon) that reflects Employer Regular Profit Sharing Contributions that were treated as Deferral Percentage Amounts and included in the Actual Deferral Percentage Test of Code § 401(k) or were treated as Contribution Percentage Amounts and included in the Actual Contribution Percentage Test of Code § 401(m).

(2) A withdrawal will not be allowed from an Employee Pre-Tax Contribution Account prior to age 59½ in an amount greater than the balance of such Account as of the later of December 31, 1988, and the last day of the last Plan Year ending before July 1, 1989 (or such later date specified in Treas. Reg. § 1.401(k)-1(h)), plus the amount of Employee Pre-Tax Contributions added to such Contribution Account after such date and minus the amount of all prior withdrawals for Hardship after such date from such Contribution Account.

(3) A withdrawal must be on account of an immediate financial need, and must be necessary to satisfy such need, determined as follows:

(A) A withdrawal will be on account of an immediate financial need if it is for one of reasons specified in the Adoption Agreement as being a Hardship.

The Plan Administrator will be responsible for determining the existence of a Hardship. The Plan Administrator may rely on the representation as to the existence of a Hardship given by the Participant, or may require the

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Participant to prove a Hardship by such evidence as may be required by the Plan Administrator.

(B) A withdrawal will be deemed to be necessary to satisfy an immediate financial need only if the following are satisfied:

(i) The amount of the withdrawal may not exceed the amount of the immediate financial need (adjusted to reflect income taxes or penalties reasonably expected to result from the distribution, if so specified in the Adoption Agreement).

The Plan Administrator will be responsible for determining the amount of the Hardship. The Plan Administrator may rely on the representation as to that amount given by the Participant, or may require the Participant to provide the amount by such evidence as may be required by the Administrator.

(ii) If the withdrawal is made prior to age 59½ from an Employee Pre-Tax Contribution Account, the Participant must have obtained all withdrawals and distributions, other than withdrawals for Hardship, and all nontaxable loans currently available under the Plan and all other plans maintained by any Controlled Group Member.

(iii) If the withdrawal is made prior to age 59½ from an Employee Pre-Tax Contribution Account, the Participant’s Employee Pre-Tax and After-Tax Contributions under the Plan will be suspended starting as soon as administratively practicable after such withdrawal, and continuing for a period of twelve months from the start of the suspension. At the end of the suspension period, the Participant may make a new pay reduction agreement (if otherwise permitted under the Plan) to be effective as of such date as would otherwise apply under the Plan had he/she voluntarily elected to discontinue his/her Employee Pre-Tax Contribution or After-Tax Contributions (thus, the suspension period may extend beyond twelve months).

In addition, the Participant’s Elective Deferrals and voluntary contributions under all other qualified and nonqualified plans of deferred compensation maintained by any Controlled Group Member will be suspended starting as soon as administratively practicable after such withdrawal, and continuing for a period of at least twelve months after such withdrawal. If such plan does not provide for such suspension, the Administrator will be responsible for ensuring that an otherwise legally enforceable agreement provides for such suspension (e.g., an employment agreement, or separate agreement providing solely for such suspension).

(iv) If the withdrawal is made prior to age 59½ from an Employee Pre-Tax Contribution Account, the Participant may not make Employee Pre-Tax Contributions under the Plan or Elective Deferrals under any other plan maintained by any Controlled Group Member for the Employee’s taxable year immediately following the year of the withdrawal in excess of the applicable limit under Code § 402(g) for such next taxable year less the amount of the Employee’s Elective Deferrals for the year of the withdrawal for Hardship.

(c) Age and/or Service Withdrawals. If withdrawals are allowed from any Contribution Account based on age and/or Service as specified in the Adoption Agreement, such withdrawals may be made from such Contribution Account without showing Hardship and without regard to any limits otherwise imposed under subsection (b).

(d) Withdrawals Limited to Vested Portion. The amount of any withdrawal from any Contribution Account may not exceed the vested portion of such Contribution Account, minus any portion of the Contribution Account attributable to any outstanding loan or life insurance.

(e) Withdrawal Requests. Withdrawal requests must be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator).

(f) Source of Funds for Withdrawals from Participant Directed Accounts. If a Participant is allowed to direct the investment of his/her Contribution Accounts, the Plan Administrator will establish ordering rules specifying how investments are to be liquidated to allow for a withdrawal from any Contribution Account (but in the absence of such rules, investments will be liquidated on a pro rata basis). The Plan Administrator instead may allow Participants to specify the ordering within parameters established by the Lead Employer.

(g) Spousal Consent. If the Participant is subject to the annuity requirements of Sec. 12.6, those requirements will also apply to withdrawals under this section.

The Plan Administrator will direct the Funding Agent respecting the payment of withdrawals under this section. Payment will be made to the Participant as soon as administratively practicable following the receipt of a withdrawal request by the Participant.

11.3 Participant Loan Program. The Lead Employer may establish a participant loan program pursuant to ERISA § 408(b)(1) which, if established, is incorporated herein by reference. All such loan programs will meet the following requirements:

(a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

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(b) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

(c) Loans must be adequately secured and bear a reasonable interest rate.

(d) No Participant loan shall exceed the value of the Participant’s Benefit.

(e) If spousal consent to a loan is required by the terms of an Employer’s Plan or an Employer’s loan policy, then a Participant must obtain the consent of his or her Spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

(f) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(g) For Plan Years beginning prior to January 1, 2002, no loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

(h) Loan repayments may, at the request of a Participant, be suspended under this Plan as permitted under Code § 414(u)(4).

If a valid Spousal consent has been obtained in accordance with (e), then, notwithstanding any other provisions of this Plan, the portion of the Participant’s vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s vested Account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

Regardless of whether a participant loan program exists under the Plan, the Lead Employer may, on a uniform and nondiscriminatory basis, accept a transfer of an outstanding loan made under the plan of a Predecessor Employer on behalf of an individual who becomes an Employee in connection with an asset or stock acquisition by a Controlled Group Member. The Lead Employer may accept a transfer of an outstanding loan even if Employee Rollover Contributions are not otherwise allowed under the Plan, even if the Plan does not otherwise accept a transfer of account balances from the plan of the Predecessor Employer, or even if the Employee is not entitled to a distribution from the plan of the Predecessor Employer. Such loan (and cash amounts resulting from repayment of such loan and investment of such cash amounts) will be credited to a Contribution Account(s) of the same type as the type to which the loan was credited under the plan of the Predecessor Employer, but the optional forms of payment that were available under the plan of the Predecessor Employer will not be available under the Plan.

ARTICLE XII – DISTRIBUTIONS AFTER TERMINATION OF SERVICE

12.1 Distributions to Participants. A Benefit will be paid to the Participant following his/her Termination of Service (for any reason other than death) or as of his/her Required Beginning Date or as of such earlier date as may be specified in the Adoption Agreement, in accordance with the terms of this Article.

12.2 Distributions to Beneficiaries. That portion of a Benefit that has been assigned to a Beneficiary will be paid to that Beneficiary after the death of the Participant in accordance with the terms of this Article.

12.3 Time, Method and Medium of Payment. The Benefit will be paid to a Participant or Beneficiary as follows:

(a) Time of Payment.

(1) Payment will be made (or commence) to a Participant at such time after the earliest payment date specified in the Adoption Agreement as the Participant may elect, but not later than the earliest of:

(A) The Participant’s Required Beginning Date; or

(B) Unless the Participant elects to further defer commencement, the 60th day after the later of:

(i) The close of the Plan Year in which the Participant reaches the later of age 62 or Normal Retirement Age; or

(ii) The close of the Plan Year in which the Participant’s Termination of Service occurs.

However, if the amount of the payment to be made to a Participant cannot be ascertained by the later of the dates specified in (i) or (ii), a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained. An election by a Participant to defer a distribution must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator); provided that, the failure by a Participant to elect a distribution when an election is required under the Plan will be deemed to be an election to defer the distribution.

(C) The latest payment date specified in the Adoption Agreement.

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(2) Payment will be made (or commence) to a Beneficiary at such time after the earliest payment date specified in the Adoption Agreement as the Beneficiary may elect, but not later than the latest date allowed under the minimum distribution rules of Code § 401(a)(9), as implemented under the Plan.

(b) Methods of Payments. Payment will be made by one or a combination of the following methods specified in the Adoption Agreement, as the Participant or Beneficiary may elect:

(1) Payment in a single sum, including, if so specified in the Adoption Agreement, partial distributions made at the request of the Participant or Beneficiary.

(2) Payment in a series of annual or more frequent installments, with full distribution of the Benefit to be made within such time limit specified in the Adoption Agreement, or with each installment to be of a fixed amount elected by the Participant or Beneficiary.

(3) If the Plan is a profit sharing plan, purchase of a non-transferable, period-certain annuity contract (not contingent on the survival of any person).

(4) If the Plan is a money purchase pension plan, or if the Plan is a profit sharing plan and to the extent the Participant is subject to the annuity requirements of Sec. 12.6, purchase of any form of non-transferable annuity contract.

(5) Any other method permitted by the Adoption Agreement which complies with the requirements of this Article.

Any payment method is subject to the minimum distribution rules of Code § 401(a)(9) as implemented under Sec. 12.7.

(c) Medium of Payment. Payment will be made in cash except as specified in the Adoption Agreement.

12.4 Cash-Out of Small Benefits. If so specified in the Adoption Agreement, if a Benefit does not exceed the cash-out amount, it will be paid in a single-sum to the Participant or Beneficiary on or as soon as administratively practicable following the earliest payment date specified in the Adoption Agreement. In the event of death of the Participant after the earliest payment date specified in the Adoption Agreement, the Benefit will be paid to his/her Beneficiary as soon as administratively practicable after the death of the Participant.

If a Benefit exceeds the cash-out amount as of the payment date specified in the prior paragraph, but subsequently falls below the cash-out amount for any reason prior to the commencement of installment or annuity payments to the Participant or Beneficiary (for example, because of distributions or investment losses), the Plan Administrator may then direct that the Benefit be paid in a single-sum to the Participant or Beneficiary. However, prior to March 22, 1999, a payment will not be made under this provision if the Benefit exceeded the cash-out amount at the time of any prior withdrawal or distribution from the Plan. The Plan Administrator will be responsible for monitoring Benefits to determine whether and when payments are appropriate under this section.

If a Benefit is zero, the Participant will be deemed to have received distribution of the Benefit in full as of his/her Termination of Service for purposes of applying the Forfeiture rules of Sec. 10.2(g).

The “cash-out” amount for this purpose is:

(1) Prior to the first Plan Year beginning after August 5, 1997, or such later date as may be specified in the Adoption Agreement, $3,500 or such lesser amount as may have been specified in the Plan prior to such date;

(2) Thereafter, $5,000 or such lesser amount as may be specified in the Adoption Agreement.

12.5 Consent Requirements. If a Benefit exceeds the cash-out amount (as defined in Sec. 12.4), the Participant must consent to any distribution made prior to the date he/she attains the later of age 62 or Normal Retirement Age in accordance with the following:

(a) Consent Within 90 Days. The consent must be obtained in writing (or in such manner, including voice response or other electronic media, as may be expressly authorized by the Internal Revenue Service and Plan Administrator) no more than 90 days prior to the Benefit Starting Date. Payment will be delayed to the extent necessary to satisfy the notice requirement under subsection (e), or any other notice requirement imposed under the Code.

(b) Spousal Consent. If the Participant is subject to the annuity requirements of Sec. 12.6, his/her Spouse, if any, must also consent to any distribution made to the Participant other than a distribution to purchase a Qualified Joint and Survivor Annuity. In addition, if the Participant is subject to the annuity requirements of Sec. 12.6 and the portion of the Benefit payable to the Spouse following the death of the Participant is more than the cash-out amount, the Spouse must consent to any distribution made prior to the date the Participant would have attained the later of age 62 or Normal Retirement Age. Any required consent by a Spouse will be subject to the same notice and election period requirements that apply to the Participant.

(c) No Consent for Required Distributions. Neither the consent of the Participant nor his/her Spouse is required to the extent that a distribution is required to satisfy Code § 401(a)(9) or 415, or reflects a refund of Excess Deferrals to comply with Code § 402(g) or a return of contributions under the Actual Deferral Percentage Test of Code § 401(k), or the Actual Contribution Percentage and/or Multiple Use Test of Code § 401(m).

(d) No Consent on Termination of Plan. Upon termination of the Plan:

(1) If the Plan is a profit sharing plan and does not offer an annuity option purchased from a commercial provider, and if no other defined contribution plan (other than an employee stock ownership plan as defined in Code § 4975(e)(7)) is maintained by any Controlled Group Member, a Benefit may, without consent, be distributed to the Participant or Beneficiary;

(2) Otherwise, a Benefit may, without consent, be transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code § 4975(e)(7)) maintained by any Controlled Group Member if the Participant or

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Beneficiary does not elect an immediate distribution of such Benefit.

(e) Notice Requirements. The Plan Administrator will provide the Participant with the notice required under Treas. Reg. § 1.411(a)-11(c) in writing (or by means of electronic media under circumstances authorized by the Internal Revenue Service) no less than 30 days and no more than 90 days prior to the Benefit Starting Date (or together with the notice described in Sec. 12.6(d)). However, the Benefit Starting Date may be less than 30 days after such notice is provided if the Plan Administrator provides the Participant with an explanation of the right of the Participant to have at least 30 days to consider whether or not to elect a distribution and the Participant, after receiving the notice, affirmatively elects a distribution. This election must be made in such manner and in accordance with such rules as may be prescribed by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator).

The notice required under Treas. Reg. 1.411(a)-11(c) may be provided more than 90 days prior to the Benefit Starting Date under circumstances expressly authorized in Treas. Reg. 1.411(a)-11(c), but only if the Plan Administrator then provides the Participant with a summary of such notice within the time period specified in the prior paragraph. Such summary must be provided in writing (or by means of electronic media under circumstances authorized by the Internal Revenue Service and Plan Administrator).

12.6 Annuity Requirements.

(a) Participants to Whom This Section Applies. The annuity requirements set forth in this section apply to the following Participants:

(1) If the Plan is a money purchase pension plan, the annuity requirements apply to all Participants.

(2) If the Plan is a profit sharing plan, the annuity requirements apply:

(A) If so specified in the Adoption Agreement, to all Participants.

(B) To any Participant with respect to whom the Plan is a direct or indirect transferee of a defined benefit plan, a money purchase pension plan (including a target benefit plan), or, except as otherwise permitted under Code § 411(d)(16) and the regulations thereunder, a profit sharing or stock bonus plan which is subject to the annuity requirements of Code § 417 (other than an elective transfer under Treas. Reg. § 1.411(d)-4 or a transfer made prior to January 1, 1985), but only to the extent of the balance of the Contribution Account or subaccount thereunder that reflects amounts attributable to the transfer from such other plan to the Plan. If the annuity requirements apply to any Participant because of this paragraph (B), the Plan Administrator may direct that the annuity requirements apply to all Contribution Accounts of such Participant and/or may direct that the annuity requirements apply to all Participants.

(C) To any Participant who is eligible and elects to receive a distribution in the form of a life contingent annuity under the Plan.

If the Plan is a profit sharing plan, and the annuity requirements apply to a Participant because the Adoption Agreement specifies that the annuity requirements apply to all Participants as provided in subparagraph (A) or because the Plan is a direct or indirect transferee of a profit sharing plan which states that the Participant is subject to the survivor annuity requirement of Code § 417 as provided in subparagraph (B), the Plan may be amended so that the annuity requirements apply only under the circumstances provided in subparagraph (C).

However, the annuity requirements apply to a Participant described above only if he/she has at least one Hour of Service on or after August 23, 1984, or he/she does not have at least one Hour of Service on or after August 23, 1984, his/her benefit payments have not commenced prior to such date and he/she elects to have this section apply.

(b) Qualified Joint and Survivor Annuity. A Participant’s Benefit will be applied to purchase the following form of annuity unless a different form of payment is elected pursuant to a Qualified Election made within the period beginning 90-days prior to the Benefit Starting Date and ending 30 days after the notice is given under Sec. 12.5(e) (or, if later, on the Benefit Starting Date):

(1) If the Participant has a Spouse, a Qualified Joint and Survivor Annuity.

(2) If the Participant does not have a Spouse, a Life Annuity for the Participant.

The Participant may elect to have the payments under such an annuity start as of any date on or after the earliest payment date specified in the Adoption Agreement.

(c) Qualified Preretirement Survivor Annuity. Either 50% or 100% of the Participant’s Benefit, as specified in the Adoption Agreement, will be applied to purchase a Qualified Preretirement Survivor Annuity if the Participant dies before the Benefit Starting Date and he/she has a Spouse, unless a waiver and designation of Beneficiary is made pursuant to a Qualified Election made within the period specified below, or the Spouse makes a Qualified Election of some other form of payment following the death of the Participant.

(1) A Participant may make a Qualified Election to waive the Qualified Preretirement Survivor Annuity and designate a Beneficiary at any time on or after the first day of the first Plan Year in which he/she attains age 35 and prior to his/her death. If the Participant’s Termination of Service occurs prior to the first day of the Plan Year in which the Participant attains age 35, a waiver and designation of Beneficiary may be made by the Participant at any time after the Termination of Service.

(2) A Participant who will not attain age 35 as of the end of the current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity and designate a Beneficiary for the period beginning on the date of such election and ending on the first day of the Plan

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Year in which he/she attains age 35. Such election will not be valid unless the Participant receives an explanation of the Qualified Preretirement Survivor Annuity as provided in subsection (e). The Qualified Preretirement Survivor Annuity will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date will be subject to the full requirements of this section.

(3) An election by a Surviving Spouse may be made at any time after the death of the Participant and prior to the Benefit Starting Date. The Surviving Spouse may elect to have an immediate commencement annuity purchased and distributed from the Plan.

(d) Explanation of Qualified Joint and Survivor Annuity. In the case of a Qualified Joint and Survivor Annuity, or Life Annuity for the Participant, the Plan Administrator will provide the Participant with an explanation of:

(1) The terms and conditions of the Life Annuity or Qualified Joint and Survivor Annuity;

(2) The Participant’s right to make, and the effect of, an election to waive the Life Annuity or Qualified Joint and Survivor Annuity;

(3) The rights of the Participant’s Spouse; and

(4) The right to make, and the effect of, or revocation of a previous election to waive the Life Annuity or Qualified Joint and Survivor Annuity.

The above notice will be provided in writing (or in such other manner, including voice response or other electronic media, as may be expressly authorized by the Internal Revenue Service) no less than 30 days and no more than 90 days prior to the Benefit Starting Date. However, effective as of the first day of the first Plan Year beginning on or after January 1, 1997, the notice may be provided less than 30 days prior to the Benefit Starting Date (and may be provided after the Benefit Starting Date) if the notice further provides the Participant with an explanation of the right of the Participant to have at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with the consent of his/her Spouse) a form of payment other than a Qualified Joint and Survivor Annuity, and the right of the Participant to revoke any payment form election at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided (or, if later, until the Benefit Starting Date).

Benefit payments will be delayed to the extent necessary to satisfy the notice requirements, but not beyond the latest commencement date permitted under the Plan.

(e) Explanation of Qualified Preretirement Survivor Annuity. In the case of the Qualified Preretirement Survivor Annuity, the Plan Administrator will provide the Participant with an explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation of the Qualified Joint and Survivor Annuity. The notice will be provided in writing (or in such other manner, including voice response or other electronic media, as may be expressly authorized by the Internal Revenue Service) within the following applicable period:

(1) The applicable period is whichever of the following periods ends last:

(A) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(B) A reasonable period ending after the Employee becomes a Participant;

(C) A reasonable period ending after this section first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after Termination of Service in the case of a Participant whose Termination of Service occurs before age 35.

(2) For purposes of applying paragraph (1), a reasonable period ending after the enumerated events described in subparagraph (B) and (C) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant whose Termination of Service occurs before the Plan Year in which he/she reaches age 35, notice will be provided within the two-year period beginning one year prior to, and ending one year after, Termination of Service. If such a Participant thereafter returns to employment with any Controlled Group Member, the applicable period will be redetermined for such Participant.

(f) Responsibility for Annuity Purchase. The Plan Administrator will be responsible for selecting the issuer of any annuity contract purchased under the Plan.

(g) Definitions. The following definitions apply for purposes of this section (or where the context requires elsewhere in the Plan):

(1) “Benefit Starting Date” – means the first day of the first period for which a benefit is paid as an annuity or in any other form available under the Plan (in the case of a single-sum distribution, the date of such distribution).

(2) “Life Annuity” – means an annuity payable for the life of the Participant that terminates upon the Participant’s death.

(3) “Qualified Election” – means an election that satisfies the following requirements:

(A) An election will not be effective unless:

(i) The Participant’s Spouse consents to the election in writing (or in such other manner as may be expressly authorized by the Internal Revenue Service);

(ii) The election designates a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) which may not be changed

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without consent of the Spouse (or the Spouse expressly permits designations by the Participant without any further consent of the Spouse);

(iii) The election designates a specific form of benefit payment which may not be changed without consent of the Spouse (or the Spouse expressly permits designations by the Participant without any further consent of the Spouse);

(iv) The Spouse’s consent acknowledges the effect of the election; and

(v) The Spouse’s consent is witnessed by a notary public or a representative of the Plan.

However, if it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver by the Participant will be deemed a Qualified Election.

(B) Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) will be effective only with respect to such Spouse. A consent that permits designations by the Participant without any further consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.

(C) A revocation of a prior election may be made by a Participant without the consent of his/her Spouse at any time before the Benefit Starting Date (or such later date as is specified in subsection (d)). Any consent by a Spouse is irrevocable by the Spouse.

(D) No consent obtained under this paragraph will be valid to waive the Qualified Joint and Survivor Annuity unless the Participant has received notice as provided in subsection (d). No consent obtained under this paragraph will be valid to waive the Qualified Preretirement Survivor Annuity unless the Participant has received notice as provided in subsection (e).

(4) “Qualified Preretirement Survivor Annuity” – means an annuity for the life of the Surviving Spouse of the Participant. The amount of such annuity is the amount of benefit which can be purchased with either 50% or 100%, as specified in the Adoption Agreement, of the Participant’s Benefit.

(5) “Qualified Joint and Survivor Annuity” – means an immediate annuity for the life of the Participant with a survivor annuity for the life of his/her Spouse which is the percentage (not less than 50% or more than 100%) specified in the Adoption Agreement of the amount of the annuity which is payable during the joint lives of the Participant and Spouse. The amount of such annuity is the amount of benefit which can be purchased with the Benefit.

(g) Conflicts with Annuity Contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

12.7 Minimum Distributions.

(a) Minimum Distribution Rules. Payments will be made under the Plan as necessary to satisfy Code § 401(a)(9), including the minimum distribution incidental death benefit requirement of Prop. Treas. Reg. § 1.401(a)(9)-2, as provided in this section.

If the Required Beginning Date is amended under the Plan, and if so specified in the Adoption Agreement, a Participant who had reached his/her pre-amendment Required Beginning Date, may elect to discontinue minimum distributions until his/her post-amendment Required Beginning Date. Further, if so specified in the Adoption Agreement, there will be a new Benefit Starting Date upon recommencement of minimum distributions as of the post-amendment Required Beginning Date. A Participant who was an Active Participant prior to the effective date of the amendment of the Required Beginning Date, but who had not reached his/her pre-amendment Required Beginning Date, will remain eligible to elect minimum distributions calculated under Code § 401(a)(9) as of the pre-amendment Required Beginning Date unless either (i) withdrawals are otherwise allowed under the Plan which would permit the Participant to duplicate such a payment stream (in which case the Participant can make withdrawals as otherwise allowed under the Plan), or (ii) the Participant had not attained (or will not attain) age 70½ in the calendar year in which the amendment is effective.

(b) Minimum Distributions to Participant. A Participant’s Benefit must be distributed in full, or minimum distributions must commence, by the Participant’s Required Beginning Date unless the Participant’s death occurs before that date.

(1) Minimum distributions during the life of the Participant will be paid no less rapidly than by reference to one of the following periods:

(A) A period not longer than the life expectancy of the Participant; or

(B) A period not longer than the joint life and last survivor expectancy of the Participant and the designated Beneficiary;

but not to exceed any maximum period specified in the Adoption Agreement.

(2) Notwithstanding the foregoing, if the designated Beneficiary is not the Participant’s Spouse, minimum distributions during the life of the Participant will be limited to the maximum period permitted under Prop. Treas. Reg. § 1.401(a)(9)-2, as amended.

(c) Minimum Distributions to Beneficiary – Death After Required Beginning Date. If the Participant dies on or after his/her Required Beginning Date (or after he/she commences payments under an irrevocable annuity), any remaining benefit will be paid to the Beneficiary at least as rapidly as under the minimum distribution method being used prior to the death of the Participant.

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(d) Minimum Distributions to Beneficiary – Death Before Required Beginning Date. If the Participant dies before his/her Required Beginning Date (and before he/she commences payments under an irrevocable annuity), any benefit to which a Beneficiary is entitled will be distributed to the Beneficiary not later than December 31 of the calendar year containing the fifth anniversary of the death of the Participant, subject to the following:

(1) If so specified in the Adoption Agreement, payments to a designated Beneficiary may extend beyond December 31 of the calendar year containing the fifth anniversary of the death of the Participant if minimum distributions are paid over a period not exceeding the life expectancy of such designated Beneficiary or payments are made under an annuity contract over the life of such designated Beneficiary (subject to recalculation in the event of a Spouse as provided in subsection (g)), provided such payments begin not later than December 31 of the calendar year following the calendar year of the death of the Participant.

(2) If so specified in the Adoption Agreement, if the designated Beneficiary is the Surviving Spouse of the Participant, payments pursuant to paragraph (1) may begin at any time not later than the later of:

(A) December 31 of the calendar year following the calendar year of the death of the Participant; or

(B) December 31 of the calendar year in which the Participant would have reached age 70½.

(3) If a Surviving Spouse who is entitled to benefits under this subsection (d) dies before the date distributions to the Surviving Spouse are required to begin under paragraph (1) or (2), as applicable, this subsection (other than paragraph (2)) will be applied as if the Surviving Spouse were the Participant, with the date of death of the Surviving Spouse being substituted for the date of death of the Participant and, if the Surviving Spouse is allowed to designate a successor Beneficiary under Sec. 13.4, with the designated Beneficiary of the Surviving Spouse being substituted for the designated Beneficiary of the Participant.

(4) If the Participant has not made an election pursuant to this subsection by the time of death, his/her designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this subsection, or (ii) December 31 of the calendar year which contains the fifth anniversary of the death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a minimum distribution method, distribution of the Benefit must be completed in full by December 31 of the calendar year containing the fifth anniversary of the death of the Participant.

(5) If more than one Beneficiary is entitled to benefits following the death of the Participant, the interest of each Beneficiary will be segregated into a separate Contribution Account or subaccount thereof for purposes of applying this section and for purposes of investments under Article VIII.

(6) If an annuity contract has been purchased and distributed to the Participant and if payments under that contract have irrevocably commenced prior to the Required Beginning Date, subsection (c), rather than this subsection (d), will apply to payments following the death of the Participant.

(e) Calculation of Minimum Distribution. The amount of the minimum distribution for each calendar year, beginning with the first calendar year for which a minimum distribution is required, must be at least equal to the quotient obtained by dividing the Benefit measured as of the most recent Valuation Date preceding the calendar year (increased by the amount of any contributions allocated to, and decreased by the amount of any distributions made from, the Participant’s Contribution Accounts as of a date in the preceding calendar year following such Valuation Date) by the number of years of life expectancy which remain, determined as provided in subsection (g).

(1) For purposes of this subsection, the first calendar year for which a minimum distribution is required will be determined as follows:

(A) In the case of minimum distributions to the Participant, the first calendar year for which a minimum distribution is required is the year preceding the calendar year which contains the Participant’s Required Beginning Date. The minimum distribution for subsequent calendar years, including the calendar year which contains the Participant’s Required Beginning Date, must be made on or before December 31 of that calendar year.

For purposes of this subsection, if any portion of the minimum distribution for the first calendar year for which a minimum distribution is required is made during the next calendar year and on or before the Required Beginning Date, that distribution will be treated as if it had been made in the previous calendar year.

(B) In the case of minimum distributions to a designated Beneficiary pursuant to subsection (d), the first calendar year for which a minimum distribution is required is the calendar year containing the latest date by which minimum distributions must start under subsection (d).

(2) Any minimum distribution method under this section will be elected by the individual entitled to the minimum distributions and the election will specify the method for determining life expectancies under subsection (g). The election will be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator). The election will be irrevocable after the date minimum distributions are required to start under subsection (b) or (d), except that the individual entitled to minimum distributions may elect to receive a larger amount at any time.

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(3) Notwithstanding the foregoing, if the designated Beneficiary is not the Participant’s Spouse, the amount to be distributed to the Participant for each year, beginning with the first calendar year for which a distribution is required, will not be less than the quotient obtained by dividing the Benefit by the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. § 1.401(a)(9)-2, as amended. Distributions after the death of the Participant will be made without regard to this paragraph (3).

(f) Calculation of Annuity Distributions. If a benefit is applied to purchase an annuity contract, the issuer of the contract may be any company engaged in the business of writing annuity contracts, and the contract must satisfy the following requirements:

(1) If the Participant is not subject to the annuity requirements of Sec. 12.6, the annuity contract must provide for periodic payments over a fixed period no longer than the applicable life expectancy or joint life and last survivor expectancy allowed under subsection (b) or (d). The total annual payment may not be less than the amount determined under the formula in subsection (e). Life expectancies for this purpose will be determined pursuant to subsection (g) at the time payments begin. The annuity contract will be endorsed to prohibit any optional settlement which provides for payment in any form of a Life Annuity.

(2) If the Participant is subject to the annuity requirements of Sec. 12.6, the annuity must provide for periodic payments over the life of the Participant or Beneficiary, over the joint lives of the Participant and the designated Beneficiary or over a fixed period determined as provided in paragraph (1).

(3) All annuity contracts distributed hereunder must be nontransferable.

Distributions under an annuity contract will be made in accordance with the requirements of Code § 401(a)(9) and the proposed regulations thereunder, and the provisions of any annuity contract will comply with the requirements of the Plan.

(g) Life Expectancies. For purposes of this section, life expectancies initially will be determined based on the birth dates occurring in the first calendar year for which a minimum distribution is required, using the expected return multiples in Tables V and VI of Treas. Reg. §1.72-9, in accordance with regulations under Code § 401(a)(9). Such determinations will also be in accordance with the following:

(1) For life expectancies determined for purposes of minimum distributions to the Participant starting as of his/her Required Beginning Date, life expectancies will be calculated based on the Participant’s (and the designated Beneficiary’s) age as of the birthday in the calendar year preceding the calendar year which contains the Participant’s Required Beginning Date. For purposes of calculating the minimum distribution for each subsequent calendar year, one of the following methods will apply based upon the election (or default election) under paragraph (3):

(A) If the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the designated Beneficiary who is a Surviving Spouse) is being recalculated, then the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Surviving Spouse) will be recalculated using the Participant’s (and the Spouse’s) actual age as of the Participant’s (and the Spouse’s) birthday in each subsequent calendar year.

(B) If the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the designated Beneficiary) is not being recalculated, then the initial life expectancy (or joint life and last survivor expectancy) will be reduced by one for each subsequent calendar year.

(C) If a joint life and last survivor expectancy is being determined by recalculating one but not both of the joint lives, then the joint life and last survivor expectancy will be recalculated using (i) the actual age of the individual whose life expectancy is being recalculated as of the individual’s birthday in each subsequent calendar year and (ii) the adjusted age of the individual whose life expectancy is not being recalculated. An individual’s “adjusted age” for this purpose is determined in accordance with regulations under Code § 401(a)(9).

(2) For life expectancies determined for purposes of minimum distributions to a Beneficiary if the Participant dies prior to his/her Required Beginning Date, the designated Beneficiary’s life expectancy will be calculated based on the Beneficiary’s age as of the birthday in the calendar year in which minimum distributions are required to start to the Beneficiary. For purposes of calculating the minimum distribution for each subsequent calendar year, one of the following methods will apply:

(A) If the designated Beneficiary is the Participant’s Surviving Spouse, and the life expectancy is being recalculated, then the Surviving Spouse’s life expectancy will be recalculated using the Surviving Spouse’s actual age as of the Surviving Spouse’s birthday in each subsequent calendar year.

(B) If the designated Beneficiary’s life expectancy is not being recalculated, then the initial life expectancy will be reduced by one for each subsequent calendar year.

(3) The life expectancy of a Participant or the life expectancy of a designated Beneficiary who is the Participant’s Spouse, or both of their life expectancies, may be recalculated each year as specified in the Adoption Agreement. If recalculation is permitted at the election of the Participant, such election must be made no later than the date distributions are required to start under subsection (b) or (d), and will be irrevocable after such date. If no election is made by the date distributions are required to start under

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subsection (b) or (d), life expectancies will be recalculated or not recalculated as specified in the Adoption Agreement. The life expectancy of a Beneficiary who is not the Participant’s Spouse may not be recalculated.

(4) If the life expectancy of a Participant (or the Participant’s Spouse) is being recalculated, the recalculated life expectancy of the Participant (or Spouse) will be reduced to zero in the calendar year following the calendar year in which Participant (or Spouse) dies.

(5) If an annuity contract has been purchased and distributed to the Participant and if payments under that contract start prior to the Required Beginning Date, life expectancies for purposes of applying this subsection will be initially calculated as of the calendar year such payments commence. If an annuity is purchased with the remaining interest following the Participant’s death and is distributed to the designated Beneficiary, and that annuity is scheduled to start immediately, life expectancies for purposes of applying this subsection will be initially calculated as of the calendar year in which the purchase is made.

(6) If there is more than one designated Beneficiary, the life expectancy of the designated Beneficiary with the shortest life expectancy will be used for purposes of calculating minimum distributions under this section. If the designated Beneficiary is a trust, the life expectancy of the designated Beneficiary will be zero unless the trust complies with the requirements for look-through to the shortest life expectancy of the beneficiaries of the trust as provided in regulations or proposed regulations under Code § 401(a)(9).

(h) Transition Rules. Notwithstanding the foregoing, but subject to the annuity requirements of Sec. 12.6, distributions may be made to any Participant or Beneficiary pursuant to any designation made prior to January 1, 1984 which satisfied all the requirements of this subsection (regardless of when distributions commence):

(1) The distribution must be one which would not have disqualified the Plan under Code § 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2) The distribution must be in accordance with a method of distribution designated by the Participant whose interest is being distributed or, if the Participant is deceased, by his/her Beneficiary.

(3) Such designation must have been in writing, signed by the Participant or the Beneficiary, and made before January 1, 1984.

(4) The Participant must have accrued a benefit under the Plan as of December 31, 1983.

(5) The method of distribution designated by the Participant or the Beneficiary must specify the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries listed in order of priority.

(6) A distribution upon death will not be covered by this subsection unless the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(7) For any distribution which commenced before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in paragraphs (1) and (5).

(8) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code § 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code § 401(a)(9) and the proposed regulations thereunder, but for the TEFRA 242(b)(2) election. For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the aforesaid regulation will control.

(i) The provisions in this Sec. 12.7 are subject to the consent requirements of Sec. 12.5, as and where applicable.

12.8 Direct Rollovers.

(a) Eligible Rollover Distributions. An Eligible Rollover Distributee may elect to have all or any portion of an Eligible Rollover Distribution of at least $500 (or such lesser amount as may be prescribed from time to time by the Plan Administrator) paid directly to one or more Eligible Retirement Plans. Such election must be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator).

An Eligible Rollover Distributee may not elect a direct rollover of any deemed distribution resulting from an outstanding loan under the Plan to a Participant.

(b) Tax Notice Requirements. The Plan Administrator will provide the Participant with the tax notice required under Code § 402(f) in such manner and in

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accordance with such timing rules as apply to the notice required under Sec. 12.5(e).

The notice required under Code § 402(f) may be provided more than 90 days prior to the Benefit Starting Date under circumstances expressly authorized in Treas. Reg. § 1.402(f)-1, but only if the Plan Administrator then provides the Participant with a summary of such notice within the time period specified in Sec. 12.5(e). Such summary must be provided in writing (or by means of electronic media, or orally by means of a voice response system, under circumstances authorized by the Internal Revenue Service).

(c) Defined Terms. The following definitions apply for purposes of this section (or where the context requires elsewhere in the Plan):

(1) “Eligible Rollover Distribution” – means any distribution of all or any portion of the balance to the credit of the Eligible Rollover Distributee except:

(A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Eligible Rollover Distributee or the joint lives (or joint life expectancies) of the Eligible Rollover Distributee and his/her designated Beneficiary, or for a specified period of ten years or more;

(B) Any distribution to the extent such distribution is a minimum distribution required under Code § 401(a)(9) that is paid on or after the January 1 of the calendar year prior to the calendar year in which falls the Required Beginning Date;

(C) The portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Qualifying Employer Securities or Predecessor Employer Securities); or

(D) Any distribution received on or after January 1, 1999 (or such later date as the Plan Administrator chooses to implement this provision, but not later than January 1, 2000) from an Employee Pre-Tax Contribution Account for Hardship prior to Termination of Service and prior to age 59½.

(2) “Eligible Rollover Distributee” – means:

(A) Any Employee or former Employee; or

(B) The Surviving Spouse of any Employee or former Employee; or

(C) The Spouse or former Spouse of any Employee or former Employee who is the alternate payee under a qualified domestic relations order (as defined in Code § 414(p)).

(3) “Eligible Retirement Plan” – means an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a), or any other plan or account allowed under future legislation or regulation that accepts the Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

12.9 Distributions From More Than One Contribution Account. The Plan Administrator will establish ordering rules specifying how distributions are to be made from the various Contribution Accounts (and in the absence of such rules, distributions will be made on a pro rata basis from the various Contribution Accounts), and specifying how investments are to be liquidated to allow for a distribution (and in the absence of such rules, investments will be liquidated on a pro rata basis). The Plan Administrator may allow Participants or Beneficiaries to specify the ordering within parameters established by the Plan Administrator.

12.10 Accounting Following Termination of Service. A Participant’s Benefit (or the remaining part thereof) will continue to be revalued as of each Valuation Date until full distribution of the Benefit has been made to the Participant or Beneficiary. Payment of the premium on an annuity contract for a distributee will be considered a full distribution for this purpose.

12.11 Reemployment. Payments under the Plan (other than payments under an irrevocable annuity) will cease upon reemployment of a Participant by any Controlled Group Member (except as provided by the minimum distribution rules of Code § 401(a)(9)) and the Account will thereafter be available for withdrawal or distribution in accordance with the terms of the Plan.

12.12 Source of Benefits. All benefits to which any Person is entitled under the Plan will be provided only out of the Plan Assets and only to the extent that the Plan Assets are adequate therefore. No benefits are provided under the Plan except those expressly described herein.

12.13 Minors and Incompetent Payees. If a Participant or Beneficiary is a minor, or if the Plan Administrator believes that a Participant or Beneficiary is not able to care for his/her affairs because of a mental or physical condition, payments due such individual may be made to his/her parent (in the case of a minor), guardian, conservator, or other legal personal representative upon the furnishing of evidence of such status that is satisfactory to the Plan Administrator. Before such evidence is furnished, payments due the individual may be made, for such individual’s use and benefit, to any individual or institution then in the opinion of the Plan Administrator caring for or maintaining the individual. The Plan Administrator will have no liability with respect to payments so made and will have no duty to make inquiry as to the competence of any individual entitled to receive payments hereunder.

12.14 Benefits May Not Be Assigned or Alienated. A Participant’s or Beneficiary’s interest in the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, directly or indirectly, subject to the following:

(a) Domestic Relations Orders. This does not prohibit the Account of, or payments being made to, a Participant under the Plan from being assigned pursuant to a domestic relations order that is determined by the Plan Administrator to be a qualified domestic relations order (as defined in Code § 414(p)), or a domestic relations order entered before January 1, 1986. Such assignments will be subject to the provisions of Sec. 20.5.

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(b) Convictions and Judgments. This does not prohibit a payment made (or eligible to be made) to a Participant under the Plan from being offset by an amount that the Participant is ordered or required to pay to the Plan if the following conditions are satisfied:

(1) The order or requirement to repay must arise under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of Part 4 of such Subtitle;

(2) The judgment, order, decree or settlement agreement must be issued or entered into on or after August 5, 1997;

(3) The judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the payment made (or eligible to be made) to the Participant under the Plan; and

(4) In a case in which the payment made (or eligible to be made) to the Participant is subject to the annuity requirements of Sec. 12.6, and the Participant has a Spouse at the time at which the offset is to be made, the Spouse must either:

(A) Consent to the offset (with such consent obtained in accordance with Sec. 12.6) or, have previously elected to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity;

(B) Have been ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of ERISA; or

(C) Have retained the right under such judgment, order, decree or settlement to receive a survivor annuity form of benefit pursuant to Code § 401(a)(11).

(c) Other Exceptions. This does not prohibit the Plan from recognizing any other assignment allowed under Code § 401(a)(13) and ERISA, including, but not limited to:

(1) The enforcement of a Federal (but not State) tax levy, or collection on a judgment resulting from an unpaid tax assessment;

(2) Any arrangement for withholding of Federal, State or local tax from benefit payments, including an arrangement described in Sec. 20.6;

(3) Any arrangement for the recovery of overpayments of benefits previously paid to a Participant or Beneficiary; or

(4) Any arrangement for direct deposit of benefit payments (including into a joint bank account for the Participant and his/her Spouse).

12.15 Conditions Precedent to Receipt of a Benefit. A Participant or Beneficiary is not entitled to a Benefit under the Plan until he/she has submitted all relevant data reasonably requested by the Plan Administrator (including, but not limited to, proof of birth or death), and until his/her right to that Benefit has been finally determined by the Plan Administrator.

12.16 Transfer to Other Qualified Plan. In lieu of distributing a Benefit under the Plan, the Plan Administrator may direct the Funding Agent to make a direct transfer of assets and liabilities from the Plan to some other plan which meets the requirements for qualification under Code § 401(a), subject to the following:

(a) No Effect on Qualification. Any such transfer will be made only if the Plan Administrator has received evidence acceptable to it that such transfer will not adversely affect the qualified status of the Plan, including evidence that the recipient plan is a qualified plan, that it contains provisions specifically authorizing it to receive direct transfers from other plans, and that the recipient plan will satisfy the applicable requirements of the Plan and the Code with respect to the transferred funds following the transfer (including but not limited to the requirements of Code § 411(d)(6) and 417).

(b) Notices. Any necessary notices will have been filed with the Internal Revenue Service at least 30 days prior to the date assets are transferred.

(c) No Rights After Transfer. In the event a transfer of assets and liabilities occurs under this section, each affected Participant or Beneficiary will thereafter be entitled to no further Benefit from the Plan based on Service prior to the transfer.

(d) Only Full Transfers Allowed. A Participant’s entire Benefit must be transferred under this section; partial transfers will not be allowed.

12.17 Special Distribution Provisions. If the Plan includes (or included in the past) an Employee Pre-Tax Contribution Component, a Participant’s Benefit may be distributed upon the occurrence of any of the following events:

(a) Termination Without Successor Plan. The termination of the Plan without the establishment of or maintenance of a successor defined contribution plan (as defined in Treasury Regulation § 1.401(k)-1(d)(3)) other than an employee stock ownership plan (as defined in Code § 4975(e)(7)), a simplified employee pension plan (as defined in Code § 408(k)), or a SIMPLE IRA Plan (as defined in Code § 408 (p)).

(b) Sale of Assets of Trade or Business. The disposition by a Participating Employer that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code § 409(d)(2)) used in a trade or business of such Participating Employer if such Participating Employer continues to maintain the Plan after the disposition.

This subsection (b) applies only with respect to an individual who continues employment with the corporation acquiring such assets.

(c) Sale of Subsidiary. The disposition by a Participating Employer that is a corporation to an unrelated entity of such Participating Employer’s interest in a subsidiary (within the meaning of Code § 409(d)(3)) if such Participating Employer continues to maintain the Plan after the disposition.

This subsection (c) applies only with respect to an individual who continues employment with such subsidiary.

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Any distributions that may be made pursuant to one or more of the foregoing distributable events are subject to any applicable consent requirements for the Participant or Spouse under this Article. In addition, distributions made due to an event described in this section will be made in a lump sum.

ARTICLE XIII – DESIGNATION OF BENEFICIARY

13.1 Beneficiary Designation. A Participant may designate any Person as his/her Beneficiary to receive any amount payable under the Plan as a result of his/her death. However, a Participant may designate a class (e.g., “children”) as Beneficiary only if class designations are permitted by the Plan Administrator.

A Participant may change or revoke a designation previously made without the consent of any Beneficiary named therein, except as limited by Sec. 13.2. A designation (or revocation of a prior designation) of Beneficiary will be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of voice response or other electronic media under circumstances authorized by the Plan Administrator and permitted under the Code and ERISA). If the Spouse of a Participant is designated as a Beneficiary and the Spouse and Participant divorce, the designation will be applied as if the Spouse had predeceased the Participant unless otherwise provided in the rules prescribed by the Plan Administrator, or unless otherwise required under a qualified domestic relations order, as defined in Code § 414(p).

The Plan Administrator will be responsible for determining the identity of the Beneficiary.

The Plan Administrator and all parties involved in making payment to a Beneficiary may rely on the latest designation on file at the time of payment (or may make payment pursuant to Sec. 13.3 if a designation is not on file), will be fully protected in doing so, and will have no liability whatsoever to any Person making claim for such payment under a subsequently filed designation or for any other reason.

13.2 Special Requirements for Married Participants. A Participant who has a Spouse is subject to the following rules:

(a) Participants Subject to Annuity Requirements. If the Participant is subject to the annuity requirements of Sec. 12.6, the waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and the designation of a Beneficiary must be made in accordance with a Qualified Election under Sec. 12.6.

(b) Other Participants. If the Participant is not subject to the annuity requirements of Sec. 12.6, his/her Surviving Spouse will be his/her sole Beneficiary unless the Spouse has consented in writing (or in such other manner as may be prescribed by the Plan Administrator and permitted under the Code and ERISA) to the designation of additional or different Beneficiaries in an election that satisfies the requirements to be a Qualified Election under Sec. 12.6 (but without regard to any notice requirements thereunder). However, consent is not required if it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. In addition, if so specified in the Adoption Agreement, this consent requirement will not apply until the Participant and Spouse have been married for one year.

This section applies only to a Participant who has at least one Hour of Service on or after August 23, 1984.

13.3 No Designation. If a Participant has no Surviving Spouse and if the Participant has no designation of Beneficiary on file at the time of his/her death (or if no designated Beneficiary survives the Participant), the Participant’s estate will be his/her Beneficiary except as otherwise specified in the Adoption Agreement.

13.4 Successor Beneficiary. A Beneficiary may designate a successor Beneficiary only if so specified in the Adoption Agreement. If a Beneficiary is permitted to designate a successor Beneficiary, such designation may not be made prior to the death of the Participant, and if made after the death of the Participant, will not be effective to the extent that it would operate to change any designation made by a Participant (e.g., if a Participant had designated a contingent Beneficiary to take on the death of the primary Beneficiary, the primary Beneficiary cannot change that designation). If a Beneficiary is not permitted to or does not designate a successor Beneficiary, any benefit remaining payable under the Plan at the death of the Beneficiary will be payable to any contingent Beneficiary designated by the Participant, or otherwise to the estate of the deceased Beneficiary.

Notwithstanding the elections in the Adoption Agreement, if a Participant dies prior to his/her Required Beginning Date (and prior to commencement of an irrevocable annuity), if his/her Surviving Spouse is the Beneficiary, such Surviving Spouse may designate a successor Beneficiary if so permitted by the Plan Administrator. If a Surviving Spouse is permitted to designate a successor Beneficiary, such designation will be made in accordance with the same rules (other than Sec. 13.2) applicable to a designation by the Participant.

13.5 Insurance Contract. Notwithstanding the foregoing, if any benefits are payable under a contract issued by an insurance company to a Participant (which does not include an Annuity Funding Contract), that contract will govern the designation of Beneficiary with respect to such benefits, except to the extent the contract is inconsistent with the provisions of Sec. 12.6 or 13.2. In this situation, the Participant’s Spouse must be the beneficiary under any such insurance contracts unless the spousal consent requirements of said sections are satisfied.

ARTICLE XIV – ADMINISTRATION OF PLAN

14.1 Administration.

(a) Plan Administrator. The Plan Administrator will be the Person specified as such in the Adoption Agreement. If the Plan Administrator is the Lead Employer, action by the Lead Employer with respect to the Plan may be taken by any of the following:

(1) If the Lead Employer is a corporation, by its board of directors or chief executive officer.

(2) If the Lead Employer is other than a corporation, by its governing body or managing individual or partner.

(3) Any Person to whom responsibilities for a particular function with respect to the Plan has been delegated by a Person described in (1) or (2) in a writing that is filed with the records of the Plan.

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If the Plan Administrator is a committee of individuals, or if the Plan Administrator is the Lead Employer and the Lead Employer delegates administrative authority to a committee of individuals, the Lead Employer will establish rules of procedure for the committee, including rules regarding how such committee is to act (e.g., by meeting or by written action), the vote required for action by the committee (e.g., a majority or a majority of a quorum), and other procedures for the operation of the committee as deemed appropriate by the Lead Employer. Any such committee may delegate authority among the members of the committee unless such delegation is expressly prohibited by the Lead Employer.

(b) Authority and Duties of Plan Administrator. The Plan Administrator will manage the operation and administration of the Plan and make all decisions and determinations incident thereto, except to the extent that authority with respect to a particular item is expressly reserved to another Person in the Plan or Funding Agreement or is delegated to another Person by the Lead Employer. The duties of the Plan Administrator will include (but are not limited to) the following:

(1) To insure proper determination of eligibility to participate in each Component of the Plan;

(2) To insure proper implementation of pay reduction agreements under the payroll system of the Participating Employers (as necessary to provide for Employee Pre-Tax Contributions, Employee After-Tax Contributions, loan repayments or for any other purpose under the Plan);

(3) To insure proper allocation of contributions;

(4) To insure proper determination of the eligibility for, and the amount, manner and timing of any distribution of, benefits from the Plan;

(5) To insure proper documentation and disbursements of loans and proper repayment of loans made by Participants;

(6) To insure proper resolution of any claim for benefits;

(7) To insure proper distribution of all statements and notices required by law to Participants and Beneficiaries;

(8) To insure proper filing of all notices, reports and other documents required by law with the Internal Revenue Service, the Department of Labor or other governmental agencies; and

(9) To insure compliance with all disclosure requirements of ERISA.

(c) Rules and Procedures. The Plan Administrator may establish rules and procedures for the proper administration of the Plan as are deemed appropriate by the Plan Administrator. The Plan Administrator will insure that any such rules and procedures comply with applicable law and terms of the Plan, and that such rules and procedures do not result in impermissible discrimination in favor of Highly Compensated Employees.

(d) Recordkeepers and Other Non-Discretionary Service Providers. The Plan Administrator may retain a recordkeeper and other non-discretionary service providers as deemed appropriate by the Plan Administrator. The Plan Administrator will be responsible for providing the recordkeeper or other non-discretionary service provider with all data and other information necessary for the recordkeeper or service provider to perform the services for which it was retained under the Plan. A recordkeeper or other non-discretionary service provider may act on directions given by the Plan Administrator which the recordkeeper or service provider deems in good faith to have been authorized, and may rely on the data and other information supplied by the Plan Administrator.

14.2 Fiduciary Provisions.

(a) Named Fiduciaries. The Lead Employer will be responsible for selecting, allocating the fiduciary responsibilities among, and monitoring the performance of the Named Fiduciaries. Any Person may serve in more than one fiduciary capacity with respect to the Plan.

(b) Authority and Duties of Fiduciaries. A Named Fiduciary will have such authority and responsibility as may be assigned under the Plan or Funding Agreement, or as may be delegated to the Named Fiduciary by the Lead Employer, and a Named Fiduciary will be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such fiduciary has authority and responsibility.

A Named Fiduciary (or any other fiduciary) will discharge his/her/its duties with respect to the Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. A fiduciary with respect to the Plan will not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

(c) Advisers. A Named Fiduciary may retain one or more Persons to render advice with regard to any authority or responsibility such fiduciary has under the Plan.

14.3 Compensation, Fees and Expenses.

(a) Compensation. A Named Fiduciary (other than an Employee, Participant or a Controlled Group Member), and a recordkeeper or other non-discretionary service provider to the Plan, will be entitled to receive such reasonable compensation for services rendered, and for the reimbursement of expenses properly and actually incurred in the performance of such services, as may be agreed to between the fiduciary, recordkeeper or other non-discretionary service provider and the Lead Employer. A fiduciary, and a recordkeeper or other non-discretionary service provider will be entitled to payment of such compensation and expense reimbursements out of Plan Assets if such amounts are not paid directly by the Lead Employer or other Controlled Group Member.

(b) Payment of Compensation, Fees and Expenses Out of Plan Assets. Compensation and expense reimbursements payable to fiduciaries, and to recordkeepers and other non-discretionary service providers, and any other fees and expenses incurred in the operation or administration

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of the Plan, may be paid out of Plan Assets if not prohibited by ERISA. Such other fees and expenses include, but are not limited to, recordkeeping fees, trustee and custodial fees, check processing fees, fees and expenses for investment education or advice services, premiums on bonds required under ERISA, and also any direct costs incurred by any Participating Employer to the extent that payment of such amounts out of the Plan Assets is not prohibited by ERISA.

The Plan Administrator will provide such information to Participants and Beneficiaries as the Plan Administrator deems appropriate with respect to fees and fee arrangements of any service provider or investment, and no Funding Agent or service provider will have any responsibility for providing such information to any Participant or Beneficiary.

14.4 Records. The Plan Administrator will retain such records as are required by ERISA (or any other applicable law). Records will be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA (or other applicable law). Writing, photostating, photographing, micro-filming, magnetic media, mechanical or electrical recording, are examples of acceptable means of record retention.

The Plan Administrator will be responsible for providing directions to any Person performing any function in the operation or administration of the Plan or the investment or control of Plan Assets as to the records to be retained by the Person, the format of such records and the length of time such records are to be retained for purposes of the Plan.

14.5 Communications to Payees. A Participant, Beneficiary or alternate payee under a qualified domestic relations order (as defined in Code § 414(p)) will be obligated to keep his/her address current with the Plan Administrator, and any communications sent by the Plan Administrator (or any recordkeeper or other service provider to the Plan) to a Participant, Beneficiary or alternate payee at his/her last known mailing address will be sufficient under the Plan and will be binding on the Person.

14.6 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other instrument which the Person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

14.7 Correction of Errors. The Plan Administrator will have the power to cause such equitable adjustments to be made as it considers appropriate to correct any mathematical and accounting errors that may be made or any mistakes that may arise by reason of factual errors in information supplied to the Participating Employers, Plan Administrator, Funding Agent, recordkeeper, or other non-discretionary service provider.

The Plan Administrator will be responsible for determining whether any correction made under the Plan is appropriate under the Employee Plans Compliance Resolution System (EPCRS), or any successor procedures issued by the Internal Revenue Service, and all Persons performing any function in the operation or administration of the Plan or the investment or control of Plan Assets may rely on the determination of the Plan Administrator.

14.8 Claims Procedure. The Plan Administrator will establish a claims procedure consistent with the requirements of ERISA.

A Participant or Beneficiary will not be entitled to seek judicial review of any claim denial unless he/she has complied with such claim procedures and exhausted his/her review rights under such procedures.

14.9 Bonding. Plan officials (as defined in ERISA § 412) will be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Lead Employer, be paid in whole or in part from Plan Assets.

The Lead Employer may provide by agreement with any Person that the premium for required bonding will be paid by such Person.

14.10 Waiver of Notice. Any notice required under the Plan may be waived by the Person entitled to such notice.

14.11 Agent for Legal Process. The Lead Employer will be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Lead Employer designates some other Person as such agent.

14.12 Actions Against the Secretary of Labor. The Plan Administrator may bring suit to review a final order of the Secretary of Labor, to restrain the Secretary of Labor from taking any actions contrary to the provisions of ERISA, or to compel the Secretary to take any action required under Title I of said Act. If the Plan Administrator acting in good faith brings any such suit in connection with any matter affecting the Plan, the costs and expenses (including legal fees) of such suit may be paid from the Fund.

14.13 Effect of Criminal Conviction. A Person who has been convicted of a crime will not be permitted to serve as Plan Administrator, fiduciary, officer, Trustee, Custodian, counsel, agent, or employee of, or as a consultant to, the Plan, if prohibited from so serving by ERISA.

14.14 Funding Policy. The Lead Employer will adopt a procedure, and revise it from time to time as it deems appropriate, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It will advise the Funding Agent, and the appropriate Named Fiduciaries and Investment Managers, of the funding policy in effect from time to time with respect to the Plan.

14.15 Qualifying Employer Securities. The Plan Assets may include Qualifying Employer Securities if so specified in the Adoption Agreement and permitted by the Lead Employer. In such case, the following rules will apply:

(a) Securities Law Compliance. The Lead Employer will be responsible for compliance with any applicable federal or state securities law with respect to all aspects of the Plan. By way of example, but not limitation, if Employee Contribution Accounts can be invested in Qualifying Employer Securities, the Lead Employer will be responsible for taking such steps as may be necessary to register the Plan.

The Lead Employer will be responsible for all reporting and compliance requirements under Section 16 of the Securities Exchange Act of 1934.

(b) Transactions with Disqualified Persons or Parties in Interest. If Qualifying Employer Securities are purchased or sold by the Plan from or to a “disqualified person” (as defined in Code § 4975(e)(2)) or a “party in interest” (as defined in ERISA § 3(14)), and if there is no generally recognized market for such property or securities, the

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purchase will be for not more than fair market value and the sale will be for not less than fair market value, as determined in good faith by the Person with power to control such purchase or sale by the Plan. No commissions may be charged with respect to such purchase or sale.

(c) ERISA Limit. Qualifying Employer Securities may not be acquired by the Plan if such acquisition would cause the Plan to exceed the 10% limit under ERISA § 407. If the Plan is a profit sharing plan, this limit will not apply to any Component other than the Employee Pre-Tax Contribution Component, and will not apply to the Employee Pre-Tax Contribution Component under the circumstances described in ERISA § 407(h); generally if:

(1) The Employee Pre-Tax Contribution Account may be invested in Qualifying Employer Securities only at the direction of a Participant or Beneficiary (that is, such investments are not required under the terms of the investment policy established by the Lead Employer and are not made at the direction of anyone other than the Participant or Beneficiary);

(2) On the last day of the prior Plan Year, the fair market value of the assets of all individual account plans (as defined in ERISA § 407(d)) maintained by any Controlled Group Member does not exceed the 10% of the fair market value of the assets of all pension plans (other than multiemployer plans) maintained by any Controlled Group Member; or

(3) The portion of a Participant’s Employee Pre-Tax Contributions that are required to be invested in Qualifying Employer Securities (or qualifying employer real property) for any Plan Year does not exceed 1% of the Participant’s Plan Compensation for the Plan Year.

(d) Voting. Voting rights with respect to Qualifying Employer Securities will be exercised in the manner specified in the Adoption Agreement. The Plan Administrator will be responsible for selecting an agent to effectuate any such vote, which agent may be the Trustee, Custodian, Investment Manager or other Person who agrees to perform this function (“Voting Agent”).

Before each meeting of shareholders, the Plan Administrator will cause to be sent to each Person with power to control such voting rights a copy of any notice and other information provided to shareholders and, if applicable, a form for instructing the Voting Agent how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to the voting control of such Person. The Voting Agent may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

If Participants control such voting rights, the Voting Agent will hold their individual directions in confidence and, except as required by law, will not divulge or release such individual directions to anyone associated with any Control Group Member. The Plan Administrator may require verification of compliance by the Voting Agent with the directions received from Participants by any independent auditor selected by the Plan Administrator, provided that such auditor agrees to maintain the confidentiality of such individual directions. Further, if Participants control such voting rights, the Participants will be deemed to be Named Fiduciaries of the Plan.

(e) Certain Investment Decisions With Respect to Qualifying Employer Securities. The decision whether to tender in response to a tender or exchange offer for Qualifying Employer Securities, or the decision to take cash or stock for Qualifying Employer Securities in response to a cash or stock offer made in connection with a significant corporate event (as defined below) will be made in the manner specified in the Adoption Agreement. The Plan Administrator will be responsible for selecting an agent to effectuate any such direction, which agent may be the Trustee, Custodian, Investment Manager or other Person who agrees to perform this function (“Tender Agent”).

In the case of a tender or exchange offer, as soon as practicable after the commencement of such offer, the Plan Administrator will cause each Person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Tender Agent or revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such Persons of the terms of the offer, the Lead Employer may require the Plan Administrator to include statements from its board of directors setting forth the board’s position with respect to the offer.

If Participants control such decisions, the Tender Agent will hold their individual directions in confidence and, except as required by law, will not divulge or release such individual directions to anyone associated with any Control Group Member. The Plan Administrator may require verification of compliance by the Tender Agent with the directions received from Participants by any independent auditor selected by the Plan Administrator, provided that such auditor agrees to maintain the confidentiality of such individual directions. Further, if Participants control such decisions, the Participants will be deemed to be Named Fiduciaries of the Plan.

If the tender or exchange offer is limited so that all of the shares that the Participants have directed to be tendered or exchanged cannot be tendered or exchanged, the shares that each Participant has directed to be tendered or exchanged will be deemed to have been tendered or exchanged in the same ratio that the number of shares actually tendered or exchanged bears to the total number of shares that the Participants have directed to be tendered or exchanged.

A “significant corporate event” for this purpose will mean any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in regulations under Code § 409(e)(3).

14.16 Predecessor Employer Securities. The Plan Assets may include Predecessor Employer Securities as a result of a transfer of account balances and assets from a plan maintained by a Predecessor Employer or as a result the merger of a plan previously maintained by a Predecessor Employer with and into the Plan. Voting rights with respect to Predecessor Employer Securities will be exercised by the Plan Administrator, or by the Trustee, Investment Manager or Named Fiduciary who has been assigned this function by the Lead Employer. The investment decisions specified in Sec. 14.15(e) with respect to Predecessor

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Employer Securities will be made in the manner specified in the Adoption Agreement.

14.17 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers will indemnify and hold harmless, to the extent permitted by law, each director, officer, and Employee of a Controlled Group Member against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such individual at any time by reason of his/her services as a fiduciary in connection with the Plan, but only if such Person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

14.18 Exercise of Discretionary Authority. The Plan Administrator, and any other Person who has authority with respect to the management or administration of the Plan or the investment or control of Plan Assets may exercise that authority in his/her/its full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. However, it does not include discretion to make determinations regarding the availability of each optional form of benefit provided by the Plan; such determinations must not be subject to discretion. The exercise of authority will be binding upon all Persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by the court of law unless found to be arbitrary and capricious or made in bad faith.

The Plan Administrator is responsible for determining whether the exercise of discretionary authority with respect to the management or administration of the Plan creates a separate benefit, right or feature within the meaning of Treas. Reg. § 1.401(a)(4)-4, and for insuring compliance with the nondiscrimination requirements imposed with respect to benefits, rights or features under Treas. Reg. § 1.401(a)(4)-4. Further, the Plan Administrator is responsible for insuring that any exercise of discretion with respect to the operation or administration of the Plan does not constitute prohibited discrimination in favor of Highly Compensated Employees, or is otherwise discriminatory under any Federal law (e.g. Title VII, ADEA) or applicable State law.

ARTICLE XV – PARTICIPATING EMPLOYERS

15.1 Participating Employers and Agreement to be Bound.

(a) Participating Employers. If the Plan is a standardized plan, each Controlled Group Member will be a Participating Employer and must sign the Adoption Agreement (or the appropriate supplement to the Adoption Agreement). If the Plan is a non-standardized plan, any Controlled Group Member may become a Participating Employer by signing the Adoption Agreement (or the appropriate supplement to the Adoption Agreement).

(b) Agreement to be Bound. By signing the Adoption Agreement, the Lead Employer and each other Participating Employer agrees to be bound by all terms of the Plan.

15.2 Action by Controlled Group Member. Action by a Controlled Group Member with respect to the Plan may be taken on behalf of such Controlled Group Member by any of the following:

(a) If the Controlled Group Member is a corporation, by its board of directors or chief executive officer.

(b) If the Controlled Group Member is other than a corporation, by its governing body or managing individual or partner.

(c) Any Person to whom responsibilities for a particular function with respect to the Plan has been delegated by a Person described in (a) or (b) in a writing filed with the records of the Plan.

15.3 Contributions by Participating Employers. The same schedule for Employer Safe-Harbor Matching, Regular Matching and Qualified Matching Contributions and/or the same formula for Employer Safe-Harbor Profit Sharing, Regular Profit Sharing and Qualified Profit Sharing Contributions, or Employer Safe-Harbor Pension or Regular Pension Contributions, will apply to Participants of all Participating Employers. Forfeitures will be determined and applied without regard to the Participating Employer with which the Employee who incurs the Forfeiture or the eligible Participants who will receive an allocation of the Forfeitures is employed.

15.4 Administrative Expenses. Any expenses connected with the operation or administration of the Plan or any Funding Vehicle may be apportioned among the Participating Employers in any manner deemed appropriate by the Plan Administrator to the extent not paid out of Plan Assets.

15.5 Lead Employer Acts on Behalf of Participating Employers. By signing the Adoption Agreement, each Participating Employer appoints the Lead Employer and the Plan Administrator (if other than the Lead Employer) to act as its designated representative in all matters relating to the Plan, and agrees that the acts of the Lead Employer or Plan Administrator will bind the Participating Employer to the same extent as if the Participating Employer had taken those acts itself. The Lead Employer also will have the authority to amend the Plan with respect to all Participating Employers, and an amendment will be binding on each Participating Employer and its Employees (unless the joint participation in the Plan by the Participating Employer is discontinued pursuant to Sec. 15.6).

15.6 Discontinuance of Joint Participation of a Participating Employer.

(a) Discontinuance by Action of Lead or Participating Employer. If the Plan is a standardized plan, the joint participation of a Participating Employer may be discontinued by first converting the Plan into a non-standardized or individually designed plan.

If the Plan is a non-standardized plan, the Lead Employer may discontinue the joint participation in the Plan by another Participating Employer, and any Participating Employer may discontinue its joint participation in the Plan with the other Participating Employers. Any action to remove a Participating Employer must be in the form of an amendment to the Adoption Agreement that removes the employer as a Participating Employer. If the Lead Employer wishes to discontinue its participation in the Plan, such action must be in the form of an amendment to the Adoption

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Agreement that removes itself as a Participating Employer, which amendment may (but need not) also designate a different Lead Employer from among the Participating Employers.

(b) Automatic Discontinuance Upon Ceasing to Be a Controlled Group Member. A Participating Employer will automatically cease to be a Participating Employer as of the date it ceases to be a Controlled Group Member. If the Lead Employer and a former Controlled Group Member agree to spin off the portion of the Plan attributable to the former Controlled Group Member, the Lead Employer will cause a determination to be made of the equitable part of the assets held on account of Employees (and former Employees as so agreed between the Lead Employer and former Controlled Group Member) of the former Controlled Group Member and their Beneficiaries. The Lead Employer will direct the Funding Agent to transfer assets representing such equitable part to a separate fund for the plan of the former Controlled Group Member. Such former Controlled Group Member may thereafter exercise, with respect to such separate fund, all the rights and powers reserved to the Lead Employer with respect to the separate fund. The plan of the former Controlled Group Member will, until amended by the former Controlled Group Member, continue as an individually designed plan with the same terms as the Plan, except that with respect to the separate plan of the former Controlled Group Member the word “Lead Employer” will thereafter be considered to refer only to the former Controlled Group Member. Any such spin-off will be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the former Controlled Group Member then immediately terminated) receive a benefit which is equal to or greater than the benefit the individual would have been entitled to receive immediately before such spin-off if the Plan had then terminated.

No transfer of assets pursuant to this provision will be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed. If the Lead Employer determines not to spin off the portion of the Plan attributable to the former Controlled Group Member, the Contribution Accounts of Participants of the former Controlled Group Member and their Beneficiaries will continue to be held in the Plan for distribution in accordance with the provisions of the Plan.

15.7 Reorganizations of Participating Employers. If two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan will be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their Employees. In such event, in administering the Plan, the corporation resulting from the consolidation, the surviving corporation in the merger, or the Participating Employer acquiring the assets will be considered as a continuation of all of the Participating Employers involved in the reorganization.

15.8 Acquisition of a Controlled Group Member. If the Plan is a standardized plan, any business entity that becomes a Controlled Group Member will automatically become a Participating Employer, and must promptly sign the Adoption Agreement (or the appropriate supplement to the Adoption Agreement). However, if so specified in the Adoption Agreement, Covered Employment does not include employment during the transition period described in Code § 410(b)(6)(C) – generally the period beginning on the acquisition date and ending on the last day of the following Plan Year - provided the acquisition qualifies for the transition relief available under Code § 410(b)(6).

If the Plan is a non-standardized plan, any business entity that becomes a Controlled Group Member will not become a Participating Employer unless and until it is specified as such in the Adoption Agreement and it signs the Adoption Agreement (or appropriate supplement to the Adoption Agreement).

ARTICLE XVI – AMENDMENT, TERMINATION AND MERGER

16.1 Amendment.

(a) Amendment by Lead Employer. The Lead Employer may amend the Plan from time to time in any respect by executing a revised Adoption Agreement or by executing any other instrument in writing that amends one or more of the items on the Adoption Agreement (for example, the Lead Employer may adopt a revised page of the Adoption Agreement by written action and re-execution of the signature page of the Adoption Agreement); provided that, an amendment will not change the rights, duties or responsibilities of a Funding Agent without the written consent of the Funding Agent.

Action on behalf of the Lead Employer to amend the Plan will be taken by any of the following:

(1) If the Lead Employer is a corporation, by its board of directors or chief executive officer.

(2) If the Lead Employer is other than a corporation, by its governing body or managing individual or partner.

(3) Any Person to whom responsibilities for a particular function with respect to the Plan has been delegated by a Person described in (1) or (2) in a writing filed with the records of the Plan.

If the Plan provides for Employer Prevailing Wage Contributions under Schedule P of the Adoption Agreement, Schedule P may be modified by written action of any of the above (and execution of a revised Adoption Agreement is not required).

(b) Amendment by Prototype Sponsor. The Sponsor of the Prototype may amend the Plan from time to time in any respect (other than by changing an election made in the Adoption Agreement). Any such amendment will be deemed to have been made with the full consent of the Lead Employer. However, the Sponsor of the Prototype will have no duty to amend the Plan and no Person (including a Participant or Beneficiary, or a Participating Employer) will have any right or claim against the Sponsor of the Prototype for any consequences resulting from any failure to amend the Plan. The Sponsor of the Prototype will provide notice of any amendment to the Lead Employer at such time and in such manner as is deemed appropriate by the Sponsor of the Prototype.

The ability of the Sponsor of the Prototype to amend the Plan will terminate if the Plan ceases to be a prototype plan as provided in Sec. 16.3.

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(c) Amendment by Mass Submitter. If the Plan is a “mass submitter” plan, the mass submitter will have the authority to amend the Plan on behalf of and as agent for the Sponsor of the Prototype. However, if the Sponsor of the Prototype fails to adopt amendments made by the mass submitter, the Plan will no longer be identical to or a minor modifier of the mass submitter’s plan.

No amendment will be effective to the extent it has the effect of decreasing the accrued benefit of any Participant, except to the extent permitted under Code § 411(d)(6) or 412(c)(8). For this purpose, an amendment which has the effect of decreasing the balance of a Participant’s Contribution Accounts, or eliminating an optional form of payment attributable to service before the effective date of the amendment will be treated as reducing an accrued benefit. No amendment will decrease the vested interest of any Participant determined without regard to such amendment as of the later of the date the amendment is adopted or the date it becomes effective.

Further, no amendment will be effective to eliminate or restrict an optional form of benefit, other than an amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment satisfies the conditions in (1) or (2) below:

(1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. A single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2) The amendment is not effective unless it provides that it shall not apply to any distribution with a Benefit Starting Date earlier than the earlier of (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the requirements of DOL Regs. § 2520.104b-3 relating to a summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

The restrictions on amendments described above will not prohibit an amendment described in Sec. 12.6(a).

16.2 Effect of Amendment in Event of a Prior Termination of Service. If a Participant’s Termination of Service occurred before the effective date of any amendment of the Plan, benefits under the Plan (if any) attributable to his/her service before the effective date of the amendment will be determined and paid according to the provisions of the Plan in effect on the date of his/her Termination of Service unless the Participant becomes an Active Participant after that date and such active participation causes a contrary result under the Plan, or unless the amendment specifically provides that it applies to terminated Participants, or unless the amendment was required to comply with a provision of the Code or regulations or other guidance of the Internal Revenue Service which applies to the rights of both Active and Inactive Participants.

16.3 Nonconformity to Prototype Plan. The Plan will no longer be a prototype plan and will thereafter be an individually designed plan if:

(a) Amendment. The Plan will no longer be a prototype plan if the Lead Employer amends the Plan in any manner other than by changing the options specified in the Adoption Agreement, adds overriding language in the Adoption Agreement when such language is necessary to satisfy Code § 415 or 416 because of the required aggregation of multiple plans, or adds model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. If the Lead Employer amends the Plan by adding overriding language in the Adoption Agreement other than as provided above, the Lead Employer may submit such Plan to the Internal Revenue Service for a determination letter that the prototype status continues with respect to the Plan, subject to the right of the Sponsor of the Prototype to discontinue its role as such pursuant to subsection (d).

For so long as the Plan remains a prototype plan, the Lead Employer will promptly notify the Sponsor of the Prototype of any amendment made to the Plan (but failure to provide such notice will not invalidate the amendment). The Lead Employer will promptly provide written notice of its discontinuance of the Plan in the form of this prototype plan to the Sponsor of the Prototype.

(b) Funding Waiver. The Plan will no longer be a prototype plan and will be considered to be individually designed if it is a money purchase pension plan and the Lead Employer modifies the Plan to reflect a waiver of the minimum funding requirement under Code § 412(d).

(c) Failure to Qualify. The Plan will no longer be a prototype plan and will be considered to be individually designed if it fails to meet the requirements of Code § 401(a); and the Lead Employer will promptly provide written notice of such failure to the Sponsor of the Prototype.

(d) Discontinuance by Sponsor of the Prototype. Continued acceptance of the Plan as a prototype by the Sponsor of the Prototype is expressly conditioned on compliance with such business and investment standards and requirements as may be established from time to time by the Sponsor of the Prototype. Accordingly, the Plan will no longer be a prototype if the Sponsor of the Prototype discontinues its role as such with respect to the Plan.

The Sponsor of the Prototype will provide advance written notice to the Lead Employer and Plan Administrator if it discontinues its role as Sponsor of the Prototype with respect to the Plan.

16.4 Permanent Discontinuance of Contributions or Termination of Plan.

(a) Discontinuance of Contributions. The Lead Employer may cause all contributions to be discontinued under the Plan. After such discontinuance, no Employee will become a Participant in the Plan, no further contributions will be made to the Plan and the balance of the Contribution Accounts of each Participant which has not previously become a Forfeiture will become fully vested and nonforfeitable as of the date of the discontinuance. Subject to the foregoing, all of the provisions of the Plan will continue in effect, and upon entitlement thereto, distributions will be made in accordance with the provisions of the Plan.

Whether there has been a discontinuance of contributions under the Plan will be determined at the level

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of the Plan, and not at the level of any Component; thus, the elimination of any Component will not be a discontinuance of contributions if contributions continue under any other Component.

(b) Termination. The Lead Employer may at any time terminate the Plan by written action that specifies the termination date and is filed with the records of the Plan. After such termination date:

(1) No Employee will become a Participant in the Plan;

(2) No further contributions will be made to the Plan except as required to meet pre-termination date contribution requirements, and for purposes of determining such contributions, Plan Compensation for the Plan Year does not include amounts paid after the termination date;

(3) Any Pending Allocation Account will be allocated among the Participants in such manner as may be directed by the Plan Administrator;

(4) Each Participant will obtain a fully vested and non-forfeitable interest in the balance of all Contribution Accounts which have not previously become a Forfeiture (subject to the provisions of the Plan regarding Forfeiture in the event of missing Participants or Beneficiaries); and

(5) An immediate distribution option will be available to each Participant; provided that the Funding Agreement will continue in force for the purpose of making such distributions until the Plan Assets have been entirely distributed.

Notwithstanding any contrary provision of the Plan, the Plan Administrator may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such termination applies until after the receipt of a final determination from the Internal Revenue Service or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Code § 401(a), and appropriate adjustment of Accounts has been made to reflect taxes, costs, and expenses (if any) incident to such termination. However, any corrective distribution of Excess Contributions or Excess Aggregate Contributions to satisfy the Actual Deferral Percentage Test of Code § 401(k) or the Actual Contribution Percentage or Multiple Use Test of Code § 401(m) for the Plan Year in which the termination occurs will be made as soon as administratively practicable, but not more than 12 months, after the termination date. If distributions on termination have already been made, distribution reporting will be amended to show the portion of any such distribution that is a corrective distribution.

(c) Partial Termination. The Lead Employer may, in writing, declare a partial termination of the Plan or a partial termination may occur by operation of law, as determined by the Lead Employer. If there is a partial termination of the Plan, the balance of the Contribution Accounts of each Participant who is in a classification with respect to which the partial termination occurs which has not previously become a Forfeiture will become fully vested and nonforfeitable as of the date of the partial termination. Subject to the foregoing, all of the provisions of the Plan will continue in effect as to each such Participant, and upon entitlement thereto distributions will be made in accordance with the provisions of the Plan.

16.5 Merger, Consolidation, or Transfer of Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision will be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant or Beneficiary would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer will be effected until such statements with respect thereto (if any) required by ERISA to be filed in advance thereof have been filed.

ARTICLE XVII – TOP-HEAVY RULES

ARTICLE XVII APPLIES ONLY IF THE PLAN IS TOP-HEAVY.

17.1 Minimum Contribution.

(a) Minimum Contribution Amount. If the Plan is Top-Heavy, the Employer Contributions and Forfeitures (other than Employer Safe-Harbor Matching, Regular Matching or Qualified Matching Contributions, and Forfeitures allocated as such) allocated to each Top-Heavy Eligible Participant will be not less than the smaller of:

(1) 3% of his/her Top-Heavy Compensation for the Plan Year, or such greater percentage as may be specified in the Adoption Agreement to apply under the circumstances where a defined benefit plan also is maintained by a Controlled Group Member; or

(2) A percent of his/her Top-Heavy Compensation for the Plan Year equal to the highest contribution percentage of any Key-Employee for the Plan Year.

The “contribution percentage” for this purpose is the percentage determined by dividing the Employee Pre-Tax Contributions and Employer Contributions and Forfeitures allocated to the Key-Employee for the Plan Year by his/her Top-Heavy Compensation for the Plan Year.

This paragraph (2) will not apply if the Plan is adopted as a paired plan.

Employee Pre-Tax Contributions and Employer Safe-Harbor Matching, Regular Matching and Qualified Matching Contributions may not be treated as Employer Contributions for purposes of satisfying the minimum contribution requirements of this section. However, such contributions will be treated as Employer Contributions for purposes of determining the contribution percentage under paragraph (2), and for purposes of determining whether the Plan is Top-Heavy. The minimum contribution is determined without regard to any Social Security contributions as specified in Code § 416(e).

The minimum contribution required under this subsection (a) will be provided to any Top-Heavy Eligible Participant even if he/she would not otherwise receive an Employer Regular Profit Sharing Contribution, or Employer

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Regular Pension Contribution, for the Plan Year because such contribution is not provided for under the Plan or because the Participant has not completed a specified number of Hours of Service. However, the minimum contribution will not be provided under the Plan to any Participant who is covered under any other defined contribution or defined benefit plan of any Controlled Group Member if the minimum contribution or benefit requirement that applies under Code § 416 to plans that are Top-Heavy is satisfied under such other plan or plans with respect to such Participant, as specified in the Adoption Agreement. If any one plan of a set of paired defined contribution plans is specified in the Adoption Agreement as the plan under which the minimum contribution will be made, and the coverage under the paired plans is not identical, then the minimum contribution will be provided under each paired plan, including the Plan.

(b) Method of Satisfying Minimum Contribution. To satisfy the minimum contribution requirement:

(1) If the Plan is a profit sharing plan that does not otherwise provide for an Employer Safe-Harbor or Regular Profit Sharing Contribution, an Employer Regular Profit Sharing Contribution will be made on behalf of each Top-Heavy Eligible Participant in an amount necessary to satisfy the minimum contribution requirement.

(2) If the Plan is a profit sharing plan that provides for an Employer Safe-Harbor Profit Sharing Contribution, the contribution formula under Sec. 6.1 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

(i) The contribution will be made on behalf of those Participants who are otherwise entitled to a contribution under Sec. 6.1 plus the Top-Heavy Eligible Participants (to the extent such groups differ).

(ii) The contribution will be determined using Top-Heavy Compensation for the Plan Year instead of Plan Compensation for the Plan Year (to the extent such definitions differ).

(3) If the Plan is a profit sharing plan that does not provide for an Employer Safe-Harbor Profit Sharing Contribution but provides for an Employer Regular Profit Sharing Contribution, the contribution or allocation formula under Sec. 6.2 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

(i) The contribution or allocation will be made on behalf of those Participants who are otherwise entitled to a contribution or allocation under Sec. 6.2 plus the Top-Heavy Eligible Participants (to the extent such groups differ).

(ii) The contribution or allocation will be determined using Top-Heavy Compensation for the Plan Year instead of Plan Compensation for the Plan Year (if the contribution or allocation is otherwise based on Plan Compensation for the Plan Year, and to the extent such definitions differ).

(iii) If the Plan otherwise provides for a variable contribution that is allocated among the eligible Participants using a two- or three-step integrated allocation formula, and if the allocation under such formula (with the modifications in (i) and (ii)) would not satisfy the minimum contribution requirement, the allocation will instead be made using the four-step allocation formula specified in Sec. 6.2(a)(2)(C).

(iv) If the Plan otherwise provides for a fixed contribution for each eligible Participant that is determined using an integrated formula, and the base contribution percentage under such formula is less than the minimum required contribution percentage, the base contribution percentage under such formula will be increased to equal the minimum contribution percentage for the Plan Year.

(v) If the Plan otherwise provides for a variable contribution that is allocated among the eligible Participants as an equal dollar amount or pursuant to a uniform points allocation formula, or a fixed contribution for each eligible Participant that is determined by reference to a unit of service (e.g., week or day), and if the contribution or allocation under such formula would not satisfy the minimum contribution requirement, the allocation will instead be made in proportion to Top-Heavy Compensation for the Plan Year.

(4) If the Plan is a money purchase pension plan that provides for an Employer Safe-Harbor Pension Contribution, the contribution formula under Sec. 7.1 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

(i) The contribution will be made on behalf of those Participants who are otherwise entitled to a contribution under Sec. 7.1 plus the Top-Heavy Eligible Participants (to the extent such groups differ).

(ii) The contribution will be determined using Top-Heavy Compensation for the Plan Year instead of Plan Compensation for the Plan Year (to the extent such definitions differ).

(5) If the Plan is a money purchase pension plan that provides for an Employer Regular Pension Contribution but not an Employer Safe-Harbor Pension Contribution, the contribution or allocation formula under Sec. 7.2 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

(i) The contribution or allocation will be made on behalf of those Participants who are otherwise entitled to a contribution or allocation under Sec. 7.2 plus the Top-Heavy Eligible Participants (to the extent such groups differ).

(ii) The contribution or allocation will be determined using Top-Heavy Compensation for the Plan Year instead of Plan Compensation

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for the Plan Year (to the extent such definitions differ).

(iii) If the Plan otherwise provides for a fixed contribution for the Plan that is allocated among the eligible Participants using a two-step integrated allocation formula, and the allocation under such formula (with the modifications in (i) and (ii)) would not satisfy the minimum contribution requirement, the allocation will instead be made using the four-step allocation formula specified in Sec. 6.2(a)(2)(C).

(iv) If the Plan otherwise provides for a fixed contribution for each eligible Participant that is determined using an integrated formula, and the base contribution percentage under such formula is less than the minimum required contribution percentage, the base contribution percentage under such formula will be increased to equal the minimum contribution percentage for the Plan Year.

(v) If the Plan otherwise provides for a fixed contribution for each eligible Participant that is an equal dollar amount, and if the contribution under such formula would not satisfy the minimum contribution requirement, then the total contribution called for under such formula on behalf of all eligible Participants will be made to the Plan and will be allocated among the eligible Participants in proportion to Top-Heavy Compensation for the Plan Year instead of as an equal dollar amount.

(6) If the Plan is a non-standardized plan and if so specified in the Adoption Agreement, then in lieu of the modifications to the contribution or allocation formula under paragraphs (2) through (5), an additional Employer Safe-Harbor Profit Sharing or Regular Profit Sharing Contribution (in that order), or an additional Employer Safe-Harbor Pension or Regular Pension Contribution (in that order) will be made on behalf of each Top-Heavy Eligible Participant as necessary to satisfy Code § 416.

17.2 Vesting. If the Plan is Top-Heavy, the vested percentage of any Participant in his/her Employer Regular Matching or Regular Profit Sharing Contribution Account, or Employer Regular Pension Contribution Account, will be determined as follows:

(a) If the vesting schedule specified in the Adoption Agreement for a Contribution Account provides for a vested percentage at each year of Service level in Column A which is at least as great as the vested percentage specified in Column B, then the vested percentage of the Participant will be the greater of the vested percentage determined under the schedule specified in the Adoption Agreement or the vested percentage determined under Column C:

A Years of Service	B Vested Percentage	C Vested Percentage
Less than 2	0%	0%
2	0%	20%
3	20%	40%
4	40%	60%
5	60%	80%
6	80%	100%
7 or more	100%	100%

(b) Otherwise, the vested percentage of the Participant will be the greater of the vested percentage determined under the schedule specified in the Adoption Agreement, or the vested percentage determined under Column B:

A Years of Service	B Vested Percentage
Less than 3	0%
3 or more	100%

However, this minimum vesting requirement will apply only to a Participant who is credited with at least one Hour of Service on or after the first day of the Plan Year in which this Article first applies under the Plan.

If this Article ceases to apply under the Plan, the vested percentage of a Participant will not be reduced because the minimum schedule ceases to apply. Further, if so specified in the Adoption Agreement, the vesting provisions of this section will continue to apply under the Plan either with respect to all Participants or with respect to any Participant who has at least three years of Service as of the last day of the last Plan Year in which this Article applies under the Plan, as specified in the Adoption Agreement. Otherwise, the election procedures of Sec. 10.2(k) will apply to any Participant who has at least three years of Service as of the last day of the last Plan Year in which this Article applies under the Plan.

17.3 Code § 415 Adjustment for Limitation Years Beginning Before January 1, 2000. If the Plan is Top-Heavy, and if during any Limitation Year beginning before January 1, 2000, or such later date as may be specified in the Adoption Agreement, a Participant is also a participant in a defined benefit plan maintained by any Controlled Group Member, a factor of 1.0 will be substituted for the factor of 1.25 in the denominators of the Defined Benefit Fraction and the Defined Contribution Fraction (and the adjustment will be made to the transitional rule described in Code § 416(h)(4)) if the Top-Heavy Ratio exceeds 90% for such Limitation Year. Such substitution also will be made for such Limitation Year if the Plan is Top-Heavy but the Top-Heavy Ratio does not exceed 90%, unless under the terms of the Plan as in effect prior to amendment in the form of this prototype, either a minimum benefit of 3% per year of service (up to 30%) is provided in a defined benefit plan for such Participant, or a minimum contribution of 7.5% is provided in a defined contribution plan for such Participant.

This section will not apply to any Limitation Year beginning on or after January 1, 2000, or such later date as may be specified in the Adoption Agreement.

17.4 Defined Terms. The following definitions will apply for purposes of this Article (or where the context requires elsewhere in the Plan):

(a) Determination Date – means the last day of the preceding Plan Year or, for the first Plan Year, the last day of such Plan Year.

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(b) Key Employee – means any individual defined as such in Code § 416(i); generally, any Employee or former Employee (including the Beneficiary of a deceased Employee or former Employee) who at any time during the Top-Heavy Determination Period was:

(1) An officer who has Top-Heavy Compensation greater than 50% of the dollar limitation in effect under Code § 415(b)(1)(A) for any such Plan Year. However, no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) will be treated as officers.

(2) A more than one-half percent owner who owns one of the ten largest interests and who has Top-Heavy Compensation in excess of the dollar limitation under Code § 415(c)(1)(A). If two Employees have the same interest, the one having the greater Top-Heavy Compensation will be treated as having the larger interest.

(3) A more than five-percent owner.

(4) A more than one-percent owner who has Top-Heavy Compensation of more than $150,000.

An individual’s ownership will be determined using the ownership attribution rules of Code § 318.

(c) Non-Key Employee – means any Employee or former Employee (including the Beneficiary of a deceased Employee or former Employee) who is not a Key-Employee.

(d) Permissive Aggregation Group – means the Required Aggregation Group plus any other plan of any Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code § 401(a)(4) and 410(b).

(e) Present Value – means present value calculated using the actuarial factors specified in the Adoption Agreement.

(f) Required Aggregation Group – means:

(1) Each qualified plan of any Controlled Group Member in which at least one Key Employee participates or participated at any time during the Top-Heavy Determination Period (whether or not the plan has terminated), and

(2) Any other qualified plan of any Controlled Group Member which enables a plan described in (1) to meet the requirements of Code § 401(a)(4) or 410(b).

(g) Top-Heavy – means the condition of the Plan that exists (or would exist) for any Plan Year beginning after December 31, 1983, if:

(1) The Plan is not part of a Required Aggregation Group and the Top-Heavy Ratio for the Plan exceeds 60%.

(2) The Plan is a part of a Required Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%.

Notwithstanding the above, the Plan is not Top-Heavy if the Plan is a part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group does not exceed 60%.

(h) Top-Heavy Compensation – means Plan Compensation determined without regard to any exclusions specified in the Adoption Agreement.

(i) Top-Heavy Compensation for the Plan Year – means Top-Heavy Compensation actually paid during, and the Earned Income for, the Plan Year, even if a different determination period is specified in the Adoption Agreement for purposes of determining or allocating Employer Regular Profit Sharing Contributions or Employer Regular Pension Contributions. However, if it is specified in the Adoption Agreement that only amounts paid after the Entry Date are included in Plan Compensation for purposes of determining or allocating Employer Regular Profit Sharing Contributions or Employer Regular Pension Contributions, only amounts paid after the Entry Date will be included in Top-Heavy Compensation for the Plan Year for purposes of satisfying the minimum contribution requirement under Sec. 17.1(b) by means of such type of Employer Contribution.

(j) Top-Heavy Determination Period – means the Plan Year containing the Determination Date and the four preceding Plan Years.

(k) Top-Heavy Eligible Participant – means a Participant who:

(1) Is an Active Participant in any Component at any time during the Plan Year,

(2) Is an Employee on the last day of the Plan Year, or, if the Plan is a standardized plan, is either an Employee on the last day of the Plan Year or has 500 or more Hours of Service during the Plan Year; and

(3) Is a Non-Key Employee with respect to the Plan Year or, if the Plan is a non-standardized plan and if so specified in the Adoption Agreement, is either a Key- or Non-Key-Employee with respect to the Plan Year.

A Participant is not a Top-Heavy Eligible Participant with respect to the Plan if subsection (a) does not apply to the Participant because he/she is covered under another defined contribution or defined benefit plan that provides for the minimum contribution or benefit required under Code § 416 (but such Participant will be a Top-Heavy Eligible Participant with respect to such plan).

(l) Top-Heavy Ratio – means the ratio determined as follows:

(1) If no Controlled Group Member maintains or has maintained any defined benefit plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the defined contribution plan or plans of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances under the defined contribution plan or plans (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code § 416

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and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio will be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code § 416 and the regulations thereunder.

(2) If any Controlled Group Member maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the defined contribution plan or plans of all Key Employees (determined in accordance with paragraph (1) above), and the Present Value of accrued benefits under the defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances under the defined contribution plan or plans (determined in accordance with paragraph (1) above), and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code § 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(3) For purposes of paragraphs (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code § 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the determination of the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(4) The accrued benefit of a Participant other than a Key Employee will be determined under the method (if any) that uniformly applies for accrual purposes under all defined benefit plans maintained by any Controlled Group Member, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code § 411(b)(1)(C).

ARTICLE XVIII – LIMITATIONS ON ALLOCATIONS

18.1 If Covered Only Under The Plan. If the Participant does not participate in, and has never participated in another qualified plan, welfare benefit fund (as defined in Code § 419(e)), individual medical account (as defined in Code § 415(l)(2)) or simplified employee pension (as defined in Code § 408(k) maintained by any Controlled Group Member which provides an Annual Addition for the current Limitation Year, the Annual Additions that may be credited to the Participant’s Contribution Accounts under the Plan for the current Limitation Year will not exceed the Maximum Permissible Amount.

If the Annual Additions that would otherwise be contributed or allocated to the Participant’s Contribution Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount, subject to the following rules:

(a) Permissible Practices. The Plan Administrator may initially determine the Maximum Permissible Amount for a Participant using the following practices:

(1) The Plan Administrator may initially use a reasonable estimate of the Participant’s 415 Compensation for the Limitation Year, and Employer Contributions then can be made based on such estimate. Then, as soon as is administratively practicable after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual 415 Compensation for the Limitation Year.

(2) The Plan Administrator may initially determine the Maximum Permissible Amount for a Participant without regard to Employee Pre-Tax and After-Tax Contributions that are subject to refund under subsection (b)(1) and (2), below, and without regard to the corresponding Employer Matching Contributions that will be subject to forfeiture as a result of such refunds. Employer SIMPLE, Safe-Harbor, Regular and Qualified Profit Sharing Contributions, or Employer Regular Pension Contributions, then can be made based on such determination.

The Maximum Permissible Amount for the Limitation Year will be determined by taking into account the amount disregarded above.

(b) Correction of Excess. If as a result of using the permissible practices in subsection (a), or as a result of an allocation of Forfeitures, or as a result of a reasonable error in determining the amount of Employee Pre-Tax Contributions that may be made with respect to a Participant or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the Excess Amount will be disposed of as follows:

(1) Any Employee After-Tax Contributions (plus attributable gains), to the extent they would reduce the Excess Amount, will be returned to the Participant. Gains will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner

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in which gain and loss is allocated to Contribution Accounts for the Limitation Year.

(2) Any Employee Pre-Tax Contributions (plus attributable gains), to the extent they would reduce the Excess Amount, will be returned to the Participant. Gains will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner in which gain and loss is allocated to Contribution Accounts for the Limitation Year.

(3) If an Excess Amount still exists after the application of paragraphs (1) and (2), and any Forfeiture of Employer Safe-Harbor, Regular or Qualified Matching Contributions under Sec. 5.2(e) the remaining Excess Amount will be disposed of under one of the following methods as specified in the Adoption Agreement:

(A) If the individual reduction method is specified in the Adoption Agreement, then:

(i) If the Participant is an Active Participant at the end of the Limitation Year, the Excess Amount in the Participant’s Contributions Accounts will be used to reduce Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing or Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, (including any allocation of Forfeitures) for such Participant in the next and succeeding Limitation Years.

(ii) If the Participant is not an Active Participant at the end of the Limitation Year, the Excess Amount will be credited to a Pending Allocation Account. The Pending Allocation Account will be applied as determined by the Plan Administrator to reduce future Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing or Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, (including any allocation of Forfeitures) for all remaining Participants in the next and succeeding Limitation Years.

(B) If the suspense account method is specified in the Adoption Agreement, the Excess Amount will be held unallocated in a Pending Allocation Account and will be applied as determined by the Plan Administrator to reduce Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing and Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, of all Participants in the next and succeeding Limitation Years and will be allocated in such Limitation Years.

(C) If the current reallocation method is specified in the Adoption Agreement, the Excess Amount will be allocated and reallocated to other Active Participants as of the last day of the Limitation Year in proportion to Plan Compensation, provided that such allocation will not cause the Annual Additions to any Participant to exceed the limit specified in this Article. If the full Excess Amount cannot be reallocated, it will be held unallocated in a Pending Allocation Account and applied as provided above in subparagraph (B).

(4) If a Pending Allocation Account is in existence at any time during the Limitation Year pursuant to this section, it will or will not participate in the allocation of the investment gains and losses under the Plan as specified in the Adoption Agreement.

18.2 If Also Covered Under Another Defined Contribution Plan.

(a) Master or Prototype Defined Contribution Plan. If, in addition to the Plan, the Participant is covered under another qualified master or prototype defined contribution plan, a welfare benefit fund (as defined in Code § 419(e)), an individual medical account (as defined in Code § 415(l)(2)), or simplified employee pension (as defined in Code § 408(k)), maintained by a Controlled Group Member which provides an Annual Addition during the current Limitation Year:

(1) The Annual Additions which may be credited to a Participant’s Contributions Accounts under the Plan for the current Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant’s accounts under the other qualified plans, welfare benefit funds, individual medical accounts or simplified employee pensions for the current Limitation Year. If the Annual Additions with respect to the Participant under other qualified plans, welfare benefit funds, individual medical accounts or simplified employee pensions are less than the Maximum Permissible Amount and the Annual Additions that would otherwise be contributed or allocated to the Participant’s Contributions Accounts under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified plans, welfare benefit funds, individual medical accounts or simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Contributions Accounts under the Plan for the Limitation Year.

(2) The Plan Administrator may use the permissible practices specified in Sec. 18.1(a).

(3) If as a result of using the permissible practices in Sec. 18.1(a), or as a result of the allocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made with respect to a Participant or under other facts and circumstances allowed by the Internal Revenue Service, a Participant’s Annual Additions under the Plan and such other plans would result in an

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Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions attributable to a welfare benefit fund or an individual medical account, regardless of the actual allocation date.

(4) If an Excess Amount was allocated to a Participant on an allocation date of the Plan which coincides with an allocation date of another plan, the Excess Amount attributed to the Plan will be the product of:

(A) The total Excess Amount allocated as of such date, times

(B) The ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contributions plans.

Any Excess Amount attributed to the Plan will be disposed in the manner described in Sec. 18.1(b).

(b) Defined Contribution Plan That is Not a Master or Prototype Defined Contribution Plan. If the Participant is covered under another qualified defined contribution plan maintained by a Controlled Group Member which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant’s Contribution Accounts under the Plan for any Limitation Year will be limited in accordance with subsection (a) as though the other plan were a Master or Prototype Plan unless other limitations are specified in the Adoption Agreement.

18.3 If Also Covered Under Defined Benefit Plan. If the Plan was in existence prior to the first day of the first Limitation Year beginning on or after January 1, 2000, or such later date as may be specified in the Adoption Agreement, and if during such Limitation Year any Controlled Group Member maintained a qualified defined benefit plan covering any Participant in the Plan, the sum of the Participant’s Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any such Limitation Year. This limit will be met in the manner specified under the terms of the Plan as in effect prior to amendment in the form of this prototype by either reducing the Participant’s Projected Annual Benefit in one or more of the qualified defined benefit plans that provide current accruals, or by limiting Annual Additions, as necessary so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0.

This limit will not apply for any Limitation Year beginning on or after January 1, 2000, or such later date as may be specified in the Adoption Agreement.

18.4 Defined Terms. The following definitions will apply for purposes of this Article (or where the context requires elsewhere in the Plan):

(a) Annual Additions – means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(1) Employer contributions.

(2) Employee contributions.

(3) Forfeitures.

(4) Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code § 415(l)(2)) which is part of a pension or annuity plan maintained by a Controlled Group Member.

(5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code § 419A(d)(3)), under a welfare benefit fund (as defined in Code § 419(e)), maintained by a Controlled Group Member.

(6) Amounts allocated under a simplified employee pension (as defined in Code § 408(k)).

(7) Any allocation of any amount that has been transferred from a terminating defined benefit plan (or gain allocable thereto) to an account under any defined contribution plan maintained by a Controlled Group Member that is described in Code § 4980(d)(2)(C).

Any Excess Amount applied in the Limitation Year in accordance with this Article to reduce Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing or Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, will be considered Annual Additions for such Limitation Year.

Excess Deferrals that are distributed no later than the first April 15 following the close of the taxable year of the Participant in accordance with Treasury Reg. § 1.402(g)-1(e)(2) or (3) are not Annual Additions. Otherwise, contributions do not fail to be Annual Additions merely because they are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions, or merely because Excess Contributions or Excess Aggregate Contributions are corrected through distribution or recharacterization in order to satisfy the Actual Deferral Percentage Test of Code § 401(k) or the Actual Contribution Percentage Test of Code § 401(m), or the multiple use test.

Employer Safe-Harbor, Regular or Qualified Matching Contributions that are forfeited because the Employee Pre-Tax or After-Tax Contributions on which they are based are refunded pursuant to Sec. 18.1(b) are not Annual Additions.

(b) 415 Compensation – means with respect to common-law employees, compensation determined under whichever of the definitions in Sec. 2.56(a) is specified in the Adoption Agreement as 415 Compensation; otherwise, Plan Compensation. In any event, 415 Compensation will be determined without regard to any exclusions from Plan Compensation specified in the Adoption Agreement and without regard to the limit imposed under Code § 401(a)(17). For Limitation Years beginning on or after January 1, 1998, 415 Compensation includes Elective Deferrals and contributions under a cafeteria plan described in Code § 125 or a Code § 457 plan (but it does not include such amounts prior to such Limitation Year). For Limitation Years beginning on or after January 1, 2000, 415 Compensation

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also includes amounts excluded from Compensation under Code § 132(f)(4).

If so specified in the Adoption Agreement, 415 Compensation will be imputed during periods of permanent and total disability (within the meaning of Code § 22(e)(3)); except that, 415 Compensation will be imputed to a Highly Compensated Employee only if the Plan provides for full and immediate vesting of Employer Regular Profit Sharing Accounts. The amount imputed hereunder is the 415 Compensation the disabled Participant would have received if he/she had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

(c) 415 Compensation for the Limitation Year – means 415 Compensation actually paid or includible in gross income during such Limitation Year, except that the Plan Administrator may elect to include on a uniform and consistent basis and pursuant to applicable regulations any de minimis amounts earned but not paid during a year because of the timing of pay periods and pay dates which are paid during the first few weeks of the next year.

(d) Defined Benefit Fraction – means a fraction, the numerator of which is the sum of the Participant’s Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by any Controlled Group Member, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code §§ 415(b) and (d) or 140% of the Participant’s Highest Average Compensation, including any adjustments under Code § 415(b). Notwithstanding the previous sentence, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by any Controlled Group Member which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code § 415 for all Limitation Years beginning before January 1, 1987.

(e) Defined Contribution Fraction – means a fraction, the numerator of which is the sum of the Annual Additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by any Controlled Group Member for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by any Controlled Group Member, and the Annual Additions attributable to all welfare benefit funds (as defined in Code § 419(e)), individual medical accounts (as defined in Code § 415(l)(2)), and simplified employee pensions (as defined in Code § 408(k)) maintained by any Controlled Group Member), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with any Controlled Group Member (regardless of whether a defined contribution plan was maintained by any Controlled Group Member). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation in effect under Code § 415(c)(1)(A) or 35% of the Participant’s 415 Compensation for such year. If the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by any Controlled Group Member which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code § 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 will not be recomputed to treat all employee contributions as Annual Additions.

(f) Excess Amount – means the excess of the Participant’s Annual Additions over the Maximum Permissible Amount for the Limitation Year.

(g) Highest Average Compensation – means the average 415 Compensation for the three consecutive years of Service with a Controlled Group Member that produce the highest average.

(h) Limitation Year – means the twelve-consecutive-month period specified as such in the Adoption Agreement. All qualified plans maintained by all Controlled Group Members must use the same Limitation Year. If the Limitation Year is amended to a different twelve-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(i) Master or Prototype Plan – means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

(j) Maximum Permissible Amount – means the maximum Annual Addition that may be contributed or allocated to a Participant’s Contribution Accounts under the Plan for any Limitation Year, which will not exceed the lesser of:

(1) $30,000 (as adjusted under Code § 415(d)).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive-month period, the dollar limit above will be multiplied by the number of months (full months) in the short Limitation Year and divided by 12.

(2) 25% of the Participant’s 415 Compensation for the Limitation Year.

The limitation referred to in paragraph (2) will not apply to any contribution for medical benefits (within the meaning of Code § 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code § 415(l)(1) or 419A(d)(2).

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(k) Projected Annual Benefit – means the annual retirement benefit (adjusted to an actuarially equivalent straight-Life Annuity if such benefit is expressed in a form other than a straight-Life Annuity or qualified joint and survivor annuity) to which an individual would be entitled under the terms of a defined benefit plan assuming the individual will continue employment until normal retirement age under that plan (or current age, if later), and the individual’s compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

ARTICLE XIX – LIMIT ON ELECTIVE DEFERRALS, ADP/ACP TESTS

SEC. 19.1 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

19.1 Return of Excess Deferrals.

(a) Refund of Excess Deferrals. A Participant may assign all or a portion of his/her Excess Deferrals for his/her taxable year to the Plan and request a refund from the Plan. The Plan Administrator will cause a refund to be made to the Participant of any such Excess Deferrals (and the gain or loss allocable thereto) by April 15 of the taxable year following the taxable year in which the deferral was made, provided a timely and proper refund request is received from the Participant.

Excess Deferrals refunded under this section may result in a Forfeiture of Employer Safe-Harbor Matching, Regular Matching and/or Qualified Matching Contributions as provided in Sec. 5.2(e).

(b) Request for Refund. A Participant’s request for refund of Excess Deferrals must be made in writing (or in such other manner as may be expressly authorized by the Internal Revenue Service and the Plan Administrator) and must be received by March 1 of the year after the taxable year in which the amounts were deferred under the Plan. The request for refund must be accompanied by a statement that if such amounts are not distributed, the Participant’s Employee Pre-Tax Contributions, when added to other Elective Deferrals, will exceed the limit imposed under Code § 402(g) for the taxable year in which he/she made the Employee Pre-Tax Contributions.

A Participant will be deemed to have submitted a request for refund to the extent he/she has Excess Deferrals for the taxable year taking into account only Employee Pre-Tax Contributions under the Plan and Elective Deferrals under any other plan maintained by a Controlled Group Member.

Excess Aggregate Contributions (including the amounts recharacterized) which are not distributed shall be treated as Annual Additions under Sec. 18.4.

(c) Determining Gain or Loss. Excess Deferrals to be distributed to a Participant will be adjusted for gain or loss allocable thereto using the same method specified for Excess Contributions under Sec. 19.2(d), applied solely by reference to the Employee Pre-Tax Contribution Account of the Participant.

(d) Reduction for Excess Contributions. Excess Deferrals which would otherwise be distributed pursuant to this section will be reduced, in accordance with applicable regulations, by the Excess Contributions that have previously been distributed or recharacterized pursuant to Sec. 19.2(c) for the Plan Year beginning with or within the taxable year of the Participant.

SEC. 19.2 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

19.2 Adjustment of Contributions Required by Code § 401(k).

(a) Actual Deferral Percentage Test. The Plan will satisfy the requirements of either paragraph (1), (2) or (3) each Plan Year:

(1) 1.25x Test. The Plan satisfies this requirement if the Actual Deferral Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

(A) If the current year testing method is specified in the Adoption Agreement, 1.25 times the Actual Deferral Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

(B) If the prior year testing method is specified in the Adoption Agreement, 1.25 times the Actual Deferral Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

(2) 2x/2%+ Test. The Plan satisfies this requirement if the Actual Deferral Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

(A) If the current year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Deferral Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

(B) If the prior year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Deferral Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

(3) Safe-Harbor Contributions. The Plan satisfies this requirement for a Plan Year beginning on or after January 1, 1999, if:

(A) The Plan is designated as a Safe-Harbor Plan in the Adoption Agreement and Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Contributions are made for the Plan Year under the Plan, or safe-harbor

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contributions are made for the Plan Year under another plan specified in the Adoption Agreement; and

(B) The Plan Administrator provides such notice to Eligible Employees as is required under Code § 401(k)(12)(D) – generally, at least 30, but not more than 90, days before the beginning of the Plan Year, the Plan Administrator will provide each Eligible Employee a notice of his/her rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes an Eligible Employee, but not later than the date the Employee becomes an Eligible Employee.

If the Plan is a profit sharing plan and there is an age and service requirement imposed on participation in the Employer Safe-Harbor Matching or Safe-Harbor Profit Sharing Component, or on participation in the other plan that provides for safe-harbor contributions, that is greater than the age and service requirement imposed on participation in the Employee Pre-Tax Component, the Employee Pre-Tax Component will be treated as two such Components – one covering those Participants who have reached age 21 and completed one year of Service, and the other covering those Participants who have not reached age 21 or not completed one year of Service. The Component covering those Participants who have not reached age 21 or not completed on year of Service must comply with one of the tests in paragraphs (1) or (2), even if the Component covering those Participants who have reached age 21 and completed one year of Service complies with this paragraph (3).

An election to use the current year testing method can be undone only if the Plan meets the requirements for changing to the prior year testing method set forth in Notice 98-1 (or subsequent guidance issued by the Internal Revenue Service). For this purpose, reliance upon paragraph (3) or (4) above to satisfy this section will be deemed to be an election to use the current year testing method.

(b) Determining and Allocating the Excess Contributions. The Plan will have Excess Contributions if neither paragraph (1), (2) nor (3) of subsection (a) is satisfied for a Plan Year. The Excess Contributions will first be determined by starting with the Highly Compensated Employee(s) who has the highest Deferral Percentage, and reducing his/her Deferral Percentage to equal that of the Highly Compensated Employee(s) who has the next highest Deferral Percentage, and continuing in that manner until either paragraph (1) or (2) of subsection (a) is satisfied. The Excess Contributions will equal the sum total of the percentage reduction for each Highly Compensated Employee multiplied by his/her 414(s) Compensation for the Plan Year.

The Excess Contributions will then be allocated among the Highly Compensated Employees starting with the Highly Compensated Employee(s) with the highest Deferral Percentage Amounts, and reducing his/her Deferral Percentage Amounts to equal those of the Highly Compensated Employee(s) with the next highest Deferral Percentage Amounts, and continuing in that manner until the Excess Contributions have been allocated among the Highly Compensated Employees.

(c) Treatment of Allocated Excess Contributions. The portion of the Excess Contributions allocated to each Highly Compensated Employee will be treated as follows:

(1) If Employee After-Tax Contributions are allowed under the Plan, and if so specified in the Adoption Agreement at the discretion of the Plan Administrator or election of the Participant, the portion of the Excess Contributions allocated to each Highly Compensated Employee will be treated and reported as an amount distributed to the Participant and then contributed to the Plan as an Employee After-Tax Contribution. These recharacterized amounts will remain 100% vested and will continue to be treated as an Employer Contribution for the purposes specified in Treas. Reg. § 1.401(k)-1(f)(3)(ii)(B), but will be subject to the same distribution options as Employee After-Tax Contributions under the Plan. Amounts may not be recharacterized to the extent that such amounts, in combination with other Employee After-Tax Contributions made by the Participant, would exceed any limits imposed on Employee After-Tax Contributions under the Plan and, if recharacterization is allowed at the election of the Participant, amounts may not be recharacterized to the extent such recharacterization would cause the Plan to fail (or further fail) the Actual Contribution Percentage Test. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year with respect to which the Excess Contributions relate, and will be deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences of such recharacterization. Recharacterized amounts will be reported as taxable to the Participant for the taxable year of the Participant in which the Participant would have received those amounts had the Participant elected to receive them in cash, determined on a “first-in”, first-recharacterized” basis.

(2) Otherwise, to the extent not corrected through recharacterization under paragraph (1), the portion of the Excess Contributions allocated to each Highly Compensated Employee (plus any gain and minus any loss allocable thereto) will be distributed to the Highly Compensated Employee no later than the last day of the Plan Year following the Plan Year to which the Excess Contributions relate. However, to the extent such amounts are not distributed within 2½ months after the last day of the preceding Plan Year, a 10% excise tax will be imposed with respect to the undistributed amount on the Participating Employers.

Excess Contributions distributed or recharacterized under this section for a Plan Year will be reduced by the amount of any Excess Deferrals previously distributed to the Participant for the taxable year of the Participant ending with or within the Plan Year. If the entire Benefit of a Highly Compensated Employee has been distributed during the Plan

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Year (or prior to a corrective distribution under this section), the distribution will be deemed to have been a corrective distribution to the extent that a corrective distribution would have been required under this section.

Excess Contributions that are recharacterized will be attributed to Employee Pre-Tax Contributions.

Excess Contributions (plus any gain and minus any loss allocable thereto) that are distributed will be attributed to Employee Pre-Tax Contributions and to Employer Contributions that were treated as Deferral Percentage Amounts for the Plan Year in such order as may be established by the Plan Administrator. If the Plan Administrator does not establish an order, Excess Contributions will be attributed first to Employee Pre-Tax Contributions, and next to the following Employer Contributions in the following order to the extent that such contributions were treated as Deferral Percentage Amounts for the Plan Year: Employer Regular Matching Contributions, Employer Qualified Matching Contributions, Employer Regular Profit Sharing Contributions, and Employer Qualified Profit Sharing Contributions.

Employee Pre-Tax Contributions that are recharacterized or distributed under this section may result in a Forfeiture of Employer Safe-Harbor Matching, Regular Matching and/or Qualified Matching Contributions as provided in Sec. 5.2(e).

Excess Contributions (including the amounts recharacterized which are not distributed shall be treated as Annual Additions under Sec. 18.4.

(d) Determining Gain or Loss. The Excess Contributions to be distributed to a Participant will be adjusted for gain or loss for the Plan Year plus, if so specified in the Adoption Agreement, gain or loss for the “gap period” – that is, the period between the end of the Plan Year and the date of distribution.

The gain or loss on Excess Contributions allocated to any Participant for the Plan Year will be determined in accordance with one of the following methods as specified in the Adoption Agreement:

(1) If so specified in the Adoption Agreement, the gain or loss allocable to Excess Contributions for the Plan Year will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner in which gain and loss is allocated to Contribution Accounts for the Plan Year.

(2) Otherwise, if the safe-harbor method is specified in the Adoption Agreement, the gain or loss allocable to Excess Contributions for the Plan Year is equal to the gain or loss allocated to the Participant’s Employee Pre-Tax Contribution Account, and to the Contribution Accounts (or subaccounts thereunder) reflecting Employer Contributions that have been treated as Deferral Percentage Amounts for the Plan Year multiplied by a fraction. The numerator of the fraction is the Excess Contributions to be distributed to the Participant for the Plan Year, and the denominator of the fraction is sum of:

(A) The balance, as of the beginning of the Plan Year, of the Participant’s Employee Pre-Tax Contribution Account and the Contribution Accounts (or subaccounts thereunder) reflecting Employer Contributions that were treated as Deferral Percentage Amounts for prior Plan Years; plus

(B) The Participant’s Employee Pre-Tax Contributions, and the Employer Contributions that are treated as Deferral Percentage Amounts for the Plan Year.

The allocable gain or loss for the gap period (if included in the distribution) will be equal to 10% of the amount of gain or loss determined above, multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the date of the distribution. In determining the number of calendar months which have elapsed, any distribution made on or before the 15th day of any month will be treated as having been made on the last day of the preceding month, and any distribution made after the 15th day of any month will be treated as having been made on the first day of the next month.

(e) Authority to Limit Contributions by Highly Compensated Employees. The Plan Administrator may at any time during the Plan Year make an estimate of the amount of Employee Pre-Tax Contributions that will be permitted under this section for the Plan Year and may reduce the maximum percent or amount permitted to be contributed by Highly Compensated Employees to the extent the Plan Administrator determines in its sole discretion to be necessary to satisfy the section.

(f) Aggregation of Plans. If the Plan satisfies the requirements of Code § 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section will be applied as if all such plans were a single plan. If the prior year testing method is specified in the Adoption Agreement, any adjustments to the Actual Deferral Percentage of the Non-Highly Compensated Employees for the prior year will be made in accordance with Notice 98-1 and any superseding guidance issued by the Internal Revenue Service. Plans may be aggregated in order to satisfy Code § 401(k) only if they use the same testing method and only if they have the same Plan Year.

If a Highly Compensated Employee participates in two or more plans maintained by any Controlled Group Member to which Elective Deferrals are made, all such contributions must be aggregated for purposes of applying the provisions of this section. This provision will be applied by treating all such plans with Plan Years ending within the same calendar year as a single plan unless mandatorily disaggregated pursuant to regulations under Code § 401(k).

(g) Disaggregation of Collective Bargaining Employees. If Collective Bargaining Employees participate in the Plan, the portion of the Plan benefiting the members of each collective bargaining unit will be treated as a separate Plan for purposes of applying this section. However, at the discretion of the Plan Administrator, two or more separate collective bargaining units may be aggregated and treated as one unit for this purpose provided the combinations of units are treated consistently from year to year.

(h) Mergers, Spin-Offs and Asset Transfers. The Plan Administrator will determine the appropriate manner in

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which the Actual Deferral Percentage Test is to be applied In the event of a merger, spin-off or asset transfer involving the Plan, based upon such authority (if any) as may be issued by the Internal Revenue Service.

(i) Records. The Plan Administrator will maintain (or cause to be maintained) records sufficient to demonstrate compliance with this section and to show the amount of Employer Contributions treated as Deferral Percentage Amounts.

19.3 Adjustment of Contributions Required by Code § 401(m).

(a) Actual Contribution Percentage Test. The Plan will satisfy the requirements of either paragraph (1), (2) or (3) each Plan Year:

(1) 1.25x Test. The Plan satisfies this requirement if the Actual Contribution Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

(A) If the current year testing method is specified in the Adoption Agreement, 1.25 times the Actual Contribution Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

(B) If the prior year testing method is specified in the Adoption Agreement, 1.25 times the Actual Contribution Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

(2) 2x/2%+ Test. The Plan satisfies this requirement if the Actual Contribution Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

(A) If the current year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Contribution Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

(B) If the prior year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Contribution Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

(3) Safe-Harbor Contributions. The Plan satisfies this requirement for a Plan Year beginning on or after January 1, 1999, if:

(A) The Plan is a profit sharing plan; and

(B) The Plan is designated as a Safe-Harbor Plan in the Adoption Agreement and Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Contributions are made for the Plan Year under the Plan, or safe-harbor contributions are made for the Plan Year under another plan specified in the Adoption Agreement; and

(C) The Plan does not provide for Employer Safe-Harbor Matching, Regular Matching or Qualified Matching Contributions based on Employee Pre-Tax and/or After-Tax Contributions in excess of 6% of Plan Compensation, and, if the Plan provides for Employer Safe-Harbor Matching Contributions and discretionary Employer Regular Matching Contributions, such discretionary contributions made on behalf of any Eligible Employee do not exceed 4% of Plan Compensation for the Plan Year; and

(D) The Plan Administrator provides such notice to Eligible Employees as is required under Code § 401(k)(12)(D) – generally, at least 30, but not more than 90, days before the beginning of the Plan Year, the Plan Administrator will provide each Eligible Employee a notice of his/her rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes an Eligible Employee, but not later than the date the Employee becomes an Eligible Employee.

If the Plan provides for Employee After-Tax Contributions, such contributions must satisfy one of the tests in paragraphs (1) or (2), above, notwithstanding that contributions are otherwise provided that satisfy this paragraph (3).

An election to use the current year testing method can be undone only if the Plan meets the requirements for changing to the prior year testing method set forth in Notice 98-1 (or subsequent guidance issued by the Internal Revenue Service). For this purpose, reliance upon paragraph (3) above to satisfy this section will be deemed to be an election to use the current year testing method.

(b) Determining and Allocating the Excess Aggregate Contributions. The Plan will have Excess Aggregate Contributions if neither paragraph (1), (2) nor (3) of subsection (a) is satisfied for a Plan Year. The Excess Aggregate Contributions will first be determined by starting with the Highly Compensated Employee(s) who has the highest Contribution Percentage, and reducing his/her Contribution Percentage to equal that of the Highly Compensated Employee(s) who has the next highest Contribution Percentage, and continuing in that manner until either paragraph (1) or (2) of subsection (a) is satisfied. The Excess Aggregate Contributions will equal the sum total of the percentage reduction for each Highly Compensated Employee multiplied by his/her 414(s) Compensation for the Plan Year.

The Excess Aggregate Contributions will then be allocated among the Highly Compensated Employees starting with the Highly Compensated Employee(s) with the highest Contribution Percentage Amounts, and reducing

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his/her Contribution Percentage Amounts to equal those of the Highly Compensated Employee(s) with the next highest Contribution Percentage Amounts, and continuing in that manner until the Excess Aggregate Contributions have been allocated among the Highly Compensated Employees.

(c) Treatment of Allocated Excess Aggregate Contributions. The portion of the Excess Aggregate Contribution allocated to each Highly Compensated Employee will be treated as follows:

(1) To the extent that the portion of the Excess Aggregate Contributions allocated to the Highly Compensated Employee is attributable to Employer Regular Matching Contributions and he/she would not be vested in such Employer Regular Matching Contributions if his/her Termination of Service occurred on the last day of the Plan Year with respect to which such contributions were made, the amount will be treated as a Forfeiture and will be applied in the manner specified in the Adoption Agreement.

(2) Otherwise, the portion of the Excess Aggregate Contributions allocated to each Highly Compensated Employee (plus any gain and minus any loss allocable thereto) will be distributed to the Highly Compensated Employee no later than the last day of the Plan Year following the Plan Year to which the Excess Aggregate Contributions relate. However, if such amounts are distributed more than 2½ months after the last day of the preceding Plan Year, a 10% excise tax will be imposed with respect to the undistributed amount on the Participating Employers.

If the Benefit of a Highly Compensated Employee has been distributed in full during the Plan Year (or prior to a corrective distribution under this section), the distribution will be deemed to have been a corrective distribution to the extent that a corrective distribution would have been required under this section.

Excess Aggregate Contributions will be attributed to Employee After-Tax Contributions and to Employer Contributions that were treated as Contribution Percentage Amounts for the Plan Year in such order as may be established by the Plan Administrator. If the Plan Administrator does not establish an order, Excess Aggregate Contributions will be attributed first to Employee After-Tax Contributions, next to the following Employer Contributions in the following order to the extent that such contributions were treated as Contribution Percentage Amounts for the Plan Year: Employer Regular Matching Contributions, Employer Qualified Matching Contributions, Employer Qualified Profit Sharing Contributions, Employer Safe-Harbor Matching Contributions, Employer Safe-Harbor Profit Sharing Contributions, and finally to Employee Pre-Tax Contributions that were treated as Contribution Percentage Amounts for the Plan Year.

Employee After-Tax Contributions that are distributed under this section may result in a Forfeiture of Employer Safe-Harbor Matching, Regular Matching and/or Qualified Matching Contributions as provided in Sec. 5.2(e).

(d) Determining Gain or Loss. The Excess Aggregate Contributions to be distributed to a Participant will be adjusted for gain or loss for the Plan Year plus, if so specified in the Adoption Agreement, gain or loss for the “gap period” – that is, the period between the end of the Plan Year and the date of distribution.

The gain or loss on Excess Aggregate Contributions allocated to any Participant for the Plan Year will be determined in accordance with one of the following methods as specified in the Adoption Agreement:

(1) If so specified in the Adoption Agreement, the gain or loss allocable to Excess Aggregate Contributions for the Plan Year will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner in which income and loss is allocated to Contribution Accounts for the Plan Year.

(2) Otherwise, if the safe-harbor method is specified in the Adoption Agreement, the gain or loss allocable to Excess Aggregate Contributions for the Plan Year will be equal to the gain or loss allocated to the Participant’s Employee After-Tax Contribution Account and to the Contribution Accounts (or subaccounts thereunder) reflecting Employee Pre-Tax Contributions and Employer Contributions that have been treated as Contribution Percentage Amounts for the Plan Year multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions to be distributed to the Participant for the Plan Year, and the denominator of the fraction is sum of:

(A) The balance, as of the beginning of the Plan Year, of the Participant’s Employee After-Tax Contribution Account and the Contribution Accounts (or subaccounts thereunder) reflecting Employee Pre-Tax Contributions and Employer Contributions that have been treated as Contribution Percentage Amounts for prior Plan Years; plus

(B) The Employee After-Tax Contributions and the Employee Pre-Tax Contributions and Employer Contributions that are treated as Contribution Percentage Amounts for the Plan Year.

The allocable gain or loss for the gap period (if included in the distribution), will be equal to 10% of the amount of gain or loss determined above, multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the date of the distribution. In determining the number of calendar months which have elapsed, any distribution made on or before the 15th day of any month will be treated as having been made on the last day of the preceding month, and any distribution made after the 15th day of any month will be treated as having been made on the first day of the next month.

(e) Authority to Limit Contributions By Highly Compensated Employees. The Plan Administrator may at any time during the Plan Year make an estimate of the amount of Employee After-Tax Contributions and Employer Regular Matching Contributions that will be permitted under this section for the Plan Year and may reduce the maximum percent or amount permitted to be contributed as Employee Pre-Tax or After-Tax Contributions by Highly Compensated Employees to the extent the Plan Administrator determines to be necessary to satisfy this section.

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The Lead Employer further reserves the right to amend the schedule for Employer Regular Matching Contributions (whether such schedule is set forth in this Adoption Agreement or a writing filed with the records of the Plan) to reduce or eliminate such contributions for Highly Compensated Employees to be made with respect to Elective Deferrals made after the later of the effective date or adoption date of the amendment.

(f) Aggregation of Plans. If the Plan satisfies the requirements of Code § 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section will be applied as if all such plans were a single plan. If the prior year testing method is specified in the Adoption Agreement, any adjustments to the Actual Contribution Percentage of the Non-Highly Compensated Employees for the prior year will be made in accordance with Notice 98-1 and any superseding guidance issued by the Internal Revenue Service. Plans may be aggregated in order to satisfy Code § 401(m) only if they use the same testing method and only if they have the same Plan Year.

If a Highly Compensated Employee participates in two or more plans maintained by any Controlled Group Member to which Employee After-Tax Contributions or Employer Safe-Harbor Matching, Regular Matching or Qualified Matching Contributions are made, all such contributions must be aggregated for purposes of applying the provisions of this section. This provision will be applied by treating all such plans with Plan Years ending within the same calendar year as a single plan unless mandatorily disaggregated pursuant to regulations under Code § 401(m).

(g) Disaggregation of Collective Bargaining Employees. If Collective Bargaining Employees participate in the Plan, the portion of the Plan benefiting the members of each collective bargaining unit will be treated as a separate plan for purposes of applying this section. This section will not apply to the portion of the Plan benefiting Collective Bargaining Employees.

(h) Mergers, Spin-Offs and Asset Transfers. The Plan Administrator will determine the appropriate manner in which the Actual Contribution Percentage Test is to be applied in the event of a merger, spin-off or asset transfer involving the Plan, based upon such authority (if any) as may be issued by the Internal Revenue Service.

(i) Records. The Plan Administrator will maintain (or cause to be maintained) records sufficient to demonstrate compliance with this section and to show the amount of the Employee Pre-Tax Contributions and the Employer Contributions treated as Contribution Percentage Amounts.

19.4 No Multiple Use of Alternative Limitations. This section will apply only if the Plan does not rely on Sec. 19.2(a)(3) or (4) to satisfy the Average Deferral Percentage Test, and the 1.25x Test is not satisfied under either Sec. 19.2 or 19.3 (after the recharacterization, distributions or Forfeitures called for under such sections).

(a) Multiple Use Test. The sum of the Actual Deferral Percentage and the Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the current Plan Year (after adjustment of each under Sec. 19.2 and 19.3) will not exceed the greater of the following:

(1) The sum of the following amounts:

(A) 1.25 multiplied by the greater of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees; and

(B) The lesser of 2 multiplied by, or 2% plus, the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees.

(2) The sum of the following amounts:

(A) 1.25 multiplied by the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees; and

(B) The lesser of 2 multiplied by, or 2% plus, the greater of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees.

The Actual Deferral Percentage and Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees that is used above will be Actual Deferral Percentage and Actual Contribution Percentage for the same Plan Year used in Sec. 19.2 and 19.3 (depending on whether the current year or prior year testing method is used).

(b) Correcting for Multiple Use. If the Multiple Use Test is not satisfied, additional corrective action will be taken under either Sec. 19.2 or 19.3, as specified in the Adoption Agreement.

19.5 Exception to Notice and Consent Requirements. Excess Deferrals, Excess Contributions and Excess Aggregate Contributions may be distributed without regard to any notice or consent requirements otherwise imposed on distributions from the Plan.

19.6 Defined Terms. For purposes of this Article (or where the context requires elsewhere in the Plan), the following definitions will apply:

(a) Actual Contribution Percentage – means the average of the Contribution Percentages of the group of Eligible Employees who are Non-Highly Compensated Employees, and of the group of Eligible Employees who are Highly Compensated Employees.

If the prior year testing method is specified in the Adoption Agreement, for the first Plan Year that the Plan permits any Participant to make Employee After-Tax Contributions or for which Employer Regular Matching Contributions are made (and provided this is not a successor plan), for purposes of the prior year testing method, the Actual Contribution Percentage for the prior Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be deemed to be the greater of:

(1) 3%; or

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(2) The Actual Contribution Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

If the prior year testing method is specified in the Adoption Agreement, and there has been a plan coverage change as defined in Notice 98-1 or subsequent guidance issued by the Internal Revenue Service, the Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be the weighted average of the percentages for the various prior year subgroups calculated in accordance with Notice 98-1 or subsequent guidance issued by the Internal Revenue Service. However, if 90% or more of the total number of Non-Highly Compensated Employees from all prior year subgroups are from a single prior year subgroup, or under such other circumstances as may be permitted by the Internal Revenue Service, the Plan Administrator may elect to use the Actual Contribution Percentage for such single prior year subgroup in lieu of using a weighted average.

The Actual Contribution Percentage will be calculated to the nearest one-hundredth of one percent.

The Plan Administrator will direct the manner in which the Actual Contribution Percentage will be determined in the event of a merger or spin-off involving the Plan during the Plan Year.

(b) Actual Deferral Percentage – means the average of the Deferral Percentages of the group of Eligible Employees who are Non-Highly Compensated Employees, and of the group of Eligible Employees who are Highly Compensated Employees.

If the prior year testing method is specified in the Adoption Agreement, for the first Plan Year that the Plan permits any Participant to make Employee Pre-Tax Contributions (and provided this is not a successor plan), for purposes of the prior year testing method, the Actual Deferral Percentage for the prior Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be deemed to be the greater of:

(1) 3%; or

(2) The Actual Deferral Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

If the prior year testing method is specified in the Adoption Agreement, and there has been a plan coverage change as defined in Notice 98-1 or subsequent guidance issued by the Internal Revenue Service, the Actual Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be the weighted average of the percentages for the various prior year subgroups calculated in accordance with Notice 98-1 or subsequent guidance issued by the Internal Revenue Service. However, if 90% or more of the total number of Non-Highly Compensated Employees from all prior year subgroups are from a single prior year subgroup, or under such other circumstances as may be permitted by the Internal Revenue Service, the Plan Administrator may elect to use the Actual Deferral Percentage for such single prior year subgroup in lieu of using a weighted average.

The Actual Deferral Percentage will be calculated to the nearest one-hundredth of one percent.

The Plan Administrator will direct the manner in which the Actual Deferral Percentage will be determined in the event of a merger or spin-off involving the Plan during the Plan Year.

(c) Contribution Percentage – means the ratio (expressed as a percentage) determined by dividing the Contribution Percentage Amounts of the Eligible Employee for the Plan Year by his/her 414(s) Compensation for the Plan Year.

(d) Contribution Percentage Amounts – means the sum of the following:

(1) The Employee After-Tax Contributions made by the Participant for the Plan Year (including Employee Pre-Tax Contributions recharacterized as Employee After-Tax Contributions under Sec. 19.2(c)(1)), but excluding any such contributions refunded to comply with the Annual Addition limit of Code § 415.

(2) The Employer Regular Matching Contributions made on behalf of the Participant for the Plan Year, but excluding any such contributions to the extent that the Plan Administrator directs that such contributions be treated as Deferral Percentage Amounts for the Plan Year, and excluding any such contributions that are deemed to be Forfeitures pursuant to Sec. 5.2(e).

If the Plan provides for Employer Safe-Harbor Matching Contributions but does not satisfy the requirements of Sec. 19.3(a)(3), the Employer Safe-Harbor Matching Contributions made on behalf of the Participant for the Plan Year will be treated in the same manner as described above for Employer Regular Matching Contributions.

(3) The Employer Qualified Matching Contributions made on behalf of the Participant for the Plan Year to the extent that the Plan Administrator directs that such contributions be treated as Contribution Percentage Amounts for the Plan Year, but excluding any such contributions that are deemed to be Forfeitures pursuant to Sec. 5.2(e).

(4) The Employer Qualified Profit Sharing Contributions made on behalf of the Participant for the Plan Year to the extent that the Plan Administrator directs that such contributions be treated as Contribution Percentage Amounts for the Plan Year.

(5) The Employer Safe-Harbor Profit Sharing Contributions made on behalf of the Participant for the Plan Year, but only to the extent that such contributions exceed the minimum required (that is, 3% of Plan Compensation) to satisfy the safe-harbor requirements of Code § 401(k)(12)(C), and only to the extent the Plan Administrator directs that such contributions in excess of the minimum required be treated as Contribution Percentage Amounts for the Plan Year.

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(6) If so specified in the Adoption Agreement and to the extent the Plan Administrator directs that any of the following amounts be treated as Contribution Percentage Amounts for the Plan Year:

(A) Employee Pre-Tax Contributions, (provided that the Actual Deferral Percentage Test is satisfied both with and without the exclusion of such contributions), but excluding any such contributions refunded to comply with the Annual Addition limit of Code § 415.

(B) Employer Regular Profit Sharing Contributions made on behalf of the Participant for the Plan Year (provided that such contributions satisfy the requirements to be Employer Qualified Profit Sharing Contributions and further provided that the non-discrimination requirements of Code § 401(a)(4) are satisfied both with and without the exclusion of such contributions).

If the Plan provides for Employer Safe-Harbor Profit Contributions but does not satisfy the requirements of Sec. 19.2(a)(3), the Employer Safe-Harbor Profit Sharing Contributions made on behalf of the Participant for the Plan Year will be treated in the same manner as described above for Employer Regular Profit Sharing Contributions (otherwise, they will be treated as described in (5)). However, Employer Safe-Harbor Profit Sharing Contributions may be treated as Contribution Percentage Amounts regardless of whether it is specified in the Adoption Agreement that such treatment is permitted for Employer Regular Profit Sharing Contributions.

Employee After-Tax Contributions will be included in the Contribution Percentage Amounts for the Plan Year in which such contributions were paid to the Funding Agent.

Elective Deferrals and Employer Contributions made for a Plan Year will be included as part of the Contribution Percentage Amounts for such Plan Year only if paid to the Funding Agent before the end of the 12-month period immediately following the Plan Year; otherwise, they will be included as part of the Contribution Percentage Amounts for the Plan Year in which paid to the Funding Agent.

(e) Deferral Percentage – means the ratio (expressed as a percentage) determined by dividing the Deferral Percentage Amounts of the Eligible Employee for the Plan Year by his/her 414(s) Compensation for the Plan Year.

(f) Deferral Percentage Amounts – means the sum of the following:

(1) The Employee Pre-Tax Contributions made on behalf of the Participant for the Plan Year, including any Excess Deferrals of Highly Compensated Employees that are distributed under Sec. 19.1, but excluding any Excess Deferrals of Non-Highly Compensated Employees made under the plans of the Controlled Group Members, and excluding any such contributions refunded to comply with the Annual Addition limit of Code § 415.

(2) The Employer Qualified Matching Contributions made on behalf of the Participant for the Plan Year, but excluding any such contributions that the Plan Administrator directs be treated as Contribution Percentage Amounts for the Plan Year, and excluding any such contributions that are treated as Forfeitures pursuant to Sec. 5.2(e).

(3) The Employer Qualified Profit Sharing Contributions made on behalf of the Participant for the Plan Year, but excluding any such contributions that the Plan Administrator directs be treated as Contribution Percentage Amounts for the Plan Year.

(4) If so specified in the Adoption Agreement and to the extent the Plan Administrator directs that any of the following amounts be treated as Deferral Percentage Amounts for the Plan Year:

(A) Employer Regular Profit Sharing Contributions made on behalf of the Participant for the Plan Year (provided that such contributions satisfy the requirements to be Employer Qualified Profit Sharing Contributions and further provided that the non-discrimination requirements of Code § 401(a)(4) are satisfied both with and without the exclusion of such contributions).

(B) Employer Regular Matching Contributions made on behalf of the Participant for the Plan Year (provided that such contributions satisfy the requirements to be Employer Qualified Matching Contributions), but excluding any such contributions that are treated as Forfeitures pursuant to Sec. 5.2(e).

If the Plan provides for Employer Safe-Harbor Matching Contributions but does not satisfy the requirements of Sec. 19.2(a)(3), the Employer Safe-Harbor Matching Contributions made on behalf of the Participant for the Plan Year will be treated in the same manner as described above for Employer Regular Matching Contributions. Similarly, if the Plan provides for Employer Safe-Harbor Profit Contributions but does not satisfy the requirements of Sec. 19.2(a)(3), the Employer Safe-Harbor Profit Sharing Contributions made on behalf of the Participant for the Plan Year will be treated in the same manner as described above for Employer Regular Profit Sharing Contributions. However, Employer Safe-Harbor Matching and Profit Sharing Contributions may be treated as Deferral Percentage Amounts regardless of whether it is specified in the Adoption Agreement that such treatment is permitted for Employer Regular Matching and Profit Sharing Contributions.

Elective Deferrals and Employer Contributions made for a Plan Year will be included as part of the Deferral Percentage Amounts for such Plan Year only if paid to the Funding Agent before the end of the 12-month period immediately following the Plan Year; otherwise, they will be included in the Deferral Percentage Amounts for the Plan Year in which paid to the Funding Agent.

(g) Eligible Employee – means:

(1) For purposes of calculating the Actual Deferral Percentage, any Participant who is eligible to make Employee Pre-Tax Contributions for any portion

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of the Plan Year (regardless of whether he/she makes such contributions).

(2) For purposes of calculating the Actual Contribution Percentage:

(A) Any Participant who is eligible to make Employee After-Tax Contributions for any portion of the Plan Year (regardless of whether he/she makes such contributions);

(B) Any Participant who would be eligible to receive an Employer Safe-Harbor, Regular or Qualified Matching Contribution for the Plan Year were he/she to have made Match Eligible Contributions (regardless of whether he/she makes such contributions), or

(C) If Employee Pre-Tax Contributions are treated as Contribution Percentage Amounts for the Plan Year, any Participant who is eligible to make Employee Pre-Tax Contributions for any portion of the Plan Year (regardless of whether he/she makes such contributions).

The Plan Administrator may direct that Non-Highly Compensated Employees who have not attained age 21 or have not completed one year of Service (or who have not yet reached the Entry Date for the applicable Component after having attained such age and completed such service), may be disregarded and treated as not being Eligible Employees. However, this is permitted only if the portion of the Component that covers Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) who have not attained age 21 or have not completed one year of Service (or who have not yet reached the Entry Date for the applicable Component after having attained such age and completed such service), and the remaining portion of the Component each satisfy the coverage requirements of Code § 410(b).

(h) Excess Deferrals – means the amount of any Elective Deferrals made for the taxable year of a Participant in excess of the limit for such year under Code § 402(g). Excess Deferrals shall be treated as Annual Additions under Sec. 18.4 unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(i) 414(s) Compensation for the Plan Year – means Plan Compensation for the Plan Year, but disregarding any exclusions specified in the Adoption Agreement other than exclusions of Employee Pre-Tax Contributions and other Elective Deferrals, amounts that are excluded under Code § 125, and reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, and any amounts in excess of the limit imposed under Code § 401(a)(17).

414(s) Compensation for the Plan Year only includes amounts paid after the Entry Date for the applicable Component.

ARTICLE XX – MISCELLANEOUS PROVISIONS

20.1 Offset For Leased Employee Benefits. The contributions received by a Leased Employee under a qualified plan maintained by the leasing organization and that are attributable to services performed for a Participating Employer may be applied as an offset against Employer Regular Profit Sharing Contributions, or Employer Regular Pension Contributions, in such manner as the Plan Administrator determines is consistent with Code § 414(n).

20.2 Coverage Failures. If the Plan is a non-standardized plan, and it would otherwise fail to satisfy the coverage requirements of Code §410(b) for a Plan Year because of a requirement that a Participant be employed on the last day of the Plan Year or complete a specified number (greater than 500) of Hours of Service during the Plan Year in order to receive an Employer Regular Matching or Regular Profit Sharing Contribution, or Employer Regular Pension Contribution, then the last day of the Plan Year requirement (if any) will not apply for such Plan Year. If the Plan still fails to satisfy the coverage requirements after such modification, then the Hours of Service requirement will be applied using 500 Hours of Service instead of the number otherwise specified in the Adoption Agreement.

20.3 Qualified Military Service. The Plan will comply with the requirements of Code § 414(u) with respect to each Participant who is absent from service because of “qualified military service” (as defined in code § 414(u)(5)) provided that he/she returns to employment within such period after the end of the qualified military service as is prescribed under Code § 414(u) (or other federal law cited therein). Accordingly, any such Participant will be permitted to make additional Employee Pre-Tax Contributions after his/her reemployment, will receive Employer Contributions, and will receive service credit for the period of qualified military service as required under Code § 414(u).

This provision will apply beginning on December 12, 1994.

20.4 No Diversion. The Funding Vehicle(s) will be for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Accordingly, Plan Assets may not be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries and no amendment will be effective if it causes such diversion. Notwithstanding the foregoing:

(a) Contributions Made by Mistake. If any contribution (or portion thereof) is made by a mistake of fact, the Funding Agent will, upon written direction of the Lead Employer or Plan Administrator, return such contribution within one year after the payment of the contribution to the Funding Vehicle. However, gains attributable to such contribution or portion thereof will not be returned, but will remain in the Funding Vehicle and will be credited to a Pending Allocation Account. However, the amount returned will be reduced by any losses attributable to such contribution (or portion thereof).

(b) Contributions Conditioned on Qualification. Contributions are conditioned upon initial qualification of the Plan under Code § 401(a). If the Plan receives an adverse determination from the Internal Revenue Service with respect to such initial qualification, the Funding Agent will, upon written direction of the Lead Employer or Plan Administrator, return the amount of such contribution within one year after the date of denial of qualification of the Plan; provided, however, that the application for qualification must have been submitted to the Internal Revenue Service by the time prescribed by law for filing the Lead Employer’s federal income tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the

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Treasury may prescribe. For this purpose, the amount to be so returned will be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Plan Assets attributable to the contributions actually made to the Plan.

(c) Contributions Conditioned on Deductibility. Each employer contribution is conditioned upon its deductibility under Code § 404. To the extent the deduction is disallowed by the Internal Revenue Service, the Funding Agent will, upon written direction of the Lead Employer or Plan Administrator, return such contribution (to the extent disallowed) within one year after the disallowance of the deduction. However, gains attributable to such contribution (or disallowed portion thereof) will not be returned but will remain in the Funding Vehicle and will be credited to a Pending Allocation Account, and the amount returned will be reduced by any losses attributable to such contribution (or disallowed portion thereof).

(d) Residual Assets. If any residual assets remain in the Funding Vehicles after the liabilities of the Plan to Participants and Beneficiaries have been satisfied, such residual assets will be returned to Participating Employers.

In the case of any such return of contributions, adjustments will be made to the Contribution Accounts of Participants, and any Pending Allocation Account resulting from gains on returned amounts will be applied, in such manner as is directed by the Plan Administrator.

20.5 Qualified Domestic Relations Orders. Notwithstanding any contrary provision, an individual who is entitled to payments from the Plan as an “alternate payee” pursuant to a qualified domestic relations order (as defined in Code § 414(p)) may, if the order so provides, receive a lump sum payment from the Plan of the amount payable to such individual as soon as administratively practicable after the date the order is determined to be a qualified domestic relations order, and all time for appeal of such determination has elapsed under the qualified domestic relations order procedures prescribed by the Plan Administrator. This payment form is available in addition to any payment forms otherwise provided under the Plan and authorized under the qualified domestic relations order.

The Plan Administrator will be responsible for determining the “qualified” status of a domestic relations order, and a domestic relations order will not be effective for any purpose of the Plan until it is adopted by the court or applicable state authority and it is determined to be a qualified domestic relations order by the Plan Administrator. The Plan Administrator is not obligated to take any action (e.g., suspending distributions or investment transactions) in response to a proposed or draft order, or on information that any order is to be filed with the Plan. Further, the Plan Administrator may suspend payments under an order that it previously has determined to be a qualified domestic relations order if the Plan Administrator has received evidence calling into question the validity of such order under applicable domestic relations law. In such case, the Plan Administrator will take such actions as he/she/it deems reasonable to determine the validity of the order.

A qualified domestic relations order may provide for an immediate assignment of only the vested portion of a Contribution Account, but may not provide for an immediate assignment of that portion of the vested portion of a Contribution Account that is subject to any lien (e.g., the portion that is subject to a tax levy, or the portion that secures a loan made to the Participant).

20.6 Use of Employer’s Checking Account for Withholding. If the Plan is required to electronically pay any federal tax withholding amount on any withdrawal or distribution, the Plan Administrator may direct that the tax withheld on the withdrawal or distribution be transferred to the checking account of the Lead Employer to facilitate the electronic payment of such withholding amount, subject to the approval of the Funding Agent.

20.7 Insurance Company Not Responsible for Validity of Plan. No insurance company that issues a contract under the Plan will have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and will have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether an individual on whose life any contract is to be issued is entitled to such contract under the Plan.

20.8 Adjustment of Dollar Limits. The dollar limits imposed under the Code for various purposes as specified in the Plan will be adjusted from time to time for cost-of-living increases as provided in the Code.

20.9 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with any Controlled Group Member. Participation in the Plan will in no way interfere with any rights the employer has to determine the duration of employment or the duration of an individual’s status as a Self-Employed Individual.

20.10 Headings. Headings at the beginning of Articles and Sections are for convenience of reference, will not be considered a part of the text of the Plan, and will not influence its construction.

20.11 Capitalized Definitions. Capitalized terms used in the Plan will have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

20.12 Gender. Any references to the masculine gender include the feminine and vice versa.

20.13 Use of Compounds of Word “Here”. Use of the words “hereof”, “herein”, “hereunder”, or similar compounds of the word “here” will mean and refer to the entire Plan unless the context clearly indicates to the contrary.

20.14 Plan Construed as a Whole. The provisions of the Plan will be construed as a whole in such manner as to carry out the provisions thereof and will not be construed separately without relation to the context.

20.15 Benefiting. A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. § 1.410(b)-3(a).

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